Prospectus Supplement No. 10

(to Prospectus dated October 2, 2023)

Prospectus Supplement No. 10

(to Prospectus, dated October 2, 2023)

Prospectus Supplement No. 10

(to Prospectus, dated October 2, 2023)

Prospectus Supplement No. 10

(to Prospectus, dated October 2, 2023)

Prospectus Supplement No. 6

(to Prospectus, dated December 26, 2023)

Filed Pursuant to Rule 424(b)(3) Registration No. 333-273328 Registration No. 333-273326 Registration No. 333-268741 Registration No. 333-273322 Registration No. 333-275174

BENEFICIENT

468,562 Shares of Class A Common Stock

91,240,875 Shares of Class A Common Stock

23,625,000 Shares of Class A Common Stock and 23,625,000 Shares of Series A Convertible Preferred Stock

of Beneficient Underlying the Private and Public Warrants

3,881,250 Shares of Class A Common Stock Underlying 15,525,000 Shares of Series A Convertible Preferred

Stock of Beneficient

225,455,974 Shares of Class A Common Stock

(Inclusive of 132,500 Shares of Class A Common Stock Underlying the Warrants and 33,125 Shares of Class A

Common Stock Underlying the Series A Convertible Preferred Stock)

132,500 Warrants to Purchase Shares of Class A Common Stock and Shares of Series A Convertible

Preferred Stock

132,500 Shares of Series A Convertible Preferred Stock Underlying the Warrants

17,901,459 Shares of Class A Common Stock

(Inclusive of 942,249 Shares of Class A Common Stock Underlying the Warrants and 235,562 Shares of Class A

Common Stock Underlying the Series A Convertible Preferred Stock)

942,249 Warrants to Purchase Shares of Class A Common Stock and Shares of Series A Convertible

Preferred Stock

942,249 Shares of Series A Convertible Preferred Stock Underlying the Warrants

This prospectus supplement updates and supplements the prospectus of Beneficient, a Nevada corporation (the “Company,” “we,” “us” or “our”), dated October 2, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-273328) (the “Maxim Prospectus”), the prospectus dated October 2, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-273326) (the “SEPA Prospectus”), the prospectus dated October 2, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-273322) (the “Omnibus Prospectus”), the prospectus dated October 2, 2023, which forms a part of our Post-Effective Amendment on Form S-1 to our Registration Statement on Form S-4, as amended (Registration No. 333-268741) and the prospectus dated December 26, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-275174) (the “GRID Prospectus” and, collectively with the Post-Effective Amendment Prospectus, the Maxim Prospectus, SEPA Prospectus and Omnibus Prospectus, the “Prospectuses”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2024. Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectuses. This prospectus supplement updates and supplements the information in the Prospectuses. If there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Class A common stock, par value $0.001 per share (the “Class A common stock”), is listed on The Nasdaq Capital Market under the symbol “BENF,” and the warrants, with each warrant exercisable for one share of Class A common stock and one share of Series A preferred stock, par value $0.001 per share, at an exercise price of $11.50 (the “Warrants”), are listed on The Nasdaq Capital Market under the symbol “BENFW”. On April 15, 2024, the last reported sales price of the Class A common stock was $0.09 per share, and the last reported sales price of our Warrants was $0.0081 per Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. Certain holders of our Class B common stock, par value $0.001 per share (the “Class B common stock”), have entered into a stockholders agreement concerning the election of directors of the Company, and holders of Class B common stock have the right to elect a majority of the Company’s directors. As a result, the Company is a “controlled company” within the meaning of the Nasdaq Listing Rules and may elect not to comply with certain corporate governance standards.

Investing in our securities involves risk. See the sections entitled “Risk Factors” beginning on page 17 of the Maxim Prospectus, page 12 of the SEPA Prospectus, page 13 of the Omnibus Prospectus, page 13 of the Post-Effective Amendment Prospectus Supplement and page 15 of the GRID Prospectus, and under similar headings in any further amendments or supplements to the Prospectuses, to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if any Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 16, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2024

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850
Dallas, Texas 75201
(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, at the special meeting of stockholders of Beneficient (the “Company”) held on March 21, 2024, the Company obtained stockholder approval for a reverse stock split of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) at a ratio in the range of 1-for-10 to 1-for-100 (the “Reverse Stock Split”) and a simultaneous proportionate reduction in the authorized shares of each class of Common Stock as required by Nevada Revised Statues Section 78.207. The Board of Directors of the Company (the “Board”) subsequently approved a Reverse Stock Split ratio of 1-for-80 to be effective April 18, 2024.

In connection with the Reverse Stock Split, on April 11, 2024, the Company, in its capacity as the sole managing member and the sole non-managing member of Beneficient Company Group, L.L.C. (“Ben LLC”), entered into and adopted the Second Amended and Restated Limited Liability Company Agreement of Beneficient Company Group, L.L.C. (the “Ben LLC A&R LLCA”), which will become effective on April 18, 2024, simultaneously with the effectiveness of the Reverse Stock Split. The Ben LLC A&R LLCA provides that, among other things, in the event that the Company at any time (i) subdivides (by any stock split, dividend, recapitalization or otherwise), the outstanding shares of the Class A Common Stock (and Class B Common Stock, as applicable) of the Company into a greater number of shares, Ben LLC shall (A) cause the issuance of additional Class A Units of Ben LLC (the “Ben LLC Class A Units”) and (B) cause Beneficient Company Holdings, L.P. (“BCH”) to issue additional Class A Units of BCH (the “BCH Class A Units”) (and such other limited partner interests, if any, as determined by Ben LLC in its capacity as general partner of BCH to be appropriate), in both cases to reflect the increase in the number of shares of Common Stock of the Company outstanding, and (ii) combines (by combination, reverse split or otherwise) the outstanding shares of Class A Common Stock (and Class B Common Stock, as applicable) of the Company into a smaller number of shares, Ben LLC shall (A) cause a reduction in the number of Ben LLC Class A Units outstanding and (B) cause BCH to reduce the number of BCH Class A Units (and such other limited partner interests, if any, as determined by Ben LLC in its capacity as the general partner of BCH to be appropriate), in both cases to reflect the decrease in the number of shares of Common Stock of the Company outstanding.

Also in connection with the Reverse Stock Split, on April 11, 2024, Ben LLC, in its capacity as the sole general partner of BCH, entered into and adopted the Ninth Amended and Restated Limited Partnership Agreement of BCH (the “BCH LPA”), which will become effective on April 18, 2024, simultaneously with the effectiveness of the Reverse Stock Split. The BCH LPA provides for, among other things, (i) the combination of certain units of BCH in connection with the Reverse Stock Split and the corresponding reverse unit split of the Ben LLC Class A Units as well as amendments to the definition of the Preferred Series A Subclass 0 Unit Conversion Price and Preferred Series A Subclass 1 Unit Conversion Price (each as defined in the BCH LPA) and (ii) remove references to the previously authorized Preferred Series C Subclass 1 Unit Accounts (as defined in the BCH LPA), which are no longer outstanding.

The foregoing descriptions of the Ben LLC A&R LLCA and the BCH LPA do not purport to be complete and are qualified in their entirety by reference to the Ben LLC A&R LLCA and the BCH LPA, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On April 15, 2024, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to effect the Reverse Stock Split at a ratio of 1-for-80 and a simultaneous proportionate reduction in the authorized shares of each class of Common Stock. The Reverse Stock Split is expected to become effective at 12:01 a.m. Eastern Time on April 18, 2024 (the “Effective Time”). At the Effective Time, every 80 shares of the Company’s issued and outstanding Common Stock will automatically convert into one share of Common Stock, without any change in the par value per share. Also as a result of the Reverse Stock Split, the number of the Company’s authorized shares of Class A Common Stock and Class B Common Stock will be proportionally reduced from 1,500,000,000 and 20,000,000, respectively, to 18,750,000 and 250,000, respectively. The Reverse Stock Split will also effect a reduction in the number of shares issuable pursuant to the Company’s equity awards, warrants and convertible preferred stock outstanding as of the effective time of the Reverse Stock Split with a corresponding increase in the exercise or conversion price per share.

It is expected that the Class A Common Stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market when the market opens on April 18, 2024, under the existing trading symbol “BENF.” The new CUSIP number for the Class A Common Stock following the Reverse Stock Split will be 08178Q309.

No fractional shares will be issued as a result of the Reverse Stock Split. If a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio, such stockholder will be entitled to receive an additional share of Common Stock in lieu of a fractional share.

The foregoing description of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the Certificate of Change, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 16, 2024, the Company issued a press release announcing an anticipated effective date of April 18, 2024 for the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01	Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Change to the Articles of Incorporation, filed April 15, 2024.

10.1	Second Amended and Restated Limited Liability Company Agreement of Beneficient Company Group, L.L.C., effective April 18, 2024.

10.2	Ninth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P., effective April 18, 2024.

99.1	Press Release of Beneficient issued April 16, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the effective date of the Reverse Stock Split and the trading of the Class A Common Stock on a split-adjusted basis. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For other important factors that could cause actual results to differ materially from the forward-looking statements in this proxy statement, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2023, as updated by the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2023, September 30, 2023 and December 31, 2023, each of which is available on the Company’s Investor Relations website at www.trustben.com and on the Securities and Exchange Commission website at www.sec.gov. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances. Capitalized terms shall have the meanings ascribed to such terms in the Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President and Chief Legal Officer
Dated:	April 16, 2024

Exhibit 3.1

STATE OF NEVADA
FRANCISCO V. AGUILAR Secretary of State		Commercial Recordings Division 401 N. Carson Street
Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138
DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings	OFFICE OF THE SECRETARY OF STATE	North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/15/2024
Work Order Item Number:	W2024041500391-3613644
Filing Number:	20243990658
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	4/15/2024 8:55:00 AM
Filing Page(s):	1

Indexed Entity Information:
Entity ID: E32494422023-9	Entity Name: Beneficient
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

CAPITOL CORPORATE SERVICES, INC.

716 N. Carson St. #B, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording Division

401 N. Carson Street

	Filed in the Office of	Business Number E32494422023-9
Filing Number
20243990658
FRANCISCO V. AGUILAR	Secretary of State	Filed On
Secretary of State	State Of Nevada	4/15/2024 8:55:00 AM
401 North Carson Street		Number of Pages
Carson City, Nevada 89701-4201		1
(775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:		Name of entity as on file with the Nevada Secretary of State:

Beneficient

	Entity or Nevada Business Identification Number (NVID):	E32494422023-9

2. Current Authorized Shares:		The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
Common shares authorized: 1,520,000,000, par value $0.001 per share (includes 1,500,000,000 shares of Class A common stock, par value $0 .001 per share and 20,000,000 shares of Class B common stock, par value $0.001 per share); Preferred shares authorized : 250,000,000, par value $0.001 per share

3. Authorized Shares After Change:		The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Common shares authorized : 19,000,000, par value $0.001 per share (includes 18,750,000 shares of Class A common stock, par value $0.001 per share and 250,000 shares of Class B common stock, par value $0.001 per share); Preferred shares authorized: 250,000,000, par value $0.001 per share

4. Issuance:		The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock, par value $0.001, will be issued in exchange for eighty (80) shares of common stock, par value $0.001

6. Provisions:

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares resulting from the 80:1 reverse stock split will be rounded up to the nearest whole share.

6. Provisions:		The required approval of the stockholders has been obtained.

7. Effective date and time: (Optional)	Date:	04/18/2024	Time:	12:01 a.m. ET
(must not be later than 90 days after the certificate is filed)

8. Signature:	David B. Rost	General Counsel	04/15/2024
(Required)	Signature of Officer	Title	Date

This form must be accompanied by appropriate fees.	Page 1 of 1
If necessary, additional pages may be attached to this form.	Revised: 8/1/2023

Exhibit 10.1

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

BENEFICIENT COMPANY GROUP, L.L.C.

A Delaware Limited Liability Company

i

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BENEFICIENT COMPANY GROUP, L.L.C.

This Second Amended and Restated Limited Liability Company Agreement of Beneficient Company Group, L.L.C., a Delaware limited liability company (the “Company”), is entered into effective as of April 18, 2024 (the “Effective Date”), by and between the Persons executing this Agreement as of the Effective Date as Members, and each other Person who becomes a Member of the Company and becomes a party to this Agreement.

WHEREAS, The Beneficient Company Group, L.P. (the “Initial Member”) previously entered into that certain Limited Liability Company Agreement dated as of December 8, 2022, which Limited Liability Company Agreement was initially amended and restated pursuant to that certain First Amended and Restated Limited Liability Company Agreement of the Company dated June 6, 2023 (the “Existing Agreement”); and

WHEREAS, the parties desire to enter into this Second Amended and Restated Limited Liability Company Agreement (the “Agreement”) to amend the Existing Agreement as herein provided.

NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto agree to amend and restate the Existing Agreement, as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning assigned to such term in Section 5.3(d).

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Beneficient Company Group, L.L.C. as it may be amended, supplemented or restated from time to time.

“Allocated Payments” has the meaning assigned to such term in Section 6.4.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Ben Holdings” means Beneficient Company Holdings, L.P.

“Ben Holdings Class A Units” means the Class A Units of Ben Holdings.

“Ben Holdings LPA” means the Eighth Amended and Restated Limited Partnership Agreement of Ben Holdings, as amended from time to time in accordance with its terms.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and “Beneficially Own” shall have a correlative meaning).

“Beneficient” means Beneficient, a Nevada corporation.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Account” has the meaning assigned to such term in Section 6.1(a).

“Capital Contribution” means any cash or cash equivalents or other property valued at its fair market value that a Member has contributed or contributes to the Company pursuant to this Agreement.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Managing Member, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) (including the issuance of a Noncompensatory Option), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Membership Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member in exchange for a Membership Interest; (c) the date a Membership Interest is relinquished to the Company; (d) the date that the Company issues more than a de minimis Membership Interest to a new Member in exchange for services; or (e) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b) (c), (d) and (e) above shall be made only if such adjustments are deemed necessary or appropriate by the Managing Member to reflect the relative economic interests of the Members. The Carrying Value of any Company asset distributed to any Member shall be adjusted immediately before such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis. For the avoidance of doubt, adjustments to the Carrying Value, as defined here, of any assets held directly or indirectly by the Company (including interests in, or assets held through, Subsidiaries treated as corporations for U.S. federal income tax purposes) shall be made in a manner reasonably determined by the Managing Member in its reasonable discretion to reflect the overall allocations among the Company and its Subsidiaries. In the event of the issuance of Membership Interests or increases to applicable Capital Account balances pursuant to the exercise of a Noncompensatory Option where the right to share in Company capital represented by such Membership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Company property immediately after the issuance of such Membership Interest shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to such Company property and the Capital Accounts of the Members shall be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided, further, that in the event of an issuance of Membership Interests for a de minimis amount of cash or contributed property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Membership Interest, or in the event of an issuance of a de minimis amount of Membership Interests as consideration for the provision of services, the Managing Member may determine that such adjustments are unnecessary for the proper administration of the Company. If, upon the occurrence of a revaluation event described in this definition of Carrying Value, a Noncompensatory Option of the Company is outstanding, the Company shall adjust the Carrying Value of each Company property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such unrealized gain or unrealized loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Membership Interests (or, in the case of a revaluation event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Membership Interests acquired pursuant to the exercise of such Noncompensatory Option if required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the Managing Member using such reasonable method of valuation as it may adopt.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more Units or a certificate, in such form as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more other Company Securities.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.2, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the Managing Member by which a Member certifies that it (and if it is a nominee holding for the account of another Person, that to the best of its knowledge such other Person) is an Eligible Citizen.

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of Beneficient.

“Class A Units” means Units of Membership Interests designated as Class A Units and representing a fractional part of the Non-Managing Member Interests of all Non-Managing Members and having the rights and obligations specified with respect to Class A Units in this Agreement.

“Class B Common Stock” means the Class B common stock, par value $0.001 per share, of Beneficient.

“Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Membership Interests of such class are listed or admitted to trading or, if such Membership Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Membership Interest of such class, or, if on any such day such Membership Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Membership Interests of such class selected by the Managing Member, or if on any such day no market maker is making a market in such Membership Interests of such class, the fair value of such Membership Interests on such day as determined by the Managing Member.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” means Beneficient Company Group, L.L.C., a Delaware limited liability company.

“Company Group” means the Company, Ben Holdings and all of their Subsidiaries treated as a single consolidated entity.

“Company Sale” means, unless otherwise determined by the Managing Member in its reasonable discretion, the sale, exchange, or other disposition, or sale of control, in one or more related transactions (transactions occurring within any 36-month period shall be deemed to be related unless determined otherwise by the Managing Member in its reasonable discretion), of or over, (a) the Company, (b) 40% or more of the Company’s total assets (by value), or (c) assets of any direct or indirect Subsidiary of the Company; provided, that such sales(s), exchange(s), or other disposition(s) represents more than 40% of the Company’s total assets (by value).

“Company Security” means any equity interest in the Company (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Company), including without limitation, the Class A Common Units.

“Consenting Parties” has the meaning assigned to such term in Section 15.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings.

“Current Market Price” as of any date of any class of Membership Interests means the average of the daily Closing Prices per Membership Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended, supplemented or restated from time to time and any successor to such statute.

“Depositary” means, with respect to any Units evidenced by Certificates issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Dispute” has the meaning assigned to such term in Section 15.9.

“Effective Date” has the meaning set forth in the preamble.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Member the Managing Member determines does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Exchange Agreement” means one or more exchange agreements providing for the exchange of partnership interests, membership interests or other securities issued by the Company, Ben Holdings or other members of the Company Group for shares of Class A Common Stock or the distribution of cash in lieu of shares of Class A Common Stock.

“Existing Agreement” has the meaning assigned to such term in the recitals.

“Fiscal Year” has the meaning assigned to such term in Section 8.2.

“Further Guidance” means any (i) statutory amendments, (ii) temporary, proposed, or final Treasury Regulations or similar regulations or rules, (iii) notice, announcement, revenue ruling, revenue procedure, or similar authority or guidance, or (iv) administrative, judicial, or legislative interpretations, in each case, issued by a taxing authority with respect to the Partnership Tax Audit Rules and including any successor or additional provisions.

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any Company Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Membership Interests.

“Group Member” means a member of the Company Group.

“Indemnitee” means (a) any Managing Member, (b) any former Managing Member, (c) the Initial Member, (d) any Person who is or was a tax matters partner (or partnership representative or designated individual), an officer or a director of the Managing Member, any former Managing Member or any Group Member, (e) any officer or director of the Managing Member or any former Managing Member who is or was serving at the request of the Managing Member or any former Managing Member as an officer, director, employee, member, partner, tax matters partner (or partnership representative or designated individual), agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the Managing Member designates as an “Indemnitee” for purposes of this Agreement.

“Initial Member” has the meaning assigned to such term in the recitals.

“Interest Designation” has the meaning assigned to such term in Section 5.3(b).

“Liquidation Date” means the date on which any event giving rise to the dissolution of the Company occurs.

“Liquidator” means the Managing Member or one or more Persons as may be selected by the Managing Member to perform the functions described in Section 12.2 as liquidating trustee of the Company within the meaning of the Delaware LLC Act.

“Managing Member” means Beneficient, and its successors and assigns that are admitted to the Company as the managing member of the Company, in its capacity as the managing member of the Company, pursuant to the terms of this Agreement. The Managing Member is the sole managing member of the Company and the sole holder of the Managing Member Interest. The Managing Member shall constitute a “manager” (as that term is defined in the Delaware LLC Act) of the Company.

“Managing Member Interest” means the non-economic management and ownership interest of the Managing Member in the Company (in its capacity as a managing member without reference to any other Membership Interest held by it) and includes any and all benefits to which a Managing Member is entitled as provided in this Agreement, together with all obligations of a Managing Member to comply with the terms and provisions of this Agreement.

“Members” means the Managing Member and the Non-Managing Members. “Member” shall refer to any one of the Members. The Members together shall constitute the “members” (as that term is defined in the Delaware LLC Act) of the Company.

“Membership Interest” means, as applicable, the Managing Member Interest and any Non-Managing Member Interests.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act or any successor thereto and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act) or an automatic quotation system that the Managing Member shall designate as a National Securities Exchange with respect to any Company Securities for purposes of this Agreement.

“Net Income (Loss)” for any Fiscal Year (or other fiscal period) means the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (i) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Non-citizen Assignee” means a Person who the Managing Member has determined does not constitute an Eligible Citizen and as to whose Membership Interests the Managing Member has become the Member, pursuant to Section 4.8.

“Noncompensatory Option” has the meaning set forth in Treasury Regulations Section 1.721-2(f).

“Non-Managing Member Interest” means an interest of a Non-Managing Member in the Company (or by a Person that would be a Non-Managing Member if properly admitted as such in accordance with this Agreement), including such Person’s right, as applicable, (i) to a distributive share of net income, net losses, and other items of income, gain, loss, and deduction of the Company; (ii) to a distributive share of the assets of the Company; (iii) to vote on, consent to, or otherwise participate in any decision of the Non-Managing Members as provided in this Agreement; and (iv) to any and all other benefits to which a Non-Managing Member may be entitled as provided in this Agreement or the Delaware LLC Act. Except to the extent otherwise expressly set forth herein, for purposes of this Agreement and the Delaware LLC Act, the Non-Managing Member Interests shall constitute a single class or group of membership interests.

“Non-Managing Members” means all of the Persons executing this Agreement or a joinder hereto in a capacity other than Managing Member or hereafter admitted to the Company as a Non-Managing Member as provided in this Agreement, but shall not include any Person who has ceased to be a Non-Managing Member of the Company.

“Opinion of Counsel” means a written opinion of counsel or, in the case of tax matters, a qualified tax advisor (who may be regular counsel or tax adviser, as the case may be, to the Company or the Managing Member or any of its Affiliates) acceptable to the Managing Member.

“Outstanding” means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the books and records as of the date of determination; provided that any Non-Managing Member Interest held by a Non-Managing Member shall not, except as expressly set forth in this Agreement or as required by law, be entitled to vote and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by this Agreement or by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement or the Delaware LLC Act.

“Partnership Tax Audit Rules” means Subchapter C of Chapter 63 of the Code, currently Code Sections 6221 through 6241, together with any (i) similar provision of state, local or non-U.S. tax laws, or (ii) Further Guidance.

“Percentage Interest” means, as of any date of determination, (a) as to a holder of any class or series of Units, the product obtained by multiplying (i) 100% by (ii) the quotient obtained by dividing (x) the number of Units of such class or series held by such holder by (y) the total number of outstanding Units of such class or series, and (b) as to the Members, or as to a holder of any class or series of Membership Interests that are not designated as a Unit, the relative portion of the Capital Account balance of such Member, or of any such class or series of Membership Interests held by such holder, expressed as a percentage.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Pro Rata” means, unless otherwise provided in this Agreement, (a) when used with respect to each category of Units, or any class, accounts or series thereof, apportioned equally among all designated Units (or categories, classes or series thereof) or, with respect to any Membership Interest that is not designated as a Unit, in accordance with Capital Account balances with respect to such Membership Interests, or any class or accounts thereof and (b) when used with respect to Members, apportioned among all Members in accordance with their relative portion of the Capital Account balance of all Members. For the avoidance of doubt, Pro Rata apportionments under this Agreement are made without conversion or exchange of any outstanding Membership Interests.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company or, with respect to the final fiscal quarter of the Company, the relevant portion of such fiscal quarter.

“Record Date” means the date and time established by the Managing Member pursuant to this Agreement or, if applicable, the Liquidator pursuant to Section 12.2, for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer or other business of the Company. For the avoidance of doubt, Section 13.6 of this Agreement shall not apply to any Record Date set by the Managing Member for purposes of determining the identity of Record Holders entitled to receive any report or distribution or participate in any offer.

“Record Holder” means the Person in whose name a Membership Interest is registered on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, in each case, as of the Record Date.

“Redeemable Interests” means any Membership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Statement” means the Registration Statement of Beneficient on Form S-4 or such other form as may be filed (and amended or supplemented from time to time) by Beneficient with the Commission under the Securities Act and/or Securities Exchange Act to register the issuance of the Class A Common Stock of Beneficient under the Securities Act and/or Securities Exchange Act in connection with the consummation of the transactions contemplated by that certain Business Combination Agreement dated September 21, 2022 by and among Avalon Acquisition Inc., Beneficient Merger Sub I, Inc., Beneficient Merger Sub II, LLC and BCG.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person, at the date of determination, (i) is a general partner of such partnership, (ii) owns more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class), directly or indirectly, or (iii) otherwise controls such partnership, directly or indirectly, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, (i) has at least a majority ownership interest, (ii) has the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (iii) otherwise controls such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Trading Day” means a day on which the principal National Securities Exchange on which the Membership Interests of any class are listed or admitted to trading is open for the transaction of business or, if Membership Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the Managing Member or one of its Affiliates) as shall be appointed from time to time by the Managing Member to act as registrar and transfer agent for Company Securities; provided that if no Transfer Agent is specifically designated for any Company Securities, the Managing Member shall act in such capacity.

“Unit” means a Membership Interest that is designated as a “Unit” and shall include the Class A Units.

“Unitholders” means the holders of Units.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

Section 1.2. Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the Managing Member, any action taken pursuant thereto and any determination made by the Managing Member shall, in each case, be conclusive and binding on all Record Holders, each other Person or Group who acquires an interest in a Membership Interest and all other Persons for all purposes.

ARTICLE II

ORGANIZATION

Section 2.1. Member. Beneficient, successor by way of the statutory conversion of the Initial Member, continues to be admitted as the sole Managing Member and sole Non-Managing Member of the Company upon execution of this Agreement. The books and records of the

Company shall be amended from time to time to reflect the admission and withdrawal of Members and the transfer or assignment of Membership Interests pursuant to the terms of this Agreement. Additional Persons may be admitted to the Company as Members from time to time on such terms and conditions as may be determined by the Managing Member.

Section 2.2. Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware LLC Act. All Membership Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.3. Name. The name of the Company shall be Beneficient Company Group, L.L.C. The Company’s business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member. The words “Limited Liability Company,” “L.L.C.,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time by filing an amendment to the Certificate of Formation (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Members of such change in the next regular communication to the Members.

Section 2.4. Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Managing Member by filing an amendment to the Certificate of Formation (and upon any such filing this Agreement shall be deemed automatically amended to change the registered office and the registered agent of the Company) the registered office of the Company in the State of Delaware is located at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The principal office of the Company is located at 325 N. St. Paul Street, Suite 4850, Dallas TX 75201 or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems necessary or appropriate.

Section 2.5. Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be to (a) act as the general partner and a limited partner of Ben Holdings, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing Member and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware LLC Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (c) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the Managing Member shall have no duty (including any fiduciary duty) or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement to propose or approve the conduct by the Company of any business and may, free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any other Person bound by this Agreement, decline to propose or approve the conduct by the Company of any business and, in so declining to propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware LLC Act or any other provision of law, rule or regulation or equity.

Section 2.6. Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.5 and for the protection and benefit of the Company to the maximum extent permitted.

Section 2.7. Power of Attorney.

(a) Each Non-Managing Member and Record Holder hereby constitutes and appoints the Managing Member and, if a Liquidator (other than the Managing Member) shall have been selected pursuant to Section 12.2, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof and any resolution, consent, approval, voting ballot, voting certification or other voting mechanism) that the Managing Member or the Liquidator determines to be necessary or appropriate to conduct the purposes of the Company as provided in Section 2.5 as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all amendments to this Agreement adopted in accordance with the terms hereof and all certificates, documents and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Managing Member or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Company pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, this Agreement; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Company Securities issued pursuant to Section 5.3; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Company pursuant to Article XIV or otherwise in connection with a change of jurisdiction of the Company.

Nothing contained in this Section 2.7(a) shall be construed as authorizing the Managing Member to amend, change or modify this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Non-Managing Member or Record Holder and the transfer of all or any portion of such Non-Managing Member’s or Record Holder’s Membership Interest and shall extend to such Non-Managing Member’s or Record Holder’s heirs, successors, assigns and personal representatives. Each such Non-Managing Member or Record Holder hereby agrees to be bound by any representation made by the Managing Member or the Liquidator acting in good faith pursuant to such power of attorney; and each such Non-Managing Member or Record Holder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member or the Liquidator taken in good faith under such power of attorney. Each Non-Managing Member and Record Holder shall execute and deliver to the Managing Member or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator may request in order to effectuate this Agreement and the purposes of the Company.

Section 2.8. Term. The term of the Company shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware LLC Act.

Section 2.9. Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member, one or more of its Affiliates or one or more nominees, as the Managing Member may determine. The Managing Member hereby declares and warrants that any Company assets for which record title is held in the name of the Managing Member or one or more of its Affiliates or one or more nominees shall be held by the Managing Member or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company as soon as reasonably practicable; provided further that prior to the withdrawal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Managing Member. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Section 2.10. No State-Law Partnership. Nothing stated in this Agreement may be interpreted or construed so as to treat or consider the Company as a partnership, limited partnership, or joint venture for general state law purposes, and no Member of the Company may be considered a partner or joint venturer of the Company, the Managing Member, or any other Member. Notwithstanding the preceding sentence, if the Company has more than one member under the Code, the Company shall be treated as a partnership for federal and state taxation purposes, and no Person has any power or authority whatsoever to take any action or to refrain from taking any action that would have the effect of precluding the application of Subchapter K of the Code and corresponding provisions of state tax law to the Company and the Members; provided that if the Company is deemed to have only one member for federal income tax purposes then the Company shall be disregarded as an entity separate from such Member for so long as the Company is deemed to have a single member under the Code.

ARTICLE III

RIGHTS OF MEMBERS

Section 3.1. Limitation of Liability. The Members shall have no liability under this Agreement except as expressly provided in this Agreement or as required by the Delaware LLC Act.

Section 3.2. Management of Business. Other than the Managing Member, in its capacity as such, no Member shall participate in the operation, management or control (within the meaning of the Delaware LLC Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

Section 3.3. Outside Activities of the Members. Each Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group or an Affiliate of a Group Member, and, to the fullest extent permitted by law, none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at Law, in equity or otherwise to the Company or any Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business interests or activities of any Member. The rights that any Member has under this Section 3.3 shall not prejudice the rights that such Member may have under any other provision of this Agreement.

Section 3.4. Rights of Non-Managing Members.

(a) To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any agreement contemplated herein or applicable provisions of law or equity or otherwise, including the Delaware LLC Act, pursuant to Section 18-305(g) of the Delaware LLC Act, the Non-Managing Members shall only have such rights to obtain information relating to the Company as is expressly provided in this Section 3.4(a), and the Non-Managing Members acknowledge that they do not have any other rights to obtain information relating to the Company or access to books and records of the Company under Section 18-305 of the Delaware LLC Act, including, without limitation, the list of names and current addresses of the other Members of the Company. Except as limited by Sections 3.4(b) and 3.4(c), each Non-Managing Member shall have the right, for a purpose that is reasonably related to such Non-Managing Member’s interest as a Non-Managing Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Non-Managing Member’s own expense, to obtain a copy of this Agreement and the Certificate of Formation and all amendments hereto and thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate Formation and all amendments hereto and thereto have been executed.

(b) The Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets, and (ii) other information the disclosure of which the Managing Member believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential.

(c) Notwithstanding any other provision of this Agreement or Section 18-305 of the Delaware LLC Act, each of the Non-Managing Members and each other Person who acquires an interest in a Company Security hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Company or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Company or any Indemnitee relating to the affairs of the Company except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS

Section 4.1. Certificates.

(a) Notwithstanding anything otherwise to the contrary herein, unless the Managing Member shall determine otherwise in respect of some or all of any or all classes of Membership Interests, Membership Interests shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Company by the Managing Member (and by any two appropriate officers of Company or any two appropriate officers of the Managing Member on behalf of the Company).

(b) No Certificate evidencing any Membership Interests shall be valid for any purpose until it has been countersigned by, and registered on the books and records of, the Transfer Agent; provided however that if the Managing Member elects to issue Certificates evidencing any Membership Interests in global form, the Certificates evidencing such Membership Interests shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Certificates evidencing such Membership Interests have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile. If any Managing Member or Transfer Agent (or officer thereof) who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Managing Member or Transfer Agent (or officer thereof) before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Managing Member or Transfer Agent (or officer thereof) at the date of issue. Certificates for any Membership Interests shall be uniquely numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the Record Holder’s name and number.

Section 4.2. Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate evidencing any Membership Interests is surrendered to the Transfer Agent or any mutilated Certificate evidencing other Company Securities is surrendered to the Managing Member, the appropriate officers of the Company or the Managing Member on behalf of the Managing Member on behalf of the Company shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Company Securities as the Certificate so surrendered.

(b) The appropriate officers of the Company or of the Managing Member on behalf of the Managing Member on behalf of the Company shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Managing Member, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Managing Member has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Managing Member, delivers to the Managing Member a bond, in form and substance satisfactory to the Managing Member, with surety or sureties and with fixed or open penalty as the Managing Member may direct to indemnify the Company, the Managing Member and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Managing Member.

If a Record Holder fails to notify the Managing Member within a reasonable period of time after it has notice of the loss, destruction or theft of a Certificate, and a transfer of the Membership Interests represented by the Certificate is registered before the Company, the Managing Member or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Record Holder shall be precluded from making any claim against the Company, the Managing Member or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.

Section 4.3. Record Holders. The Company and the Managing Member shall be entitled to recognize the Record Holder as the owner with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any other Person, regardless of whether the Company or the

Managing Member shall have actual or other notice thereof, except as otherwise required by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Membership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Membership Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Membership Interest.

Section 4.4. Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Membership Interest, shall be deemed to refer to a transaction (i) by which the Managing Member assigns its Managing Member Interest to another Person who becomes the Managing Member, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (ii) by which the holder of a Non-Managing Member Interest assigns such Non-Managing Member Interest to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be null and void.

(c) No Non-Managing Member (other than any Non-Managing Member Interest held by the Managing Member) may transfer any Non-Managing Member Interest, in whole or in part, without the prior written consent of the Managing Member (which may be granted or withheld in its sole discretion); provided, further, that notwithstanding the foregoing and subject to the provisions of Section 4.7, a Non-Managing Member may transfer any of such Member’s Non-Managing Member Interest pursuant to and in accordance with an Exchange Agreement.

(d) Nothing contained in this Agreement shall be construed to prevent a disposition by the Managing Member of its Managing Member Interest or any disposition by any stockholder of the Managing Member of any or all of the issued and outstanding stock or other interests in the Managing Member.

Section 4.5. Registration and Transfer of Membership Interests.

(a) The Managing Member shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Company will provide for the registration and transfer of Membership Interests. The Managing Member shall from time to time appoint a Transfer Agent as registrar and transfer agent for the purpose of registering any Membership Interests and transfers of such Membership Interests as herein provided. In the absence of manifest error, the register kept by, or on behalf of, the Company shall be conclusive as to the identity of the holders of Membership Interests. Upon surrender of a Certificate for registration of transfer of any

Membership Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the Company or of the Managing Member on behalf of the Managing Member on behalf of the Company shall execute and deliver, and, as applicable, the Transfer Agent shall countersign and deliver, in the name of the Record Holder or the designated transferee or transferees, to the extent and as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Membership Interests as were evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 4.8, the Company shall not recognize any transfer of Membership Interests evidenced by Certificates until the Certificates evidencing such Membership Interests are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) By acceptance of the transfer of any Membership Interests in accordance with this Section 4.5 and not otherwise in breach of Section 4.4(c), each transferee of a Membership Interest (including any nominee holder or agent or representative acquiring such Membership Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Membership Interests so transferred or issued to such transferee or other recipient when any such transfer or admission is reflected in the books and records of the Company, without execution of this Agreement, (ii) shall be bound by the terms of this Agreement, without execution of this Agreement, (iii) shall become the Record Holder of the Membership Interests so transferred or issued, (iv) shall grant powers of attorney to the Managing Member, any Liquidator of the Company and each of their authorized officers, as provided herein, and (v) shall make the consents, acknowledgements and waivers contained in this Agreement. The transfer of any Membership Interests and the admission of any new Member shall not constitute an amendment to this Agreement.

(d) No transfer of a Membership Interest shall entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to Section 4.5(c).

(e) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.4, (iv) Section 4.7, (v) with respect to any class or series of Membership Interests, the provisions of any Interest Designation or amendment to this Agreement establishing such class or series, (vi) any contractual provisions binding on any Member and (vii) provisions of applicable law including the Securities Act, Membership Interests shall be freely transferable. Membership Interests may also be subject to any transfer restrictions contained in any employee related policies or equity benefit plans, programs or practices adopted on behalf of the Company or any Group Member.

Section 4.6. Transfer of the Managing Member’s Managing Member Interests.

(a) Subject to Section 4.6(b) below, the Managing Member may transfer all or any part of its Managing Member Interest to another Person without the approval of any other Members.

(b) Notwithstanding anything herein to the contrary, no transfer by the Managing Member of all or any part of its Managing Member Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Managing Member under this Agreement and to be bound by the provisions of this Agreement, (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Member, and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest held by the Managing Member as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Company as a Managing Member effective immediately prior to the transfer of such Managing Member Interest and the business of the Company shall continue without dissolution.

Section 4.7. Restrictions on Transfers.

(a) Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b) The Managing Member may impose restrictions on the transfer of Membership Interests if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The Managing Member may impose such restrictions by amending this Agreement.

(c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Membership Interests entered into through the facilities of any National Securities Exchange on which such Membership Interests are listed for trading.

Section 4.8. Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any law or regulation that, in the determination of the Managing Member, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Non-Managing Member, the Managing Member may request any Non-Managing Member to furnish to the Managing Member, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning its nationality, citizenship or other related status (or, if the Non-Managing Member is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Managing Member may request. If a Non-Managing Member fails to furnish to the Managing Member within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the Managing Member determines, with the advice of counsel, that a Non-Managing Member is not an Eligible Citizen, the Membership Interests owned by such Non-Managing Member shall be subject to redemption in accordance with the provisions of Section 4.9. The Managing Member also may require that the status of any such Non-Managing Member be changed to that of a Non-citizen Assignee and, thereupon, the Managing Member shall be substituted for such Non-citizen Assignee as the Non-Managing Member in respect of its Membership Interests.

(b) The Managing Member shall, in exercising any voting rights in respect of Non-Managing Member Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Non-Managing Members (including the Managing Member) in respect of Non-Managing Member Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Company, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.3 but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Company purposes as a purchase by the Company from the Non-citizen Assignee of his Non-Managing Member Interest (representing its right to receive its share of such distribution in kind).

(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Managing Member, request that with respect to any Non-Managing Member Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, such Non-citizen Assignee be admitted as a Non-Managing Member, and upon approval of the Managing Member, such Non-citizen Assignee shall be admitted as a Non-Managing Member and shall no longer constitute a Non-citizen Assignee and the Managing Member shall cease to be deemed to be the Non-Managing Member in respect of the Non-citizen Assignee’s Non-Managing Member Interests.

Section 4.9. Redemption of Membership Interests of Non-citizen Assignees.

(a) If at any time a Non-Managing Member fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the Managing Member determines, with the advice of counsel, that a Non-Managing Member is not an Eligible Citizen, the Managing Member, may cause the Company to, unless the Non-Managing Member establishes to the satisfaction of the Managing Member that such Non-Managing Member is an Eligible Citizen or has transferred his Non-Managing Member Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the Managing Member prior to the date fixed for redemption as provided below, redeem the Membership Interest of such Non-Managing Member as follows:

(i) The Managing Member shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Non-Managing Member, at his last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank) and that on and after the date fixed for redemption no further allocations or distributions to which the Non-Managing Member would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Membership Interests of the class to be so redeemed multiplied by the number of Membership Interests of each such class included among the Redeemable Interests. The redemption price shall be paid as determined by the Managing Member, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the prime lending rate prevailing on the date fixed for redemption as published by The Wall Street Journal, payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) The Non-Managing Member or his duly authorized representative shall be entitled to receive the payment for Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Non-Managing Member, at the place specified in the notice of redemption, of the Certificates evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Membership Interests; provided however, that pursuant to Section 7.11 the Redeemable Interests may be held in treasury.

(b) The provisions of this Section 4.9 shall also be applicable to Membership Interests held by a Member as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring its Membership Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Managing Member shall withdraw the notice of redemption, provided the transferee of such Membership Interest certifies to the satisfaction of the Managing Member in a Citizenship Certification that it is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

(d) Redemption Proceeds. Notwithstanding anything in Section 4.8 or Section 4.9 to the contrary, no proceeds shall be delivered to a Person to whom the delivery of such proceeds would violate applicable law, and in such case and in lieu thereof, the proceeds shall be delivered to a segregated and blocked account maintained by the Company for the eventual benefit of such Person upon the payment or delivery of such proceeds to such Person ceasing to violate applicable law, if such point occurs.

Section 4.10. Redemption of Non-Managing Member Interests in the Managing Member’s Discretion. If at any time the Managing Member determines that the redemption of all or a portion of a Non-Managing Member Interest is necessary or desirable under this Agreement or any applicable law, rule or regulation, then the Managing Member may cause the Company to redeem all or a portion of the Membership Interest of such Non-Managing Member. Under these circumstances, the Managing Member will cause such redemption consistent with the procedures set out in Section 4.9.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS

Section 5.1. Contributions by the Managing Member. The Managing Member, in its capacity as such, shall not be obligated to make any Capital Contributions to the Company.

Section 5.2. Interest and Withdrawal. No interest on Capital Contributions shall be paid by the Company. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions are made pursuant to this Agreement or upon dissolution of the Company and then in each case only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Members agree within the meaning of Section 18-502(b) of the Delaware LLC Act.

Section 5.3. Company Securities Generally.

(a) The Company may issue additional Company Securities and options, rights, warrants and appreciation rights relating to Company Securities for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, except as expressly provided otherwise in this Agreement, all without the approval of any Non-Managing Members, including pursuant to any Exchange Agreement, or pursuant to any conversion or exchange provision contained in the Ben Holdings LPA. The Company may reissue any Company Securities and options, rights, warrants and appreciation rights relating to Company Securities held by the Company in treasury for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of any Non-Managing Member. Upon any issuance of Company Securities pursuant to any Exchange Agreement or a conversion provision contained in this Agreement or contained in the Ben Holdings LPA, the Managing Member shall determine the disposition or allocation of any interests (including in any capital account) in Ben Holdings as necessary or appropriate in connection with such conversion.

As of the date of this Agreement, one class of Units out of the Non-Managing Member Interests has been designated: the Class A Units.

(b) Each additional Membership Interest authorized to be issued by the Company pursuant to Section 5.3(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by the Managing Member and reflected in a document approved by the Managing Member (each an “Interest Designation”), including (i) subject to redemption and if so, the time, manner and price of such redemption, (ii) entitled to receive distributions (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the distributions payable on any other class or series of Membership Interests, as specified therein; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Membership Interest (including sinking fund provisions); (v) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Membership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Membership Interest; and (viii) the right, if any, of the holder of each such Membership Interest to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Membership Interest. An Interest Designation (or any resolution of the Managing Member amending any Interest Designation) shall be included among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Interest Designation, the Managing Member may at any time increase or decrease the amount of Membership Interests or Units of any class or series, but not below the amount of Membership Interests or number of Units or Capital Account balances of such class or series then Outstanding.

(c) The Managing Member is hereby authorized to take all actions that it determines to be necessary, appropriate or advisable in connection with (i) each issuance of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities pursuant to this Section 5.3, including the admission of additional Members in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities. The Managing Member shall determine the relative rights, powers and duties of the holders of Membership Interests, Units or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities being so issued. The Managing Member is authorized to do all things that it determines to be necessary, appropriate or advisable in connection with any future issuance of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency or any National Securities Exchange on which the Units or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities are listed for trading.

(d) Notwithstanding anything else in this Agreement to the contrary, the Company (i) shall issue a Class A Unit for each share of Common Stock outstanding and each such Class A Unit shall track, on a one-to-one basis, the Common Stock of Beneficient, and (ii) shall cause Ben Holdings to issue a Ben Holdings Class A Unit for each Class A Unit of the Company outstanding and all such Ben Holdings Class A Units issued shall track, on a one-to-one basis, the Class A Units of the Company. Without limitation of the foregoing, the Company (A) shall cause the redemption or cancellation, as appropriate, of Class A Units to reflect the redemption or cancellation of any shares of Common Stock and shall not permit any Class A Units to be redeemed or cancelled unless and until corresponding shares of Common Stock are first redeemed or cancelled, and (B) shall cause Ben Holdings to redeem or cancel, as appropriate, a Ben Holdings Class A Unit to reflect the redemption or cancellation of each Class A Unit of the Company. Notwithstanding anything else in this Agreement to the contrary, the Company shall be entitled to and take all such actions necessary to, and the Managing Member shall cause the Company to, issue Class A Units of the Company, without any preemptive, preferential or other similar rights with respect to such issuance by any Person, as necessary or appropriate in connection with the exchange of any units of Ben Holdings pursuant to the terms of the applicable exchange provisions of the Ben Holdings LPA and/or any applicable Exchange Agreement governing exchanges of units of Ben Holdings, in each case subject to receipt by Beneficient or the Company, as applicable, of the applicable units of Ben Holdings in connection therewith, in each case as agreed by the Company under the Ben Holdings LPA.

Section 5.4. Preemptive Rights. Unless otherwise determined by the Managing Member, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Membership Interest, whether unissued, held in treasury or hereafter created.

Section 5.5. Splits and Combinations.

(a) Subject to Section 5.5(d), the Company may make a Pro Rata distribution of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities to all Record Holders or may effect a subdivision or combination of Company Securities so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Company.

(b) Notwithstanding the foregoing, the Company shall not in any manner effect a subdivision (by any unit split, dividend, recapitalization or otherwise) or combination (by combination, reverse split or otherwise) of outstanding Class A Unit unless accompanied by a substantially identical subdivision or combination, as applicable, of the outstanding shares of Common Stock of Beneficient and the outstanding Ben Holdings Class A Units, with corresponding changes made with respect to any other exchangeable or convertible securities. If Beneficient at any time (i) subdivides (by any stock split, dividend, recapitalization or otherwise), the outstanding shares of the Class A Common Stock (and Class B Common Stock, as applicable) of Beneficient into a greater number of shares, the Company shall (A) cause the issuance of additional Class A Units and (B) cause Ben Holdings to issue additional Ben Holdings Class A Units (and such other limited partner interests, if any, as determined by the Company in its capacity as general partner of Ben Holdings to be appropriate), in both cases to reflect the increase in the number of shares of Common Stock of Beneficient outstanding, and (ii) combines (by combination, reverse split or otherwise) the outstanding shares of Class A Common Stock (and Class B Common Stock, as applicable) of Beneficient into a smaller number of shares, the Company shall (A) cause a reduction in the number of Class A Units outstanding and (B) cause

Ben Holdings to reduce the number of Ben Holdings Class A Units (and such other limited partner interests, if any, as determined by the Company in its capacity as the general partner of Ben Holdings to be appropriate), in both cases to reflect the decrease in the number of shares of Common Stock of Beneficient outstanding.

(c) Whenever such a distribution, subdivision or combination of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities is declared, the Managing Member shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(d) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities as of the applicable Record Date representing the new number of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities held by such Record Holders, or the Managing Member may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Company Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Company Securities, the Company shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(e) The Company shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.5(d), the Managing Member may determine that each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.6. Fully Paid and Non-Assessable Nature of Membership Interests. All Membership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware LLC Act or this Agreement.

Section 5.7. Additional Capital Contributions. Each Member has contributed cash or property to the Company in the amount set forth as the Capital Contribution of such Member on the books and records of the Company. No Member shall be required to make additional Capital Contributions to the Company without the written consent of such Member or permitted to make additional Capital Contributions to the Company without the written consent of the Managing Member. The Company may admit additional Members from time to time as provided in Section 10.1 or otherwise.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1. Establishment and Maintenance of Capital Accounts.

(a) If the Company has more than one Member under the Code, there shall be established and maintained for each Member on the books of the Company a capital account (each being a “Capital Account”). Each Capital Contribution by any Member, if any, shall be credited to the Capital Account of such Member on the date such Capital Contribution is made to the Company. In addition, each Member’s Capital Account shall be (a) credited with (i) such Member’s allocable share of any Net Income (or items thereof) of the Company, and (ii) the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member and (b) debited with (i) the amount of distributions (and deemed distributions) to such Member of cash or the fair market value of other property so distributed, (ii) such Member’s allocable share of Net Loss (or items thereof) of the Company, and (iii) the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company. Any references in any section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any interest in the Company in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(b) Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected.

(c) The Managing Member shall make such adjustments to Capital Accounts as it determines to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company. Interest shall not be payable on Capital Account balances. The Company Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulations, the provisions of this Agreement.

(d) The Capital Account of the holder of Managing Member Interests shall at all times be zero, except to the extent such holder also holds Non-Managing Member Interests.

(e) The Company has issued to the Members who have made, on or prior to the date hereof, Capital Contributions, in exchange therefor, the number and type of Membership Interests as specified in the books and records of the Company.

Section 6.2. Allocations.

(a) Net Income and Loss Allocations. Except as otherwise determined by the Managing Member in order to comply with the Code or applicable regulations thereunder, if the Company has more than one Member under the Code, Net Income (Loss) (including items thereof) of the Company for each Fiscal Year of the Company shall, unless otherwise provided in an Interest Designation or otherwise in connection with the issuance of any Membership Interest, be allocated among the Members, Pro Rata.

(b) The Managing Member shall allocate adjustments as applicable and consistent with provisions of the definition of “Carrying Value” and related terms as among the various classes of equity securities/partnership interests in Ben Holdings.

(c) The Managing Member shall determine all matters concerning allocations for tax purposes not expressly provided for herein. For the proper administration of the Company and for the preservation of uniformity of Membership Interests (or any portion or class or classes thereof), the Managing Member may (i) interpret or amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Membership Interests (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the Managing Member determines to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Members, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such assets’ adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(d) Allocations that would otherwise be made to a Member under the provisions of this Article VI shall instead be made to the beneficial owner of Membership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Managing Member.

Section 6.3. Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) The Managing Member may authorize distributions by the Company to the Members, which distributions, subject to the terms and provisions of any class or series of Membership Interests as subsequently issued by the Company, shall be allocated pro rata to Class A Units of the Company in accordance with the Members’ respective Percentage Interests in respect of such Class A Units.

(b) The Managing Member may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Members, as a distribution of cash to such Members.

(c) Notwithstanding Section 6.3(a), in the event of the dissolution of the Company or a Company Sale, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.3.

(d) Each distribution in respect of a Membership Interest shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e) Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Managing Member on behalf of the Company, shall not be required to make a distribution to a Member or a Record Holder if such distribution would violate the Delaware LLC Act or other applicable law.

Section 6.4. Allocated Fees and Expenses. Notwithstanding any other provision of this Agreement to the contrary (including Section 5.3(d)), the Company may pay or otherwise satisfy any fees, expenses, and/or other payments required to be paid by the Company (the “Allocated Payments”) including, without limitation, any fees, expenses, and/or costs attributable to the Class A Units, from distributions received in respect of, or attributable to, the Class A Units by the Company arising out of its interests in Ben Holdings, and such Allocated Payments may be allocated as determined by the Managing Member, acting on behalf of the Company, to Class A Units of the Company. In the event the Company pays or otherwise satisfies Allocated Payments from distributions received in respect of, or attributable to, the Class A Units from Ben Holdings, the amount of distributions owed by the Company to the Record Holders in respect of the applicable Class A Units of the Company (including any Class A Units of the Company that track the Ben Holdings Class A Units) shall be reduced by a pro rata amount per Class A Unit equivalent to such Allocated Payments, notwithstanding any other provision of this Agreement.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1. Management.

(a) The Managing Member shall conduct, direct and manage all activities of the Company. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no Non-Managing Member shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.6 and to effectuate the purposes set forth in Section 2.5, including without limitation the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person;

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group, the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member or other Person and the making of capital contributions to any Group Member or other Person;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the Managing Member or its assets other than its interest in the Company, even if same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

(vi) the declaration and payment of distributions of cash or other assets to Members;

(vii) the selection and dismissal of employees (including employees having such titles as the Managing Member may determine) and agents, outside attorneys, accountants, advisors, consultants and contractors and the determination of their compensation and other terms of employment or hiring and the creation and operation of employee benefit plans, employee programs and employee practices;

(viii) the maintenance of insurance for the benefit of the Company Group, the Members and Indemnitees;

(ix) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other entities or relationships (including the acquisition of interests in, and the contributions of property to, the Company’s Subsidiaries from time to time), subject to the restrictions set forth in Section 2.5;

(x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expenses and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Membership Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiii) the issuance, purchase, sale or other acquisition or disposition of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities;

(xiv) the undertaking of any action in connection with the Company’s participation in the management of the Company Group through its directors, officers or employees or the Company’s direct or indirect ownership of the Group Members, including, without limitation, all things described in or contemplated by the Registration Statement and the agreements described in or filed as exhibits to the Registration Statement;

(xv) cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Company held by any Person, including the Managing Member or any Affiliate of the Managing Member;

(xvi) the registration under the Securities Act and any other applicable securities laws of any offer, issuance, sale or resale of Membership Interests or other securities issued or to be issued by the Company (including any resale of Membership Interests or other securities by Members or other securityholders);

(xvii) the filing of a petition under any bankruptcy, insolvency or similar Law;

(xviii) the execution and delivery of agreements with Affiliates of the Managing Member to render services to, or receive services from, a Group Member; and

(xix) the undertaking of a conversion, merger or conveyance in accordance with Article XIV.

(b) In exercising its authority under this Agreement, the Managing Member may, but shall be under no obligation or duty to, take into account the tax consequences to any Member (including the Managing Member) of any action taken (or not taken) by it. The Managing Member and the Company shall not have any liability to a Member for monetary damages, equitable relief or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with such decisions.

(c) Notwithstanding any other provision of this Agreement, the Delaware LLC Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Company Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Ben Holdings LPA and the other agreements that may be described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the Company and the Managing Member (on its own behalf and/or on behalf of the Company) are authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement, in each case in such form and with such terms as it shall determine, without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Company Securities; (iii) to the fullest extent permitted by law, approves the existence of the conflicts of interest described in or contemplated by the Registration Statement or other document provided to the Members and waives such conflicts of interest; and (iv) agrees that the execution, delivery or performance by the Managing Member, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Non-Managing Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

(d) Certificate of Formation. The Initial Member has caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Delaware LLC Act, such filing being hereby confirmed, ratified and approved in all respects. The Managing Member is authorized to cause to be filed such other certificates or documents that the Managing Member determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company) in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent the Managing Member determines such action to be necessary or appropriate, the Managing Member is authorized to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.

(e) Officers. Without limiting the generality of the foregoing provisions of this Section 7.1, the Managing Member is authorized to appoint officers of the Company and to delegate to the officers’ responsibilities for the day-to-day business of the Company or as otherwise delegated or authorized by the Managing Member. Subject to the elimination or modification of duties (including fiduciary duties in Section 7.8), unless the Managing Member decides otherwise, if an officer’s title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation or limitation of authority and duties made pursuant to this Section 7.1. The salaries or other compensation, if any, of officers and other employees and agents of the Company shall be determined by the Managing Member at any time. Any officer may resign as such or be removed by the Managing Member at any time. Such resignation or removal shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Designation of an officer shall not of itself create any contract rights.

Section 7.2. Company Group Assets; Managing Member’s Authority.

(a) The Managing Member shall have the sole power and authority to effectuate the sale, lease, exchange or other disposition of any, all or substantially all of the assets of the Company Group (including, but not limited to, the exercise or grant of any conversion, option, privilege, subscription right or any other right available in connection with the assets of the Company Group), taken as a whole, in a single transaction or a series of related transactions without the approval of the holders of the Non-Managing Member Interests. Without the approval of holders of a majority of the voting power of Outstanding Non-Managing Member Interests, the Managing Member shall not, on behalf of the Company, except as permitted under Section 4.6, elect or cause the Company to elect a successor managing member of the Company. The Company shall not directly conduct any active businesses, operations or activities, and all active businesses, operations or activities of the Company Group shall be conducted through Ben Holdings by Group Members other than the Company, in each case consistent with the rights, including economic rights, provided to the holders of interests in Ben Holdings. Without the consent of the Managing Member, the Company shall not, and shall cause any Group Member not to, (i) form, create or otherwise acquire (or permit the formation, creation or acquisition of) any new or additional Group Members or (ii) amend or otherwise modify the operating documents of any Group Member in a manner that the Managing Member determines to be materially adverse to the holders of interests in such Group Members. Whenever the Company, on its own behalf or while acting as general partner of Ben Holdings, makes any determination relating to the Company, Ben Holdings or any Affiliate or Subsidiary thereof, regarding any charitable contributions or any other use or involvement of a charity in the business of the Company, Ben Holdings or any Affiliate or Subsidiary thereof, such determination on behalf of the Company shall be made by the Managing Member, and shall not be, and is not, delegated to any officer or agent of the Company, Ben Holdings or any Affiliate or Subsidiary thereof.

(b) In the event that the Managing Member determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable U.S. state) income tax purposes, the Company and each Member shall agree to adjustments required by the U.S. tax authorities, and the Company shall pay such amounts as required by the U.S. tax authorities, to preserve the status of the Company as a partnership for U.S. federal (and applicable U.S. state) income tax purposes.

Section 7.3. Reimbursement of the Managing Member.

(a) Except as provided in this Section 7.3 and elsewhere in this Agreement, the Managing Member shall not be compensated for its services as general partner or managing member of any Group Member.

(b) The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also bear and/or reimburse the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Managing Member in connection with operating the Company Group’s business (including expenses allocated to the Managing Member by its Affiliates). To the extent that the Managing Member determines that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company Group (including expenses that relate to the business and affairs of the Company Group and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including without limitation, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the Managing Member, to perform services for the Company Group or for the Managing Member, cost of periodic reports to Members, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member. Reimbursements pursuant to this Section 7.3 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 7.6. Without limiting the foregoing, the directors, officers, employees and other agents of the Managing Member shall have the right to use the facilities and other resources of the Company as determined by the Managing Member, the Managing Member shall have no obligation to allocate any expense or other cost to the Managing Member or any other Person, and such use shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.4. Outside Activities.

(a) Notwithstanding anything to the contrary in this Agreement, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Group Member or any Member, Record Holder or Person who acquires an interest in a Company Security. None of the Company, any Member or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any Indemnitee.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Indemnitees in accordance with the provisions of this Section 7.4 is hereby approved by the Company, all Members and all Persons acquiring an interest in a Company Security, (ii) it shall not be a breach of this Agreement (including any contractual standard of care set forth in Section 7.8 or elsewhere in this Agreement) or a breach of the Managing Member’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the Managing Member or any other Indemnitee if the Managing Member or any other Indemnitee engages in any such business interests or activities in preference to or to the exclusion of any Group Member or their respective Affiliates, (iii) the Managing Member and the Indemnitees shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise or as a result of any contractual standard of care set forth in Section 7.8 or elsewhere in this Agreement to present business opportunities to any Group Member or their respective Affiliates, (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to the Managing Member or any other Indemnitee and (v) the Indemnitees (including the Managing Member) shall not be liable to the Company, any Member, Record Holder or any other Person who acquires an interest in a Company Security by reason that such Indemnitee or Indemnitees (including the Managing Member) pursues or acquires a business opportunity for itself, directs such opportunity to another Person, does not communicate such opportunity or information to any Group Member or their respective Affiliates or uses information in the possession of a Group Member or their respective Affiliates to acquire or operate a business opportunity.

(c) The Managing Member and any of its Affiliates may acquire Membership Interests or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, or any other securities issued by the Company or any other member of the Company Group, and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a Managing Member or Member, as applicable, relating to such Membership Interests or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities.

Section 7.5. Loans from the Managing Member; Loans or Contributions from the Company; Contracts with the Managing Member and its Affiliates.

(a) The Managing Member or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the Managing Member or any of its Affiliates, funds needed or desired by the Group Member on terms to which the Managing Member agrees in good faith.

(b) Any Group Member (including the Company) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Company), funds on terms and conditions determined by the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The Managing Member may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the Managing Member in the discharge of its duties as managing member of the Company on terms to which the Managing Member agrees to in good faith. The Managing Member intends to engage Affiliates to render services to Group Members and the Managing Member on terms determined by the Managing Member in good faith and such transactions shall not constitute a breach of this Agreement or any other agreement contemplated hereby or otherwise applicable provision of law or in equity.

(d) The Company may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant on terms to which the Managing Member agrees in good faith.

(e) The Managing Member or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, on terms to which the Managing Member agrees in good faith.

(f) Each of Beneficient Management Partners, L.P. and Beneficient Holdings, Inc. will be entitled to a profit participation in Ben Holdings, which profit participation will reduce profits to which the Company would otherwise be entitled, and such profit participation may be reinvested, directly or indirectly in the Company (or other members of the Company Group) and convertible into securities of Beneficient or any Group Member, in each case as provided in the Ben Holdings LPA and the Exchange Agreement.

Section 7.6. Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Section 7.6, all Indemnitees shall be indemnified and held harmless by the Company on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring on, before or after the date of this Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.6, the Indemnitee acted or omitted from acting in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, however, that an Indemnitee, when acting or omitting from acting in such Person’s sole discretion as permitted by this Agreement shall not be deemed to have acted or omitted to act in bad faith solely by reason of having acted or omitted from acting in its sole discretion. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.6(j), the Company shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the Managing Member or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Company pursuant to Section 7.6(j). The indemnification of an Indemnitee of the type identified in clause (g) of the definition of Indemnitee shall be secondary to any and all indemnification to which such person is entitled from the relevant other Person and will only be paid to the extent the primary indemnification is not paid and the proviso set forth in the first sentence of this Section 7.6(a) does not apply; provided that such other Person shall not be entitled to contribution or indemnification from or subrogation against the Company, unless otherwise mandated by applicable law. If, notwithstanding the foregoing sentence, the Company makes an indemnification payment or advances expenses to such an Indemnitee entitled to primary indemnification, the Company shall be subrogated to the rights of such Indemnitee against the Person or Persons responsible for the primary indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.6(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.6. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.6(j), the Company shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the Managing Member or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Company pursuant to Section 7.6(j).

(c) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, insurance, pursuant to any vote of the holders of Outstanding Membership Interests entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of the Managing Member, its Affiliates, the other Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company Group’s activities or such Person’s activities on behalf of the Company Group regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.6, (i) the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.6(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Company. The Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification. Except as required by Section 18-607 and Section 18-804 of the Delaware LLC Act, in no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.6 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.6 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 7.6 is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Company, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees. In any such action the Company shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k) This Section 7.6 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

(l) Notwithstanding anything to the contrary set forth in this Section 7.6, any indemnification or advancement obligation of the Company under this Agreement shall only be satisfied to the extent that the Company will remain solvent, as determined by the Managing Member, after payment of such obligations, and thereafter any such obligation shall terminate.

Section 7.7. Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, under the Delaware LLC Act or any other law, rule or regulation or at equity, no Indemnitee shall be liable to the Company, the Members or any other Persons who have acquired interests in the Company Securities or are bound by this Agreement, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties, if any) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question the Indemnitee acted or omitted from acting in bad faith or engaged in fraud or willful misconduct, or, with respect to any criminal conduct, with the knowledge that its conduct was unlawful; provided, however, that an Indemnitee, when acting or omitting from acting in such Person’s sole discretion as permitted by this Agreement shall not be deemed to have acted or omitted from acting in bad faith solely by reason of having acted or omitted from acting in its sole discretion. The Company, the Members, the Record Holders and any other Person who acquires an interest in a Company Security, each on their own behalf and on behalf of the Company, waives, to the fullest extent permitted by law, any and all rights to seek punitive damages or damages based upon any Federal, State or other income (or similar) taxes paid or payable by any such Member, Record Holder or other Person.

(b) The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its officers and agents, and the Managing Member shall not be responsible for any misconduct, negligence or wrongdoing on the part of any such officer or agent appointed by the Managing Member in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Members, the Record Holders or any Person who acquires an interest in a Company Security, any Indemnitee acting in connection with the Company’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, to any Member, to any Record Holder or to any other Person who acquires an interest in a Company Security for such Indemnitee’s reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

Section 7.8. Modification of Duties; Standards of Conduct; Resolution of Conflicts of Interest.

(a) Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the Managing Member or any other Indemnitee would have duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in a Membership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced by the duties expressly set forth herein. Such elimination of duties (including fiduciary duties) is approved by the Company, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement. Whenever in this Agreement or any other agreement contemplated hereby one or more Indemnitees or other Persons are permitted to or required to make (or omit to make) a decision in their “sole discretion”, in making or omitting to make such decision, such Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, the Members, or any other Person (including any creditor of the Company), and shall not be subject to any other or different standards imposed by this Agreement or otherwise existing at law, in equity or otherwise. Notwithstanding the immediately preceding sentence, whenever in this Agreement or any other agreement contemplated hereby the Managing Member, or one or more of the Indemnitees or other Persons are permitted or required to make (or omit from making or taking) a decision or action: (i) in “good faith” or (ii) pursuant to any provision not subject to an express standard of “sole discretion” (regardless of whether there is a reference to good faith), then the Managing Member and the other Indemnitee(s) or such other Person(s) shall act or omit from acting in “good faith” and shall not be subject to any other or different standard under this Agreement or otherwise existing at law, in equity or otherwise and any decision or action made or taken or omitted to be made or taken in good faith shall not be a breach of this Agreement or any other agreement contemplated hereby or otherwise applicable provision of law or in equity. The foregoing standards provided for in this Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the Managing Member or other Indemnitees, and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby waived and disclaimed) under this Agreement or any other agreement contemplated hereby, or under the Delaware LLC Act or any other law, rule or regulation or at equity. For all purposes of this Agreement (including Section 7.5) and notwithstanding any applicable provision of law or in equity, a determination or other action or failure to act by one or more Indemnitees or other Persons conclusively will be deemed to be made, taken or omitted to be made or taken in “good faith” (i) unless the Indemnitee(s) or such other Person(s) (excluding the Managing Member), as applicable, subjectively believed such determination, action or failure to act was adverse to the interests of the Company or (ii) with respect to the Managing Member, such determination, action or failure to act was approved by a majority of the Board of Directors or a committee thereof, and such Persons subjectively believed such determination, action or failure to act was not adverse to the interests of the Company. In any proceeding brought by or on behalf of the Company, any Member, any Record Holder, any other Person who acquires an interest in a Company Security or any other Person who is bound by this Agreement challenging an action, determination or failure to act, notwithstanding any provision of law or equity to the contrary, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act did not satisfy the applicable standard of conduct, if any, pursuant to this Agreement. To the fullest extent permitted by law, any action or determination taken or made by one or more Indemnitees or other Persons which is not in breach of this Agreement shall be deemed taken or determined in compliance with this Agreement, the Delaware LLC Act and any other applicable fiduciary requirements.

(b) Whenever the Managing Member, acting in its capacity as the managing member of the Company, or any Affiliate or any Associate of the Managing Member makes a determination or takes or omits to take any action in such capacity, whether or not under this Agreement or any other agreement or circumstance contemplated hereby or otherwise, then, unless a lesser standard is provided for under this Agreement, the Managing Member, or such Affiliates or Associates causing it to do so, shall make such determination or take or fail to take any action in its good faith.

(c) Whenever the Managing Member, not acting in its capacity as the managing member of the Company, or any Affiliate or Associate of the Managing Member makes a determination or takes or omits to take action in such capacity, whether or not under this Agreement or any other agreement or circumstance contemplated hereby or otherwise, then, to the fullest extent permitted by law, the Managing Member, or such Affiliates or Associates causing it to do so, shall make such determination or take or fail to take any action free of any fiduciary duty or duty of good faith or other duty or obligation existing at law, at equity or otherwise whatsoever to the Company, any Member, any Record Holder, any other Person who acquires an interest in the Company or any other Person who is bound by this Agreement, and the Managing Member, or such Affiliates or Associates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any fiduciary or other duty or standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware LLC Act or any other law, rule or regulation or at equity.

(d) For purposes of Section 7.8(b) and Section 7.8(c) of this Agreement, “acting in its capacity as the managing member of the Company” means and is solely limited to, the Managing Member exercising its authority as a managing member under this Agreement, other than when it is “acting in its individual capacity.” For purposes of this Agreement, “acting in its individual capacity” means: (i) any action by the Managing Member or its Affiliates other than through the exercise of the Managing Member of its authority as a managing member under this Agreement; and (ii) any action or inaction by the Managing Member by the exercise (or failure to exercise) of its rights, powers or authority under this Agreement that are modified by : (A) the phrase “at the option of the Managing Member,” (B) the phrase “in its sole discretion” or “in its discretion” or (iii) some variation of the phrases set forth in clauses (i) and (ii). For the avoidance of doubt, whenever the Managing Member votes, acquires Membership Interests or transfers its Membership Interests, or refrains from voting or transferring its Membership Interests, it shall be deemed to be “acting in its individual capacity.”

(e) Unless a lesser standard is provided in this Agreement, whenever a potential conflict of interest exists or arises between the Managing Member or any of its Affiliates or Associates, on the one hand, and the Company, any Group Member, any Member, any other Person who acquires an interest in a Company Security or any other Person who is bound by this Agreement, on the other, any resolution or course of action by the Managing Member or its Affiliates or Associates in respect of such conflict of interest shall conclusively be deemed approved by the Company, all of the Members, each Person who acquires an interest in a Company Security and any other Person bound hereby and shall not constitute a breach of this Agreement or any agreement contemplated herein, or of any duty (including any fiduciary duty) existing at law, in equity or otherwise or obligation whatsoever if the resolution or course of action in respect of such conflict of interest is approved by the Managing Member in good faith. The Managing Member shall be authorized in connection with its resolution of any conflict of interest to consider such factors as it determines to be relevant, reasonable or appropriate under the circumstances. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interests described in the Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or any such duty.

(f) Notwithstanding anything to the contrary in this Agreement, the Managing Member and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Managing Member and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Managing Member or any of its Affiliates to enter into such contracts shall be made in good faith.

(g) The Non-Managing Members, any other Person who acquires an interest in a Membership Interest and any other Person bound by this Agreement hereby authorize the Managing Member, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Managing Member pursuant to this Section 7.8.

(h) The Non-Managing Members, any other Person who acquires an interest in a Membership Interest and any other Person bound by this Agreement expressly acknowledge that the Managing Member is under no obligation to consider the separate interests of such Person (including, without limitation, the tax consequences to such Person) in deciding whether to cause the Company to take (or decline to take) any actions, and that the Managing Member shall not be liable to the Members, any other Person who acquires an interest in a Membership Interest and any other Person bound by this Agreement for monetary damages or equitable relief for losses sustained, liabilities incurred or benefits not derived by Members in connection with such decisions.

(i) Notwithstanding any other provision of this Agreement, to the extent that any provision of this Agreement, including the provisions of this Section 7.8, (i) restricts or otherwise modifies or eliminates the duties (including fiduciary duties), obligations and liabilities of the Managing Member, any Member or any other Indemnitee otherwise existing at law or in equity or (ii) constitutes a waiver or consent by the Company, the Members or any other Person who acquires an interest in a Company Security to any such restriction, modification or elimination, such provision shall be deemed to have been approved by the Company, all of the Members, and each other Person who has acquired an interest in a Company Security.

Section 7.9. Other Matters Concerning the Managing Member.

(a) The Managing Member and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Managing Member and any Indemnitee may rely upon the records of the Company and upon any information, report, statement, advice or opinion presented by another managing member of the Company, an officer or employee of the Company or the Managing Member, committees of the Company or the Managing Member, Members, or by any other Person as to matters the Managing Member or any Indemnitee reasonably believes are within such other Person’s professional or expert competence, including, legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in good faith reliance upon any information, report, statement, advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing Member or such Indemnitee believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, report, statement, advice or opinion.

(c) The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact. Each such officer or attorney shall, to the extent provided by the Managing Member, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Managing Member hereunder. Notwithstanding anything set forth herein or in any previous delegation to an officer or agent of the Managing Member or the Company, all powers granted to the Managing Member under this Agreement are hereby specifically delegated to and retained by the Managing Member and shall not be, and are not, delegated to any officer or agent of the Company, any Group Member, or any Affiliate or Subsidiary thereof.

Section 7.10. Purchase or Sale of Company Securities. The Managing Member may cause the Company or any other Group Member to purchase or otherwise acquire Company Securities or options, rights, warrants or appreciation rights relating to Company Securities. As long as Company Securities or options, rights, warrants or appreciation rights relating to Company Securities are held by any Group Member, such Company Securities or options, rights, warrants or appreciation rights relating to Company Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. Notwithstanding anything to the contrary in this Agreement or the Delaware LLC Act, (i) any Company Securities or options, rights, warrants or appreciation rights relating to Company Securities acquired by the Company shall not be canceled and shall be held in treasury until such time as any or all of such Membership Interests are canceled by the Managing Member, and (ii) for all purposes of this Agreement, Company Securities or options, rights, warrants or appreciation rights relating to Company Securities held in treasury (A) shall not be considered to be Outstanding, (B) shall have a Percentage Interest equal to 0%, (C) shall be reissuable by the Company, (D) shall not be allocated Net Income (Loss) pursuant to any provision of this Agreement; (E) shall not be entitled to distributions in accordance with any provision of this Agreement, and (F) the holders thereof, in their capacities as such, shall not be entitled to vote nor to be counted for quorum purposes.

Section 7.11. Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member and any officer of the Company or of the Managing Member purporting to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member or any such officer as if it were the Company’s sole party in interest, both legally and beneficially. To the fullest extent permitted by law, the Company, each Non-Managing Member and each other Person who has acquired an interest in a Company Security hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any such officer. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Managing Member or any such officer executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII

BOOKS, RECORDS AND ACCOUNTING

Section 8.1. Records and Accounting. The Managing Member shall keep or cause to be kept at the principal office of the Company or any other place designated by the Managing Member appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Membership Interests or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. Section 18-305(a) of the Delaware LLC Act shall not apply to the Company and no Non-Managing Member shall have any rights thereunder.

Section 8.2. Fiscal Year. The fiscal year of the Company (each, a “Fiscal Year”) shall be the twelve-month period ending March 31. The Managing Member may change the Fiscal Year of the Company at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Members of such change in the next regular communication to the Members.

ARTICLE IX

TAX MATTERS

Section 9.1. Tax Returns and Information. As soon as reasonably practicable after the end of each Fiscal Year (which each of the Members and each other Person who acquires an interest in a Company Security hereby acknowledges and agrees may be later than the otherwise applicable due date of the tax return of such Member or other Person), the Company shall send to each Member a copy of tax documentation required to be delivered to each such Member under applicable law with respect to such Fiscal Year. The Company also shall provide the Members with such other information as may be reasonably required in the discretion of the Managing

Member for purposes of allowing the Members to prepare and file their own U.S. federal, state and local tax returns. Each Member shall be required to report for all tax purposes consistently with such information provided by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 9.2. Tax Elections. The Managing Member shall determine whether to make, refrain from making or revoke any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions.

Section 9.3. Tax Controversies.

Subject to the provisions hereof, if the Company has more than one Member under the Code, then the Managing Member is designated as the Tax Matters Partner (as defined in the Code) and the “partnership representative” of the Company for any tax period subject to the provisions of Section 6223 of the Code, as amended by the Partnership Tax Audit Rules, as well as for purposes of any state, local, or non-U.S. tax law (in either capacity, the “Tax Matters Partner”). The Tax Matters Partner shall appoint an individual as a designated individual to the extent required under the Partnership Tax Audit Rules. The Tax Matters Partner (and designated individual, as applicable) may resign at such time permitted under the Partnership Tax Audit Rules. In the event of the resignation of the Tax Matters Partner, the Managing Member shall appoint a new Tax Matters Partner, and in the event of the resignation of the designated individual, the Tax Matters Partner shall appoint a new designated individual. The Tax Matters Partner is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith, and otherwise exercise the rights and powers of a partnership representative under the Partnership Tax Audit Rules, subject to this Section 9.3. Each Member agrees to cooperate with the Managing Member and to do or refrain from doing any or all things required by the Managing Member to conduct such proceedings.

In respect of tax years in which the Partnership Tax Audit Rules are in effect and applicable to the Company, the Members acknowledge and agree that it is the intention of the Members to minimize any obligations of the Company to pay taxes and interest in connection with any audit of the Company, including, by means of any available elections under Section 6226 of the Code and/or the Members filing amended returns under Section 6225(c)(2) of the Code, in each case as provided by the Partnership Tax Audit Rules. The Members agree to cooperate in good faith, including without limitation by timely providing information reasonably requested by the Tax Matters Partner and making elections and filing amended returns reasonably requested by the Tax Matters Partner, and the Tax Matters Partner shall make such elections as it determines in its discretion, to give effect to the preceding sentence. The Company shall make any payments it may be required to make under the Partnership Tax Audit Rules and, in the Tax Matters Partner’s reasonable discretion, allocate any such payment among the current or former Members of the Company for the “reviewed year” to which the payment relates in a manner that reflects the current or former Members’ respective interests in the Company for such “reviewed year” and any other factors taken into account in determining the amount of the payment (with the intent of apportioning the payment in the same manner as if the Company had made the election under

Section 6226 of the Code and the payment had been assessed directly against such Member). To the extent payments are made by the Company on behalf of or with respect to a current Member in accordance with this Section 9.3, such amounts shall, at the election of the Tax Matters Partner, (i) be applied to and reduce the next distribution(s) otherwise payable to such Member under this Agreement or (ii) be paid by the Member to the Company within thirty (30) days of written notice from the Tax Matters Partner requesting the payment. In addition, if any such payment is made on behalf of or with respect to a former Member, that Member shall pay over to the Company an amount equal to the amount of such payment made on behalf of or with respect to it within thirty (30) days of written notice from the Tax Matters Partner requesting the payment. The provisions contained in this Section 9.3 shall survive the dissolution of the Company and the withdrawal of any Member or the Transfer of any Member’s interest in the Company.

Section 9.4. Withholding. Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that may be required or be necessary or appropriate to cause the Company or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Managing Member shall treat the amount withheld as a distribution of cash pursuant to Section 6.1 in the amount of such withholding from such Member.

Section 9.5. Tax Status. Notwithstanding anything to the contrary contained herein, following such time as the Company has more than one Member under the Code, the Managing Member will cause the Company to (a) undertake all necessary steps to preserve the Company’s status as a partnership for U.S. federal tax purposes and (b) not undertake any activity or make any investment or fail to take any action that will (i) cause the Company to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code, or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes; provided, however, that if the Managing Member determines that it is no longer in the interests of the Company to continue as a partnership for U.S. federal income tax purposes, the Managing Member may (A) elect to treat the Company as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may effect such change by merger or conversion or otherwise under applicable law and (B) make any changes to this Agreement that are necessary to implement the foregoing clause (A).

ARTICLE X

ADMISSION OF MEMBERS

Section 10.1. Admission of Additional Members.

(a) By acceptance of the transfer of any Membership Interests in accordance with this Section 10.1 or the issuance of any Membership Interests in accordance herewith (including in a merger, consolidation or other business combination pursuant to Article XIV), and except as provided in Section 4.8, each transferee or other recipient of a Membership Interest

(including any nominee holder or an agent or representative acquiring such Membership Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Membership Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Company, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Membership Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, acknowledgments and waivers contained in this Agreement. The transfer of any Membership Interests and/or the admission of any new Member shall not constitute an amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Membership Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.8.

(b) The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Managing Member shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Membership Interest may be represented by a Certificate, as provided in Section 4.1.

(c) Any transfer of a Membership Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to this Section 10.1.

(d) Except as otherwise provided in the Delaware LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(e) Except to the extent expressly provided in this Agreement (including any Interest Designation), (i) no Member shall be entitled to the withdrawal or return of any capital contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of any capital contributions or as to distributions; (iii) no interest shall be paid by the Company on any capital contributions; and (iv) no Non-Managing Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Non-Managing Member.

Section 10.2. Admission of Successor Managing Member.

(a) A transferee of or successor to all of the Managing Member Interest pursuant to Section 4.6 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member effective immediately prior to the transfer of such Managing Member’s Managing Member Interest (represented by Managing Member Membership Interest) pursuant to Section 4.6; provided however, that no such successor managing member shall be admitted to the Company in accordance with Section 4.6 of this Agreement until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission.

Any such successor or additional managing member, as the case may be, is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Company without dissolution.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF MEMBERS

Section 11.1. Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company, except pursuant to a transfer in accordance with the applicable provisions of Article IV. When a transferee of a Member’s Membership Interest becomes a Record Holder of the Membership Interest so transferred, such transferring Member shall cease to be a Member with respect to the Membership Interest so transferred. A Member shall not cease to be a Member as a result of the bankruptcy of such Member or as a result of any other events specified in Section 18-304 of the Delaware LLC Act.

Section 11.2. No Removal of the Managing Member. The Non-Managing Members shall have no right to remove or expel, with or without cause, the Managing Member.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1. Dissolution. The Company shall not be dissolved by the admission of additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Managing Member;

(b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware LLC Act; or

(c) at any time there are no Members, unless the Company is continued without dissolution in accordance with the Delaware LLC Act.

Section 12.2. Liquidator. Upon dissolution of the Company in accordance with the provisions of this Article XII, the Managing Member shall act, or select one or more Persons to act as Liquidator. If the Managing Member is acting as Liquidator, it shall not be entitled to receive any additional compensation for acting in such capacity. If a Person other than the Managing Member acts as Liquidator, such Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by the Managing Member, (2) shall agree not to resign at any time without 15 days’ prior notice to the Members and (3) may be removed at any time, with or without cause, by notice of removal approved by the Managing Member. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Managing Member. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.2) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 12.3. Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Members, subject to Section 18-804 of the Delaware LLC Act and the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate distributions of cash (to the extent any cash is available) must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Discharge of Liabilities. Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.2) and amounts to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.

(c) Liquidation Distributions. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed. Upon the winding up of the Company, the Managing Member or the Liquidator shall take full account of the assets and liabilities of the Company and shall, unless the Managing Member determines otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. Then, the proceeds of any liquidation or, in the case of any Company Sale, the Sale Proceeds shall be applied and distributed in the following order:

(i) first, other than in the case of a Company Sale, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to Members and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidator shall deem reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 12.3; and

(ii) second, the remaining proceeds, if any (the “Liquidating Proceeds”), shall be distributed to the Members in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.3(c)) for the taxable period of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).

Section 12.4. Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and other property as provided in Section 12.3 in connection with the liquidation of the Company, the Certificate of Formation shall be cancelled in accordance with the Delaware LLC Act and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 12.5. Return of Contributions. The Managing Member shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 12.6. Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Section 12.7. Capital Account Restoration. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company or otherwise.

ARTICLE XIII

AMENDMENT OF AGREEMENT; MEETINGS; RECORD DATE

Section 13.1. Amendments. This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; provided that except as otherwise provided herein, no amendment to this Agreement may:

(a) modify the limited liability of any Member or enlarge the obligations of any Member without the consent of such Member, unless such enlargement of obligations may be deemed to have occurred as a result of an amendment approved pursuant to Section 13.1(b); or.

(b) have a material adverse effect on the rights or preferences of any class of Membership Interests in a disproportionate manner in relation to other classes of Membership Interests without the approval of the holders of a majority of the voting power of the Outstanding Membership Interests of the class affected.

Section 13.2. Amendment Procedures. Except as provided in Sections 5.3, Section 13.3, Section 14.5 and any subsequently adopted Interest Designations, all amendments to this Agreement shall be made in accordance with the requirements of this Section 13.2. Amendments to this Agreement may be proposed only by the Managing Member. A proposed amendment pursuant to this Section 13.2 shall be effective upon its approval by the Managing Member and, to the extent the approval of any Members is required pursuant to Section 13.1, upon the receipt of such necessary approval. If such an amendment is proposed and the approval of any Members is required, the Managing Member shall seek the written approval of the requisite percentage of the voting power of Outstanding Membership Interest from which such approval is required or call a meeting of the Members to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII. The Managing Member shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3. Amendment Requirements(a) . Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Members holding, or holders of, a percentage of the voting power of Outstanding Membership Interests (including Non-Managing Member Interests owned by the Managing Member and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Members or holders of Outstanding Membership Interests whose aggregate Outstanding Membership Interests constitute not less than the voting or consent requirement sought to be reduced.

Section 13.4. Meetings. All acts of Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Members may only be called by the Managing Member. Within 60 days after the date upon which the Managing Member calls such meeting or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing Member shall send a notice of the meeting to the Non-Managing Members either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Managing Member on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.

Section 13.5. Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Membership Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6. Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approvals without a meeting as provided in Section 13.11 the Managing Member may set a Record Date, which shall not be less than 10 days nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Membership Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Managing Member to give such approvals (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Membership Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). If the Managing Member does not set a Record Date, then (a) the Record Date for determining the Members entitled to notice of or to vote at a meeting of the Members shall be the close of business on the Business Day immediately preceding the day on which notice is given, and (b) the Record Date for determining the Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Managing Member in accordance with Section 13.11.

Section 13.7. Postponement and Adjournment. Prior to the date upon which any meeting of Members is to be held, the Managing Member may postpone such meeting one or more times for any reason by giving notice to each Member entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Members may be adjourned by the Managing Member one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Member vote shall be required for any adjournment. A meeting of Members may be adjourned by the Managing Member as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8. Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Member attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and takes no other action, and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9. Quorum and Voting.

(a) The Non-Managing Members holding a majority of the voting power of the Outstanding Non-Managing Member Interests of the class or classes for which a meeting has been called (including Non-Managing Member Interests deemed owned by the Managing Member) represented in person or by proxy shall constitute a quorum at a meeting of Non-Managing Members of such class or classes unless any such action by the Non-Managing Members requires approval by Non-Managing Members holding a greater percentage of the voting power of such Non-Managing Member Interests, in which case the quorum shall be such greater percentage. At any meeting of the Non-Managing Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Non-Managing Members holding a majority of the Percentage Interests of the Non-Managing Members (or the class or series for which such action is required) shall be deemed to constitute the act of all Non-Managing Members (or class or series thereof), unless a greater or different percentage is required with respect to such action under this Agreement, in which case the act of the Non-Managing Members (or class of series thereof) holding Outstanding Non-Managing Member Interests that in the aggregate represent at least such greater or lesser percentage of the voting power shall be required. The Non-Managing Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Non-Managing Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Non-Managing Member Interests specified in this Agreement (including Outstanding Non-Managing Member Interests deemed owned by the Managing Member). In the absence of a quorum any meeting of Non-Managing Members may be adjourned from time to time by the affirmative vote of Non-Managing Members holding at least a majority of the voting power of the Outstanding Non-Managing Member Interests present and entitled to vote at such meeting (including Outstanding Non-Managing Member Interests deemed owned by the Managing Member) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

(b) Notwithstanding any provision of this Agreement, to the fullest extent permitted by law, in connection with any vote of a specified percentage of the voting power of the Non-Managing Member Interests requested by the Managing Member or required by this Agreement, a Non-Managing Member that does not cast a vote at a meeting of Non-Managing Members will be treated as non-voting interests for purposes of such matter and, as a result, the Non-Managing Member Interests held by such Person will not be included in either the numerator or denominator for determining if the requisite approval was obtained.

Section 13.10. Conduct of a Meeting. The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing Member shall designate a Person to serve as chairman of any meeting, who shall, among other things, be entitled to exercise the powers of the Managing Member set forth in this Section 13.10, and the Managing Member shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Managing Member. The Managing Member may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals, proxies and votes in writing.

Section 13.11. Action Without a Meeting. If authorized by the Managing Member, any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting, without a vote and without prior notice, if consented to in writing or by electronic transmission by Non-Managing Members owning not less than the minimum percentage of the voting power of the Outstanding Non-Managing Member Interests (including Non-Managing Member Interests deemed owned by the Managing Member) that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Membership Interests or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Non-Managing Members who have not consented. The Managing Member may specify that any written ballot, if any, submitted to Non-Managing Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Managing Member. If a ballot returned to the Company does not vote all of the Non-Managing Member Interests held by the Non-Managing Members, the Company shall be deemed to have failed to receive a ballot for the Non-Managing Member Interests that were not voted. Nothing contained in this Section 13.11 shall be deemed to require the Managing Member to solicit all Non-Managing Members in connection with a matter approved by the requisite percentage of the voting power of Non-Managing Members or other holders of Outstanding Non-Managing Member Interests acting by written consent or consent by electronic transmission without a meeting.

Section 13.12. Voting and Other Rights.

(a) Only those Record Holders of Outstanding Membership Interests on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Membership Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Membership Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Membership Interests. Each Unit shall entitle the holder thereof to one vote for each Unit held of record by such holder as of the relevant Record Date.

(b) With respect to Membership Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Membership Interests are registered, such other Person shall, in exercising the voting rights in respect of such Membership Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Membership Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

(c) With respect to any matter that is subject to a vote by, or approval or consent of, any Record Holder of Outstanding Membership Interest on the Record Date who (x) receives notice of such matter from the Company and (y) does not object to such matter in writing to the Company within ten (10) Business Days of receipt of such notice, shall be deemed to have voted affirmatively to, approved, and provided consent for, such matter.

ARTICLE XIV

MERGER

Section 14.1. Authority. The Managing Member shall have the sole power and authority to approve the merger, consolidation or other combination of the Company with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or any other Person permitted by the Delaware LLC Act, including a partnership whether general or limited (including a limited liability partnership or limited liability limited partnership) without the approval of the holders of the Non-Managing Member Interests. Subject to the prior approval by the Managing Member, notwithstanding any provision of this Agreement or the Delaware LLC Act, the Company may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or other Person permitted by the Delaware LLC Act, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), pursuant to a written agreement of merger, consolidation or other business combination (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2. Procedure for Merger, Consolidation or Other Business Combination. Merger, consolidation or other business combination of the Company pursuant to this Article XIV requires only the prior consent of the Managing Member, notwithstanding any provision of this Agreement or the Delaware LLC Act. If the Managing Member shall determine to consent to the merger, consolidation or other business combination, the Managing Member shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or combine;

(b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or other business combination (the “Surviving Business Entity”);

(c) The terms and conditions of the proposed merger, consolidation or other business combination;

(d) The manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any equity, securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or equity interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such equity interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property equity interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate of formation, certificate or limited partnership agreement, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation or other business combination;

(f) The effective time of the merger, consolidation or other business combination which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein); and

(g) Such other provisions with respect to the proposed merger, consolidation or other business combination that the Managing Member determines to be necessary or appropriate.

Section 14.3. Abandonment of Merger, Consolidation or Other Business Combination; Conversion of the Company into another Limited Liability Entity.

(a) After approval of any merger, consolidation or other business combination by the Managing Member, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(b) Notwithstanding anything else contained in this Article XIV or otherwise in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to convert the Company into a new limited liability entity or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Company or those arising from its incorporation or formation; provided that (A) the Managing Member has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member, (B) the primary purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity, and (C) the Managing Member determines that the governing instruments of the new entity provide the Members and the Managing Member with substantially the same rights and obligations as are herein contained.

Section 14.4. Certificate of Merger or Consolidation. Upon the approval by the Managing Member of a Merger Agreement and the merger, consolidation or business combination contemplated thereby, a certificate of merger or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware LLC Act.

Section 14.5. Amendment of Company Agreement. Pursuant to Section 18-209(f) of the Delaware LLC Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

Section 14.6. Effect of Merger.

(a) At the effective time of the certificate of merger or consolidation or similar certificate:

(i) all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or other business combination;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger, consolidation or other business combination effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Section 14.7. Merger of Subsidiaries. Article XIV does not apply to mergers of Subsidiaries of the Company. Mergers of Subsidiaries are within the exclusive authority of the Managing Member.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1. Addresses and Notices.

(a) Any notice, demand, request, report, document or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication to the Member at the address in Section 15.1(b), or when made in any other manner, including by press release, if permitted by applicable law.

(b) Any payment, distribution or other matter to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such payment, distribution or other matter to the Record Holder of such Company Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Company Securities by reason of any assignment or otherwise.

(c) Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports, documents or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

(d) An affidavit or certificate of making of any notice, demand, request, report, document, proxy material, payment, distribution or other matter in accordance with the provisions of this Section 15.1 executed by the Managing Member, the Transfer Agent, their agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter. If any notice, demand, request, report, document, proxy material, payment, distribution or other matter given or made in accordance with the provisions of this Section 15.1 is returned marked to indicate that it was unable to be delivered, such notice, demand, request, report, documents, proxy materials, payment, distribution or other matter and, if returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, demands, requests, reports, documents, proxy materials, payments, distributions or other matters shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter to the other Members. Any notice to the Company shall be deemed given if received in writing by the Managing Member at the principal office of the Company designated pursuant to Section 2.4. The Managing Member may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 15.2. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3. Binding Effect; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement. Except as provided in this Section 15.3, nothing in this Agreement shall be deemed to create any right in any Person (other than any Indemnitee) not a party hereto, this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than any Indemnitee) and no Person (other than an Indemnitee) shall be a third party beneficiary of this Agreement.

Section 15.4. Integration. This Agreement and any related side letters (it being agreed that the Managing Member or the Company may enter into written agreements with Members in connection with their admission or status as Members that modify or supplement the terms of this Agreement with respect to such Members and in the event of a conflict between this Agreement and such side letter, the terms of such side letter shall control as between the Company, the Managing Member and the Member party to such side letter) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5. Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.6. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Membership Interest pursuant to Section 10.1 without execution hereof.

Section 15.8. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.9. Forum Selection. The Company, each Member, each Record Holder, each other Person who acquires an interest in a Company Security and each other Person who is bound by this Agreement, only with respect to such Person’s membership interest in the Company and not with respect to such Person’s interest in any Affiliate of the Company notwithstanding any consolidation of the Company and such Affiliate pursuant to GAAP or any other accounting standard, or any applicable rule, law or regulation (collectively, the “Consenting Parties” and each a “Consenting Party”) (i) irrevocably agrees that, unless the Managing Member shall otherwise agree in writing, any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement or any Membership Interest (including, without limitation, any claims, suits or actions under or to interpret, apply or enforce (A) the provisions of this Agreement, including without limitation the validity, scope or enforceability of this Section 15.9, (B) the duties, obligations or liabilities of the Company to the Members or the Managing Member, or of the Members or the Managing Member to the Company, or among Members, (C) the rights or powers of, or restrictions on, the Company, the Non-Managing Members or the Managing Member, (D) any provision of the Delaware LLC Act or other similar applicable statutes, (E) any other instrument, document, agreement or certificate contemplated either by any provision of the Delaware LLC Act relating to the Company or by this Agreement or (F) the federal securities laws of the United States or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless of whether such Disputes (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)) (a “Dispute”), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding; (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate; (viii) agrees that if a Dispute that would be subject to this Section 15.9 if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke this Section 15.9, and (ix) agrees that if such Consenting Person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought in any such claim, suit, action or proceeding sought by such Consenting Person, then such Consenting Person shall be obligated to reimburse the Company and its Affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the Company and its Affiliates may incur in connection with such claim, suit, action or proceeding.

Section 15.10. Invalidity of Provisions.

(a) If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(b) If a provision is held to be invalid as written, then it is the intent of the Persons bound by this Agreement that the court making such a determination interpret such provision as having been modified to the least extent possible to find it to be binding, it being the objective of the Persons bound by this Agreement to give the fullest effect possible to the intent of the words of this Agreement.

Section 15.11. Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 15.12. Facsimile Signatures. The use of facsimile or pdf signatures affixed in the name and on behalf of the Transfer Agent on Certificates, if any, representing Class A Units is expressly permitted by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date:

MANAGING MEMBER:

BENEFICIENT

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President & Chief Legal Officer

NON-MANAGING MEMBERS:

BENEFICIENT

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President & Chief Legal Officer

Signature Page to the

Second Amended and Restated Limited Liability Company Agreement of

Beneficient Company Group, L.L.C.

Exhibit 10.2

NINTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

BENEFICIENT COMPANY HOLDINGS, L.P.

Effective as of April 18, 2024

THE PARTNERSHIP UNITS OF BENEFICIENT COMPANY HOLDINGS, L.P. HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, PROVINCE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR PROVINCE, AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS NINTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE GENERAL PARTNER AND THE APPLICABLE LIMITED PARTNER. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS; THIS LIMITED PARTNERSHIP AGREEMENT; AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE GENERAL PARTNER AND THE APPLICABLE LIMITED PARTNER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

(i)

(ii)

ANNEXES:

Annex A	Form of Joinder Agreement

EXHIBITS:

Exhibit A	Exchange Fund Portfolio Interests

(iii)

NINTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

BENEFICIENT COMPANY HOLDINGS, L.P.

This NINTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of Beneficient Company Holdings, L.P. (the “Partnership”) is made effective as of the 18th day of April, 2024 (the “Effective Date”), by and among Beneficient Company Group, L.L.C., a limited liability company formed under the laws of the State of Delaware, as general partner, and the Limited Partners of the Partnership. Capitalized terms used and not otherwise defined have the meanings set forth in Section 1.01.

WHEREAS, the Partnership was formed as a limited partnership pursuant to the Act, by the filing of a Certificate of Limited Partnership (the “Certificate”) with the Office of the Secretary of State of the State of Delaware and the execution of the Limited Partnership Agreement of the Partnership dated as of May 14, 2010, which Limited Partnership Agreement was (i) initially amended and restated pursuant to that certain Amended and Restated Limited Partnership Agreement of the Partnership dated as of September 1, 2017, (ii) subsequently amended and restated pursuant to that certain Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of December 27, 2018, (iii) further amended and restated pursuant to that certain Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 1, 2019; (iv) further amended and restated pursuant to that certain Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 26, 2019, as amended by that First Amendment effective as of April 26, 2019; (v) further amended and restated pursuant to that certain Fifth Amended and Restated Limited Partnership Agreement of the Partnership dated as of July 15, 2020, (vi) further amended and restated pursuant to that certain Sixth Amended and Restated Limited Partnership Agreement of the Partnership dated as of March 31, 2021, (vii) further amended and restated pursuant to that certain Seventh Amended and Restated Limited Partnership Agreement of the Partnership dated as of November 12, 2021, and (viii) further amended and restated pursuant to that certain Eighth Amended and Restated Limited Partnership Agreement of the Partnership dated as of June 7, 2023 (the “Existing Agreement”); and

WHEREAS, the parties hereto desire to enter into this Ninth Amended and Restated Limited Partnership Agreement of the Partnership to amend the Existing Agreement to, among other things, (i) provide for the combination of certain Units in connection with the reverse stock split of the Class A Common Stock and Class B Common Stock of the Issuer and the corresponding reverse split of the Ben LLC Class A Units and (ii) remove references to the previously authorized Preferred Series C Subclass 1 Unit Accounts which are no longer outstanding.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Existing Agreement in its entirety to read as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Act” means, the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as it may be amended from time to time.

“Additional Credit Amount” has the meaning set forth in Section 4.03(c).

“Adjusted Capital Account Balance” means, with respect to each Partner, the balance in such Partner’s Capital Account adjusted: (a) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (b) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Alternative Asset Financing Portfolio” means the portfolio of illiquid financial and alternative assets, including investments in private equity funds, mezzanine funds, venture capital funds, private real estate, gated hedge funds, life settlements and other similar financial and alternative assets, to be loaned against or acquired by the Partnership or its Subsidiaries in the ordinary course of the Partnership’s trust products and services business.

“Amended Tax Amount” has the meaning set forth in Section 4.03(c).

“Annual Conversion Amount” means, with respect to any holder, an amount, determined as of such measurement period, equal to (a) the Sub-Capital Account attributable to the Preferred Series A Unit Accounts held by such holder as of January 1, 2025, multiplied by (b) the Annual Factor, minus (c) the aggregate amount of such holder’s Sub-Capital Account attributable to any Preferred Series A Unit Accounts previously converted pursuant to Section 7.08.

“Annual Factor” means (a) 20%, if the Annual Conversion Amount is being calculated for calendar year 2025; (b) 40%, if the Annual Conversion Amount is being calculated for calendar year 2026; (c) 60%, if the Annual Conversion Amount is being calculated for calendar year 2027; (d) 80%, if the Annual Conversion Amount is being calculated for calendar year 2028;

or (e) 100%, if the Annual Conversion Amount is being calculated for calendar year 2029 or thereafter; provided, that if the Preferred Series A Subclass 1 Unit Conversion Price is equal to or greater than $18.00 on December 31 of any such calendar year, then the Annual Factor for the Preferred Series A Subclass 1 Unit Account shall be 100% on and following such date.

“Assignee” has the meaning set forth in Section 8.05.

“Assumed Tax Rate” means the highest effective marginal combined U.S. federal, state and local income tax rate (including the rate of taxes under Section 1411 of the Code) for a Fiscal Year prescribed for an individual resident in New York, New York (taking into account (a) the non-deductibility of expenses subject to the limitations described in Sections 67 and 68 of the Code and (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt income) of the applicable income, but not taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes). For the avoidance of doubt, the Assumed Tax Rate will be the same for all Partners.

“Available Cash” means, with respect to any fiscal period, the amount of cash on hand which the General Partner, in its reasonable discretion, deems available for distribution to the Partners, taking into account all debts, liabilities and obligations of the Partnership then due and amounts which the General Partner, in its reasonable discretion, deems reasonably necessary or advisable to expend or retain for working capital or to place into reserves for customary and usual claims with respect to the Partnership’s operations and for anticipated debts, liabilities and obligations of the Partnership, in each case, which shall be consistent with the previously approved annual budget of the Partnership, if any.

“Available Redeeming Cash” for purposes of Section 7.09, shall be an amount equal to no less than 50% of the Partnership’s distributable cash flow, calculated quarterly, derived from cash flows from operations, plus cash inflows from financings less Tax Distributions required to be made pursuant to Section 4.03.

“Avalon” means Avalon Acquisition, Inc.

“Base Rate” means the SOFR Rate plus 0.5% (2.00% per annum).

“BCG” means The Beneficient Company Group, L.P., a Delaware limited partnership.

“Ben LLC” means Beneficient Company Group, L.L.C., a Delaware limited liability company.

“Ben LLC Class A Unit” means the Class A Units of Ben LLC.

“BEN UBTI Blockers” means Ben Markets Corporate Holdings, L.L.C.; Beneficient Capital Holdings, L.L.C.; Beneficient Corporate Holdings, L.L.C.; and any future direct or indirect Subsidiary of the Partnership established as a corporation for U.S. federal income tax purposes to result in no incurrence of UBTI at the Partnership or the Issuer, as applicable, as reasonably determined by the General Partner.

“Book Difference Allocation Amount” means, at any time, an amount equal to (a) the product of (i) the amount of the aggregate capital account balances, as of the time of computation, of all outstanding Class A Units and Class S Units plus the amount of the upward adjustment to Carrying Value as of such time (including the value of property or cash contributed to the Partnership in connection with the event giving rise to the adjustment to Carrying Value) and (ii) 15%, minus (b) the aggregate amount previously allocated under Section 5.04(d)(i).

“Business Combination Agreement” means that certain Business Combination Agreement dated as of September 21, 2022, by and among Beneficient Merger Sub I, Inc., Beneficient Merger Sub II, Inc., The Beneficient Company Group, L.P., and Avalon, as amended from time to time.

“Capital Account” means the separate capital account maintained for each Partner in accordance with Section 5.02(a).

“Capital Contribution” means, with respect to any Partner, the aggregate amount of money contributed to the Partnership and the Carrying Value of any property (other than money), net of any liabilities assumed by the Partnership upon contribution or to which such property is subject to or was contributed to the Partnership pursuant to Article V.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) (including the issuance of a Noncompensatory Option), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner; (c) the date a Partnership interest is relinquished to the Partnership; (d) the date of any adjustment to carrying value under the agreement of limited partnership of the General Partner; or (e) any other date specified in the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b) (c), (d) and (e) above shall not be made if the General Partner, in its reasonable discretion, decides such changes are not necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately before such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis. For the avoidance of doubt, adjustments to the Carrying Value, as defined here, of any assets held directly or indirectly by the Partnership (including interests in, or assets held through, Subsidiaries treated as corporations for U.S. federal income tax purposes) shall be made in a manner reasonably determined by the General Partner in its reasonable discretion to reflect the overall allocations among the Partnership and its Subsidiaries. In the event of the issuance of Units pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Unit differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Unit shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided, further, that in the event of an issuance of Units for a de minimis amount of cash or contributed property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership interest, or in the event of an issuance of a de minimis amount of Partnership interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. If, upon the occurrence of a revaluation event described in this definition of Carrying Value, a Noncompensatory Option of the Partnership is outstanding, the Partnership shall adjust the Carrying Value of each Partnership property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such unrealized gain or unrealized loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership interests (or, in the case of a revaluation event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Units acquired pursuant to the exercise of such Noncompensatory Option if required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the General Partner using such reasonable method of valuation as it may adopt.

“Certificate” has the meaning set forth in the recitals of this Agreement.

“Class” means the classes of Units into which the interests in the Partnership may be classified or divided from time to time by the General Partner in its reasonable discretion pursuant to the provisions of this Agreement. As of the date of this Agreement, the only Classes are the Class A Units, the Class S Units, the FLP Unit Accounts and the Preferred Series Unit Accounts. Subclasses within a Class shall not be separate Classes for purposes of this Agreement or the Act.

For all purposes hereunder and under the Act, only such Classes expressly established under this Agreement, including by the General Partner in accordance with this Agreement, shall be deemed to be a class of limited partner interests in the Partnership. For the avoidance of doubt, to the extent that the General Partner holds limited partner interests of any Class, the General Partner shall not be deemed to hold a separate Class of such interests from any other Limited Partner because it is the General Partner.

“Class A Common Stock” means the Class A common stock, par value $0.001, of the Issuer.

“Class A Units” means the Units of partnership interest in the Partnership designated as the “Class A Units” herein and having the rights pertaining thereto as are set forth in this Agreement.

“Class B Common Stock” means the Class B common stock, par value $0.001, of the Issuer.

“Class S Ordinary Units” means Units of partnership interest in the Partnership designated as the “Class S Ordinary Units” herein and having the rights pertaining thereto as are set forth in this Agreement and convertible into Class A Common Stock in accordance with an applicable Exchange Agreement and Section 7.06.

“Class S Preferred Units” means Units of partnership interest in the Partnership designated as the “Class S Preferred Units” herein and having the rights pertaining thereto as are set forth in this Agreement and convertible into Class S Ordinary Units in accordance with Section 7.05.

“Class S Units” means the Class S Ordinary Units and the Class S Preferred Units.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Class A Common Stock and the Class B Common Stock of the Issuer.

“Consenting Party” has the meaning set forth in Section 11.10(a).

“Contingencies” has the meaning set forth in Section 9.03(a).

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Conversion Amount” has the meaning set forth in Section 7.08(b).

“CPI-U” means the seasonally adjusted Consumer Price Index for All Urban Consumers published by the U.S. Bureau of Labor Statistics.

“Credit Amount” has the meaning set forth in Section 4.03(c).

“Creditable Non-U.S. Tax” means a non-U.S. tax paid or accrued for United States federal income tax purposes by the Partnership, in either case to the extent that such tax is eligible for credit under Section 901(a) of the Code. A non-U.S. tax is a Creditable Non-U.S. Tax for these purposes without regard to whether a Partner receiving an allocation of such non-U.S. tax elects to claim a credit for such amount. This definition is intended to be consistent with the term “creditable foreign tax” in Treasury Regulations Section 1.704-1(b)(4)(viii), and shall be interpreted consistently therewith.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal of such former General Partner pursuant to Section 8.06.

“Disabling Event” means the General Partner ceasing to be the general partner of the Partnership pursuant to Section 17-402 of the Act.

“Dispute” has the meaning set forth in Section 11.10(a).

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“Equity Securities” means (a) Units or other equity interests in the Partnership (including Class A Units, Class S Units, Preferred Series Unit Accounts and FLP Unit Accounts or other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the General Partner, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Partnership), (b) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Partnership and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Partnership.

“ERISA” means The Employee Retirement Income Security Act of 1974, as amended.

“Excess” has the meaning set forth in Section 7.04(b)(iv).

“Excess EBITDA Margin” means the lesser of (i) 50% of the total GAAP revenue of the Partnership or a Subsidiary of the Partnership (without duplication), excluding Net Financing Revenue and any income allocation associated with a Subsidiary that is (A) taxable as a corporation for U.S. federal income tax purposes, or (B) a trust that is a consolidated subsidiary for financial reporting purposes including, without limitation, a “custody trust,” “collective trust,” “liquid trust” and “funding trust,” and (ii) an amount of total GAAP revenue that will cause the Profit Margin to equal 20%, treating amounts included as Excess EBITDA Margin as an expense in calculating such Profit Margin.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means one or more exchange agreements providing for the exchange of the Partnership’s partnership units or other securities issued by partners, members or other equity holders, as applicable, of the General Partner, the Partnership and any of their Subsidiaries for Class A Common Stock (in lieu of common units following the statutory conversion of BCG into the Issuer), or the distribution of cash in lieu of Class A Common Stock.

“Exchange Transaction” means an exchange of Units or other securities for Class A Common Stock (in lieu of common units following the statutory conversion of BCG into the Issuer) or cash pursuant to, and in accordance with, an applicable Exchange Agreement or, if the Issuer and the exchanging Limited Partner shall mutually agree, a Transfer of Units to the Issuer, the Partnership or any of their Subsidiaries for other consideration.

“Excluded Amounts” means amounts allocated pursuant to Section 5.04(c).

“Executive Committee” means the Executive Committee of the Board of Directors of the Issuer constituted in accordance with the governing documents of Issuer or, in the event there is no such Executive Committee, a committee composed of those members (or the duly appointed successors of those members) who served on the Executive Committee immediately before the Executive Committee ceased to exist.

“Existing Agreement” has the meaning set forth in the recitals of this Agreement.

“Final Tax Amount” has the meaning set forth in Section 4.03(c).

“Fiscal Quarter” means, as applicable, a three-month period commencing on January 1, April 1, July 1 or October 1.

“Fiscal Year” means, unless otherwise determined by the General Partner in its reasonable discretion in accordance with Section 11.12, the twelve-month period commencing on April 1 and ending on March 31.

“FLP Unit Account” means an account having the rights and obligations specified in this Agreement and convertible into Class S Units in accordance with Section 7.04. References to “FLP Unit Accounts” include Subclass 1, Subclass 2 and Subclass 3 FLP Unit Accounts. For the avoidance of doubt, FLP Unit Accounts are not Class A Units, Class S Units or Preferred Series Unit Accounts.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

“General Partner” means Beneficient Company Group, L.L.C., a limited liability company formed under the laws of the State of Delaware, or any additional and/or successor general partner admitted to the Partnership in accordance with the terms of this Agreement, acting in its capacity as a general partner of the Partnership.

“GP LLC Agreement” means the Limited Liability Agreement of the General Partner, as such agreement may be amended, supplemented or restated from time to time.

“GP Triggering Event” has the meaning set forth in Section 9.02.

“Guaranteed Series A-0 Payment” has the meaning set forth in Section 4.08.

“Hypothetical Class S Preferred Opening Capital Account Balance” means the Hypothetical Class S Preferred Opening Capital Account Balance as determined in accordance with the Partnership’s previous partnership agreements, as amended and restated, associated with a holder’s Class S Preferred Units as of June 7, 2023 increased (a) for the period from and after June 7, 2023 through December 31, 2024, the balance of the Sub-Capital Account associated with a holder’s Class S Preferred Units as of the first day of a particular Fiscal Quarter, calculated on a compounded basis as if such Class S Preferred Units had been increased by any amounts actually allocated pursuant Section 5.04(a)(viii), in each case, after making appropriate adjustments for any redemptions, conversions and distributions and excluding any allocations of Loss; and, (b) for the period from and after January 1, 2025, the balance of the Sub-Capital Account associated with a holder’s Class S Preferred Units as of the first day of a particular Fiscal Quarter, calculated on a compounded basis as if such Class S Preferred Units had been increased by an amount equal to the Quarterly Class S Preferred Return for all previous Fiscal Quarters from and after January 1, 2025, after making appropriate adjustments for any redemptions, conversions and distributions and excluding any allocations of Profit or Loss; provided, however, that, in each case, in the event that any Class S Preferred Unit is to be converted or redeemed on a date that is not the first day of a Fiscal Quarter, then such applicable Hypothetical Class S Preferred Opening Capital Account Balance shall be determined as of such date, taking into account the proportionate Quarterly Class S Preferred Return for such period.

“Hypothetical Preferred Opening Capital Account Balance” means the Hypothetical Preferred Opening Capital Account Balance as determined in accordance with the Partnership’s previous partnership agreements, as amended and restated, associated with a holder’s Preferred Series Unit Account as of June 7, 2023 increased by in the case of each of the Preferred Series A Subclass 1 Unit Accounts (i) for the period from and after June 7, 2023 through December 31, 2024, the balance of the Sub-Capital Account associated with a holder’s Preferred Series A Subclass 1 Unit Account as of the first day of a particular Fiscal Year or Fiscal Quarter, as applicable, calculated on a compounded basis as if such Preferred Series A Subclass 1 Unit Account had been increased by amounts actually allocated pursuant to Section 5.04(a)(iv), in each case, after making appropriate adjustments for any redemptions, conversions and distributions (including, for clarity, any distribution pursuant to Section 4.01) and excluding any allocations of Loss, and (ii) for the period from and after January 1, 2025, the balance of the Sub-Capital Account associated with a holder’s Preferred Series A Subclass 1 Unit Account as of the first day of a particular Fiscal Year or Fiscal Quarter, as applicable, calculated on a compounded basis as if such Preferred Series A Subclass 1 Unit Account has been increased by the applicable Quarterly Preferred Series A Return for all previous Fiscal Quarters from and after January 1, 2025, in each case after making appropriate adjustments for any redemptions, conversions and distributions (including, for clarity, any distribution pursuant to Section 4.01) and excluding any allocations of Profit or Loss; provided, that, in each case, in the event that any Preferred Series A Subclass 1 Unit Account is to be converted or redeemed on a date that is not the first day of a Fiscal Year or Fiscal Quarter, as applicable, then the Hypothetical Preferred Opening Capital Account Balance shall be determined as of such date, taking into account the proportionate amounts allocated pursuant to Section 5.04(a)(iv) or Quarterly Preferred Series A Return, as applicable, for such period, in each case after making appropriate adjustments for any redemptions, conversions and distributions (including, for clarity, any distribution pursuant to Section 4.01) and excluding, as applicable pursuant to clauses (a) and (b) above, any allocations of Profit or Loss.

“Incapacity” means, with respect to any Person, the bankruptcy, dissolution, termination, entry of an order of incompetence, or the insanity, permanent disability or death of such Person.

“Indebtedness” means the long-term indebtedness of the Partnership and its Subsidiaries, on a consolidated basis, as set forth on the most recent quarterly or annual financial statements of the Partnership.

“Indemnitee” means (a) the General Partner, (b) any current or former managing member of the General Partner, (c) any Departing General Partner and any current or former general partner or member of any Departing General Partner, (d) any additional or substitute General Partner, (e) any Person who is or was a tax matters partner (or partnership representative or designated individual), officer or director of the Partnership, the General Partner, any Departing General Partner or any additional or substitute General Partner or of the general partner of the General Partner or any Departing General Partner, (f) any Limited Partner, (g) any officer or director of the General Partner, any Departing General Partner or any additional or substitute General Partner who is or was serving at the request of the General Partner or any additional or substitute General Partner as an officer, director, employee, member, partner, tax matters partner (or partnership representative or designated individual), agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (h) any Person the General Partner in its reasonable discretion designates as an “Indemnitee” for purposes of this Agreement (which such designation may be made at any time, including after any liability arises) and (i) any heir, executor or administrator with respect to Persons named in clauses (a) through (h).

“Inflation Adjustment Amount” means for a given holder of Units, as of any determination date, the percentage change, if positive, to the CPI-U from (a) the date of the last allocation of Profits to such holder to (b) such determination date.

“Issuer” means Beneficient, a corporation formed under the laws of the State of Nevada (or any successor thereto), as successor by way of statutory conversion of BCG.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Partnership or any Partner, as the case may be.

“Limited Partner” means each of the Persons from time to time listed as a limited partner in the books and records of the Partnership, and, for purposes of Section 8.01, Section 8.02, and Section 8.03, acting in their capacity as a limited partner of the Partnership.

“Liquidating Proceeds” has the meaning set forth in Section 9.03(b).

“Liquidation Agent” has the meaning set forth in Section 9.03.

“Minimum Retained Earnings” means, at any time of measurement, an amount equal to (a) the sum of the Hypothetical Preferred Opening Capital Account Balances for all applicable Preferred Series Unit Accounts, plus (b) the sum of the Hypothetical Class S Preferred Opening Capital Account Balances for all then issued and outstanding Class S Preferred Units, plus (c) the sum of all capital contributions made by Class A Units, and plus (d) the aggregate amount of any Carrying Value adjustments related to such Classes of Units pursuant to Section 5.04(d) and Section 5.04(e).

“NAV” means the net asset value (calculated by the Partnership in accordance with its customary procedures) of the Partnership’s Alternative Asset Financing Portfolio, plus, without duplication, all cash held or controlled by the Partnership or its Affiliates (as of the date of determination).

“Net Financing Revenue” means the net Profits or Losses from any activities of the Partnership earned directly, or indirectly, as a result of any financing activities of the Partnership or its Subsidiaries (without duplication), and excluding, for the avoidance of doubt, any net Profits or Losses deriving from any other activities of the Partnership or its Subsidiaries, including, but not limited to, any fees or reimbursement of expenses in connection with trustee or custodial services or functions, or insurance or insurance-related operations (regardless of eliminations due to consolidation) and the net financing revenues attributable to the fund interests set out on Exhibit A attached hereto.

“Net Taxable Income” has the meaning set forth in Section 4.03(a).

“90-Day Average SOFR” means the most recent 90-Day Average Secured Overnight Financing Rate as published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the publication date most recently prior to each Fiscal Quarter.

“Noncompensatory Option” has the meaning set forth in Treasury Regulations Section 1.721-2(f).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b). The amount of Nonrecourse Deductions of the Partnership for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain of the Partnership during that Fiscal Year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Officer” means each Person designated in writing as an officer of the Partnership by the General Partner pursuant to and in accordance with the provisions of Section 3.04, subject to any resolutions of the General Partner appointing such Person as an officer of the Partnership or relating to such appointment.

“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).

“Partners” means, at any time, each person listed as a Partner (including the General Partner) on the books and records of the Partnership, in each case for so long as he, she or it remains a partner of the Partnership as provided hereunder.

“Partnership” has the meaning set forth in the preamble of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Partnership Register” has the meaning set forth in Section 2.08.

“Partnership Sale” means, unless otherwise determined by the General Partner in its reasonable discretion, the sale, exchange, or other disposition, or sale of control, in one or more related transactions (transactions occurring within any 36-month period shall be deemed to be related unless determined otherwise by the General Partner in its reasonable discretion), of or over, (a) the Partnership, (b) 40% or more of the Partnership’s total assets (by value), or (c) assets of any direct or indirect Subsidiary of the Partnership; provided that such sale(s), exchange(s), or other disposition(s) represents more than 40% of the Partnership’s total assets (by value).

“Partnership Tax Audit Rules” means the provisions of Subchapter C of Chapter 63 of the Code, currently Code Section 6221 through 6241 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof).

“Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Preemptive Holder” has the meaning set forth in Section 7.10(a).

“Preemptive Investor Portion” means, with respect to any Preemptive Holder, that proportion that the Class S Ordinary Units then held by such Preemptive Holder (including all Class S Ordinary Units then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any other Equity Securities then held by such Preemptive Holder) bears to the total Class S Ordinary Units of the Partnership then outstanding (assuming full conversion and/or exercise, as applicable, of all other Equity Securities then outstanding).

“Preemptive Rights Notice” has the meaning set forth in Section 7.10(b).

“Preferred Series A Subclass 0 Unit Accounts” has the meaning set forth in Section 7.01(a).

“Preferred Series A Subclass 0 Unit Conversion Amount” has the meaning set forth in Section 7.08(a).

“Preferred Series A Subclass 0 Unit Conversion Price” means the average of (i) $840.00, as such amount may be adjusted pursuant to Section 7.01(c), and (ii) (x) if the Class A Common Stock is listed on a national securities exchange. the volume-weighted average closing price of a share of Class A Common Stock as reported on the exchange on which the Class A Common Stock is traded for the twenty (20) days immediately prior to the applicable Quarterly Exchange Date, or (y) if the Class A Common Stock is not listed on a national securities exchange, then the volume-weighted average closing price of a share of Class A Common Stock as quoted on the automated quotation system on which the Class A Common Stock is quoted (including applicable tiers of the over-the-counter market maintained by the OTC Market Group, Inc.) for the twenty (20) days immediately prior to the applicable Quarterly Exchange Date (collectively, the “VWAP Price”); provided that, for the period from June 7, 2023 through December 31, 2027, the Preferred Series A Subclass 0 Unit Conversion Price as of any Quarterly Exchange Date shall not be less than $840.00, as such amount may be adjusted pursuant to Section 7.01(c).

“Preferred Series A Subclass 0 Unit Initial Amount” means, for each holder of Preferred Series A Subclass 0 Unit Accounts, such holders’ initial opening Preferred Series A Subclass 0 Unit Account balance as specified in the Partnership’s records for such holder (after giving effect to any conversions in connection with the consummation of the transactions contemplated by the Business Combination Agreement).

“Preferred Series A Subclass 0 Unit Quarterly Cap Amount” means, for each holder of Preferred Series A Subclass 0 Unit Accounts, twelve and one half percent (12.5%) of the Capital Account balance of such holders’ Preferred Series A Subclass 0 Initial Amount for any rolling twelve (12) month period.

“Preferred Series A Subclass 1 Unit Accounts” has the meaning set forth in Section 7.01(a).

“Preferred Series A Subclass 1 Unit Conversion Amount” has the meaning set forth in Section 7.08(b).

“Preferred Series A Subclass 1 Unit Conversion Price” means the average closing price of a share of Class A Common Stock as reported on the exchange on which the Class A Common Stock is traded for the thirty (30) day period ended immediately prior to the applicable Quarterly Exchange Date, or if the Class A Common Stock is not listed on a national securities exchange, then the average closing price of a share of Common Stock as quoted on the automated quotation system on which the Class A Common Stock is quoted (including applicable tiers of the over-the-counter market maintained by the OTC Market Group, Inc.) for the thirty (30) day period ended immediately prior to the applicable Quarterly Exchange Date; provided that, for the period from June 7, 2023 through December 31, 2027, the Preferred Series A Subclass 1 Unit Conversion Amount shall not be less than $840.00, as such amount may be adjusted pursuant to Section 7.01(c).

“Preferred Series A Unit Accounts” means the (a) Preferred Series A Subclass 0 Unit Accounts and (b) Preferred Series A Subclass 1 Unit Accounts.

“Preferred Series Unit Account” means an account representing an interest in the Partnership designated as a “Preferred Series Unit Account” herein and having the rights pertaining thereto as are set forth in this Agreement. For the avoidance of doubt, Preferred Series Unit Accounts are not Class A Units, Class S Units, or FLP Unit Accounts. Preferred Series Unit Accounts shall include Preferred Series A Subclass 0 Unit Accounts and Preferred Series A Subclass 1 Unit Accounts.

“Primary Indemnification” has the meaning set forth in Section 10.02(a).

“Pro Rata” means, unless otherwise provided in this Agreement, (a) when used with respect to each category of Units, or any class, accounts or series thereof, apportioned equally among all designated Units (or categories, classes or series thereof) or in accordance with Sub-Capital Account balances with respect to the Preferred Series Unit Accounts and FLP Unit

Accounts, and, to the extent applicable, the General Partner interest, in accordance with their relative Total Percentage Interests and (b) when used with respect to Partners, apportioned among all Partners in accordance with their relative Total Percentage Interests. For the avoidance of doubt, Pro Rata apportionments under this Agreement are made without conversion of any outstanding Class S Preferred Units into Class S Ordinary Units.

“Profits” and “Losses” means, for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof (including, for the avoidance of doubt, with respect to the sale or other disposition of any Subsidiary of the Partnership or of assets used in the operation of the Partnership), determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 5.05 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (e) except for the items in clause (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

“Profit Margin” means the quotient of (i) the GAAP earnings before income, taxes, interest, depreciation and amortization (“EBITDA”) of the Partnership, including any direct or indirect Subsidiary (without duplication), divided by (ii) the total GAAP revenue of the Partnership, including any direct or indirect Subsidiary (without duplication), excluding any amount considered Net Financing Revenue related in calculating both clauses (i) and (ii) above.

“Quarterly Class S Preferred Rate” means the Base Rate; provided that the Quarterly Class S Preferred Rate shall be waived and shall not accrue during the period from June 7, 2023 until December 31, 2024, except to the extent any allocation of income is permitted under Section 5.04(a)(vi).

“Quarterly Class S Preferred Return” means for any given Fiscal Quarter (or portion thereof, for which a pro-rated Quarterly Class S Preferred Return shall apply), the amount equal to a Class S Preferred Unit holder’s Hypothetical Class S Preferred Opening Capital Account Balance, multiplied by the Quarterly Class S Preferred Rate.

“Quarterly Exchange Date” means, for each Fiscal Quarter following June 7, 2023, the date that is the later to occur of either: (i) the third business day after the date of an earnings release for the prior Fiscal Quarter; or (ii) the first day following the earnings release for the prior Fiscal Quarter that directors and executive officers of the Issuer are permitted to trade under the applicable policies of the Issuer relating to trading by directors and executive officers.

“Quarterly Preferred Series A Rate” means the Base Rate; provided, that the Quarterly Preferred Series A Rate shall be waived and shall not accrue during the period from June 7, 2023 until December 31, 2024, except to the extent of any allocation of income permitted under Section 5.04(a)(iv) in which event the holders of the Preferred Series A Subclass 1 Unit Accounts may request a distribution pursuant to Section 4.01 and, if such distribution is not requested, such amount shall be accrued for purposes of determining the Total Preferred Series A Return.

“Quarterly Preferred Series A Return” means, with respect to Preferred Series A Subclass 1 Unit Accounts, for any given Fiscal Quarter (or portion thereof, for which a pro-rated Quarterly Preferred Series A Return shall apply), the product of (i) the amount equal to such Preferred Series A Subclass 1 Unit Account holder’s Hypothetical Preferred Opening Capital Account Balance, multiplied by (ii) the Quarterly Preferred Series A Rate.

“Sales Proceeds” has the meaning set forth in Section 4.07.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Similar Law” means any law or regulation that could cause the underlying assets of the Partnership to be treated as assets of a Limited Partner by virtue of its limited partner interest in the Partnership and thereby subject the Partnership and the General Partner (or other persons responsible for the investment and operation of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“SOFR Rate” means the 90-day Average SOFR divided by four.

“Sub-Capital Account” means a separate sub-account maintained with respect to a Partner’s Capital Account in accordance with Section 5.02.

“Subclass 1 FLP Unit Accounts” has the meaning set forth in Section 7.01(a).

“Subclass 2 FLP Unit Accounts” has the meaning set forth in Section 7.01(a).

“Subclass 3 FLP Unit Accounts” has the meaning set forth in Section 7.01(a).

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person, at the date of determination, (i) is a general partner of such partnership, (ii) owns more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class), directly or indirectly, or (iii) otherwise controls such partnership, directly or indirectly, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, (i) has at least a majority ownership interest, (ii) has the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (iii) otherwise controls such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under GAAP.

“Substitute GP” has the meaning set forth in Section 9.02.

“Tax Advances” has the meaning set forth in Section 5.07.

“Tax Amount” has the meaning set forth in Section 4.03(a).

“Tax Distributions” has the meaning set forth in Section 4.03(a).

“Tax Matters Partner” has the meaning set forth in Section 5.08(a).

“Total Class S Preferred Return” means the amount calculated by summing a Class S Preferred Unit holder’s Quarterly Class S Preferred Returns for each Fiscal Quarter.

“Total Percentage Interest” means, with respect to any Partner, the quotient obtained by dividing the number of Units, or any class thereof, then owned by such Partner by the number of Units, or any class thereof, then owned by all Partners. For the avoidance of doubt, Total Percentage Interest is computed (i) with respect to any Preferred Series Unit Account, on an as converted basis, and (ii) without conversion of any outstanding Class S Preferred Units into Class S Ordinary Units.

“Total Preferred Series A Return” means the amount calculated by summing a Preferred Series A Unit Account holder’s Quarterly Preferred Series A Returns for each Fiscal Quarter; provided, that any Quarterly Preferred Series A Return that is not allocated pursuant to Section 5.04(a)(iv) during the period from June 7, 2023 through December 31, 2024 will not be included in the Total Preferred Series A Return.

“Trading Price” means, as of any date, (i) if the Class A Common Stock is listed on a national securities exchange, the closing price on such date of one share of Class A Common Stock, as reported on the primary exchange on which the shares of Class A Common Stock are traded, or (ii) if the Class A Common Stock is not listed on a national securities exchange, the closing price on such date as quoted on the automated quotation system on which the Class A Common Stock is quoted (including applicable tiers of the over-the-counter market maintained by OTC Market Group, Inc.).

“Transfer” means, in respect of any Unit, property or other asset, any sale, assignment, transfer, distribution, exchange, mortgage, pledge, hypothecation or other disposition thereof, whether voluntarily or by operation of Law, directly or indirectly, in whole or in part, including, without limitation, the exchange of any Unit for any other security.

“Transferee” means any Person that is a permitted transferee of a Partner’s interest in the Partnership, or part thereof.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“UBTI” means unrelated business taxable income or unrelated business debt financed income as defined in Sections 512 and 514 of the Code.

“Unit Price” means, at all times after June 7, 2023, the Trading Price.

“Units” means the Class A Units, the Class S Units, the FLP Unit Accounts, the Preferred Series Unit Accounts and any other Class of Units or Unit Accounts that is established in accordance with this Agreement, which shall constitute interests in the Partnership as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Partnership at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Partner as provided in this Agreement, together with the obligations of such Partner to comply with all terms and provisions of this Agreement, including, solely where applicable, the General Partner interest.

“VWAP Price” has the meaning set forth in the definition of Preferred Series A Subclass 0 Unit Conversion Price.

ARTICLE II.

FORMATION, TERM, PURPOSE AND POWERS

Section 2.01. Formation. The Partnership was formed as a limited partnership under the provisions of the Act by the filing on May 14, 2010 of the Certificate. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership. The rights, powers, duties, obligations and liabilities of the Partners shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution and filing of the Certificate and each amendment thereto is hereby ratified, approved and confirmed by the Partners.

Section 2.02. Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Beneficient Company Holdings, L.P.,” and all Partnership business shall be conducted in that name or in such other names that comply with applicable Law as the General Partner in its reasonable discretion may select from time to time. Subject to the Act, the General Partner may change the name of the Partnership (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Partners.

Section 2.03. Term. The term of the Partnership commenced on the date of the filing of the Certificate, and the term shall continue until the dissolution of the Partnership in accordance with Article IX. The existence of the Partnership shall continue until cancellation of the Certificate in the manner required by the Act.

Section 2.04. Offices. The Partnership may have offices at such places either within or outside the State of Delaware as the General Partner from time to time may select. As of the date hereof, the principal place of business and office of the Partnership is located at 325 N. St. Paul Street, Suite 4850, Dallas, Texas 75201.

Section 2.05. Agent for Service of Process; Existence and Good Standing; Foreign Qualification.

(a) The Partnership’s registered agent and registered office for service of process in the State of Delaware shall be as set forth in the Certificate, as the same may be amended by the General Partner from time to time.

(b) The General Partner may take all action which may be necessary or appropriate (i) for the continuation of the Partnership’s valid existence as a limited partnership under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Partnership to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Partnership in accordance with the provisions of this Agreement and applicable Laws and regulations. The General Partner may file or cause to be filed for recordation in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, such certificates (including certificates of limited partnership and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Partners. The General Partner may cause the Partnership to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Partnership to do business in any jurisdiction other than the State of Delaware.

Section 2.06. Business Purpose. The Partnership was formed for the object and purpose of, and the nature and character of the business to be conducted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act.

Section 2.07. Powers of the Partnership. Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act, including, without limitation, the ownership and operation of the assets and other property contributed to the Partnership by the Partners, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.06.

Section 2.08. Partners; Admission of New Partners. Each of the Persons listed in the books and records of the Partnership as a partner of the Partnership on the date hereof, by virtue of the execution of this Agreement, is admitted as a partner (general or limited, as applicable and noted in the books and records) of the Partnership. A list of the Partners of the Partnership reflecting their respective Capital Account balances (including Hypothetical Preferred Opening Capital Account Balances) as determined in accordance with this Agreement as of the date hereof is set forth in the books and records of the Partnership (the “Partnership Register”). The rights, duties and liabilities of the Partners shall be as provided in the Act, except as is otherwise expressly provided herein, and the Partners consent to the variation of such rights, duties and liabilities as provided herein. Subject to Section 8.07 with respect to substitute Limited Partners, a Person may be admitted from time to time as a new Limited Partner upon the issuance of Units in accordance with this Agreement. Each new Limited Partner shall execute and deliver to the General Partner an appropriate supplement, substantially in the form attached hereto as Annex A, to this Agreement pursuant to which the new Limited Partner agrees to be bound by the terms and conditions of the Agreement, as it may be amended from time to time. A new General Partner or substitute General Partner may be admitted to the Partnership solely in accordance with Section 8.06 or Section 9.02(e). The General Partner shall amend the books and records of the Partnership, including the Partnership Register of the Partnership, to reflect any changes to the current Partners or Transfers made subsequent to this Agreement, in each case in accordance with this Agreement.

Section 2.09. Withdrawal. No Partner shall have the right to withdraw as a Partner of the Partnership other than following the Transfer of all Units owned by such Partner in accordance with Article VIII or conversion of all their Units pursuant to an Exchange Transaction in accordance with this Agreement.

Section 2.10. Investment Representations of Partners. Each Partner hereby represents, warrants and acknowledges to the Partnership that: (a) such Partner has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Partnership and is making an informed investment decision with respect thereto; (b) such Partner is acquiring interests in the Partnership for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Partner.

ARTICLE III.

MANAGEMENT

Section 3.01. General Partner.

(a) The business, property and affairs of the Partnership shall be managed under the sole, absolute and exclusive direction of the General Partner, which may from time to time delegate authority to Officers or to others to act on behalf of the Partnership.

(b) Without limiting the foregoing provisions of this Section 3.01, the General Partner shall have the general power to manage or cause the management of the Partnership (which may be delegated to Officers of the Partnership), including, without limitation, the following powers:

(i) to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Partnership;

(ii) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, Indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(iii) to establish and enforce limits of authority and internal controls with respect to all personnel and functions;

(iv) to engage attorneys, consultants and accountants for the Partnership;

(v) to develop or cause to be developed accounting procedures for the maintenance of the Partnership’s books of account; and

(vi) to do all such other acts as shall be authorized in this Agreement or by the Partners in writing from time to time.

Section 3.02. Compensation. The General Partner shall not be entitled to any compensation for services rendered to the Partnership in its capacity as General Partner.

Section 3.03. Expenses. The Partnership shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Partnership (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Partnership. The Partnership shall also, in the reasonable discretion of the General Partner, bear and/or reimburse the General Partner for (a) any costs, fees or expenses incurred by the General Partner in connection with serving as the General Partner, (b) all other expenses allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates) and (c) all costs, fees or expenses owed directly or indirectly by the Partnership or the General Partner to the Issuer pursuant to their reimbursement obligations under, or which are otherwise allocated to the General Partner pursuant to, the GP LLC Agreement. To the extent that the General Partner determines in its reasonable discretion that such expenses are related to the business and affairs of the General Partner that are conducted through the Partnership and/or its Subsidiaries (including expenses that relate to the business and affairs of the Partnership and/or its Subsidiaries and that also relate to other activities of the General Partner), the General Partner may cause the Partnership to pay or bear all expenses of the General Partner, including, without limitation, compensation and meeting costs of any board of directors or similar body of the General Partner, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Partnership shall not pay or bear any income tax obligations of the General Partner. Reimbursements pursuant to this Section 3.03 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 10.02.

Section 3.04. Officers. Subject to the direction and oversight of the General Partner, the day-to-day administration of the business of the Partnership may be carried out by persons who may be designated in writing as Officers by the General Partner, with titles including but not limited to “assistant secretary,” “assistant treasurer,” “chairman,” “chief executive officer,” “chief financial officer,” “chief operating officer,” “chief risk officer,” “director,” “general counsel,” “general manager,” “managing director,” “president,” “principal accounting officer,” “secretary,” “senior chairman,” “senior managing director,” “treasurer,” “vice chairman” or “vice president,” and as and to the extent authorized by the General Partner. The Officers of the Partnership shall have such titles and powers and perform such duties as shall be determined from time to time by the General Partner and otherwise as shall customarily pertain to such offices. Any number of offices may be held by the same person. In its reasonable discretion, the General Partner may choose not to fill any office for any period as it may deem advisable. All Officers and other persons providing services to or for the benefit of the Partnership shall be subject to the supervision and direction of the General Partner and may be removed, with or without cause, from such office by the General Partner and the authority, duties or responsibilities of any employee, agent or officer of the Partnership may be suspended by the General Partner from time to time, in each case in the reasonable discretion of the General Partner. The General Partner shall not cease to be a general partner of the Partnership as a result of the delegation of any duties hereunder. No Officer of the Partnership, in its capacity as such, shall be considered a general partner of the Partnership by agreement, as a result of the performance of its duties hereunder or otherwise. Notwithstanding anything set forth herein or in any previous delegation to an Officer of the Partnership, all powers granted to the Board of Directors of the Issuer pursuant to the GP LLC Agreement relating to the Partnership or specifically granted to the General Partner under this Agreement are hereby specifically delegated to and retained by the General Partner in its reasonable discretion and shall not be, and are not, delegated to any Officer. Notwithstanding anything set forth herein or in any previous delegation to an Officer of the Partnership, no Officer may make any decisions for, or bind the Partnership unless such Officer has been specifically delegated such authority in writing by the General Partner.

Section 3.05. Additional Subsidiaries; Charities.

(a) Whenever the Partnership makes any determination relating to the formation, creation or other acquisition of (or permitting the formation, creation or acquisition of) any new or additional direct or indirect Subsidiary, such determination on behalf of the Partnership shall be made by the General Partner in its reasonable discretion and shall not be, and is not, delegated to any Officer. Without limitation of the foregoing, the Partnership shall establish and structure each new or additional direct or indirect Subsidiary in a manner that maintains the allocation of Excluded Amounts as contemplated in Section 5.04(c), and the Partnership shall cause the governing documents of such Subsidiary (including the allocation of proceeds from the sale, exchange or disposition of such Subsidiary) to maintain the allocation of Excluded Amounts as contemplated in Section 5.04(c), such determinations on behalf of the Partnership shall be made by the General Partner in its reasonable discretion and shall not be, and is not, delegated to any Officer.

(b) Whenever the Partnership makes any determination relating to the Partnership, the Issuer or any Affiliate or Subsidiary thereof regarding any charitable contributions or any other use or involvement of a charity in the business of the Partnership, the Issuer or any Affiliate or Subsidiary thereof, such determination on behalf of the Partnership shall be made by the General Partner in its reasonable discretion and shall not be, and is not, delegated to any Officer.

Section 3.06. Authority of Partners.

(a) No Limited Partner, in its capacity as such, shall participate in or have any control over the business of the Partnership. Except as expressly provided herein, the Units do not confer any rights upon the Limited Partners to participate in the affairs of the Partnership described in this Agreement. Except as expressly provided herein, no Limited Partner shall have any right to vote on any matter involving the Partnership or any other matter that a limited partner might otherwise have the ability to vote on or consent with respect to under the Act, at law, in equity or otherwise. Notwithstanding the foregoing, Limited Partners, voting as a single class, shall have the right to vote on any merger, consolidation, combination or conversion of the Partnership. The conduct, control and management of the Partnership shall be vested exclusively in the General Partner. In all matters relating to or arising out of the conduct of the operation of the Partnership, the decision of the General Partner shall be the decision of the Partnership. Except as required or permitted by Law, or expressly provided in the ultimate sentence of this Section 3.06(a) or by separate agreement with the Partnership, no Partner who is not also a General Partner (and acting in such capacity) shall take any part in the management or control of the operation or business of the Partnership in its capacity as a Partner, nor shall any Partner who is not also a General Partner (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Partnership in his or its capacity as a Partner in any respect or assume any obligation or responsibility of the Partnership or of any other Partner. Notwithstanding the foregoing, the Partnership may from time to time appoint one or more Partners as officers or employ one or more Partners as employees, and such Partners, in their capacity as officers or employees of the Partnership (and not, for clarity, in their capacity as Limited Partners of the Partnership), may take part in the control and management of the business of the Partnership to the extent such authority and power to act for or on behalf of the Partnership has been delegated to them by the General Partner.

(b) Without the written consent of the Limited Partners holding a majority of (i) the FLP Unit Accounts voting as a single class, and (ii) to the extent effecting the Subclass 3 FLP Unit Accounts, the Subclass 3 FLP Unit Accounts, the Partnership and its Subsidiaries may not directly or indirectly sell, modify any economic rights of, dispose of, transfer, or otherwise hypothecate any Subsidiary interests in a manner that adversely affects the allocation of Excluded Amounts as contemplated in Section 5.04(c).

Section 3.07. Action by Written Consent or Ratification. Any action or ratification of any action required to be taken by the Partners, or any action which may be taken at any meeting of such Partners, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Partners having not less than the minimum number of votes that would be necessary to authorize or take such action, or ratify such action, at a meeting at which all Partners entitled to vote thereon were present and voted.

ARTICLE IV.

DISTRIBUTIONS

Section 4.01. Preferred Series A Subclass 1 Unit Accounts Distributions. From and after April 1, 2023, with respect to any applicable Fiscal Quarter where there was a positive income allocation of Quarterly Preferred Series A Return pursuant to Section 5.04(a)(iv), if Beneficient Holdings, Inc. makes a written request for distribution from the Partnership for distribution upon a business day at least 30 days of the date such notice is received by the Partnership, the Partnership shall, subject to Available Cash and making all required payments subject to Section 4.08, on such specified payment date in such notice, make a distribution Pro Rata to the holders of the Preferred Series A Subclass 1 Unit Accounts out of Available Cash up to the amount of such applicable Fiscal Quarter’s income allocation pursuant to Section 5.04(a)(iv), with a corresponding reduction to the Capital Account balance of each such Preferred Series A Subclass 1 Unit Account for amounts so distributed.

Section 4.02. Discretionary Distributions. The General Partner, in its reasonable discretion, may authorize distributions by the Partnership as follows; provided, that, with respect to any Fiscal Quarter, no distributions may be made under this Section 4.02 until all distributions due under Section 4.01 with respect to such Fiscal Quarter have been made and any required Guaranteed Series A-0 Payment in respect of such Fiscal Quarter pursuant to Section 4.08 has been paid:

(a) first, Pro Rata to the holders of Preferred Series A Subclass 1 Unit Accounts, up to the sum of the unpaid Total Preferred Series A Return applicable to such Preferred Series A Subclass 1 Unit Accounts (taking in to account, without duplication, any amounts paid under Section 4.01) until the cumulative amount of distributions under this Section 4.02(a) and Tax Distributions under Section 4.03 to the holders of Preferred Series A Subclass 1 Unit Accounts are equal to the unpaid Total Preferred Series A Return applicable to such Preferred Series A Subclass 1 Unit Accounts (taking into account, without duplication, any amounts paid under Section 4.01);

(b) second, Pro Rata to the holders of Class S Preferred Units, up to the sum of the unpaid Total Class S Preferred Return applicable to such Class S Preferred Units, until the cumulative amount of distributions under this Section 4.02(c) and Tax Distributions under Section 4.03 made to the holders of Class S Preferred Units are equal to the unpaid Total Class S Preferred Return; and

(c) thereafter, to all holders of Units, pro rata in accordance with their respective positive Capital Account balances in respect of such Units; provided, however, that without the prior written consent of a majority of the Executive Committee, the General Partner shall not authorize distributions pursuant to this Section 4.02(d) to the extent such distributions would result in the amount of liquid assets of the Partnership being less than the Minimum Retained Earnings.

Section 4.03. Tax and Other Distributions and Redemptions.

(a) If taxable income (including any income allocable under Section 704(c) of the Code) of the Partnership for a Fiscal Year will give rise to taxable income for Partners, including income derived as a result of allocations previously made to a Partner under Section 5.04(d) and, to the extent related to contributions made on or prior to June 30, 2018, including income resulting from a reduction in a Partner’s share of liabilities under Section 752 of the Code or other constructive but not actual distribution to a Partner in excess of that Partner’s basis in its Partnership interest (“Net Taxable Income”), the General Partner (i) will cause the Partnership to distribute to holders of FLP Unit Accounts (other than the holder of the Subclass 3 FLP Unit Account), Class S Units and Preferred Series Unit Accounts, and (ii) with the prior written consent of a majority of the Executive Committee, may cause the Partnership to distribute to holders of Class A Units, cash (the “Tax Distributions”) with respect to each such Unit, Preferred Series Unit Account or FLP Unit Account, as applicable, in an amount equal to the excess of the Tax Amount with respect to such Unit (or FLP Unit Account or Preferred Series Unit Account) over the amount of other distributions previously made with respect to such Unit or FLP Unit Account or Preferred Series Unit Account, as applicable, by the Partnership during such Fiscal Year; provided that, the General Partner may in its reasonable discretion (but subject to the prior written consent of the applicable Unit or Preferred Series Unit Account or FLP Unit Account holder) redeem an amount of Class A Units or Class S Units of any such holder for cash representing up to that holder’s Net Taxable Income on the holder’s Class A Units or Class S Units, as appropriate, as such holder’s Tax Distribution (any such redemption to occur after all adjustments required under Section 5.04 and Section 7.04 have been made). Any Units redeemed pursuant to the previous sentence shall be valued based on Unit Price as of the date of redemption. A redemption under this Section 4.03(a) shall not be considered a non-pro rata distribution to which Section 4.05 applies. The Tax Distributions payable with respect to any Fiscal Year shall be computed based upon the General Partner’s estimate of the highest allocable Net Taxable Income to the Unit in the hands of the applicable Partner in accordance with Article V, multiplied by the Assumed Tax Rate (the “Tax Amount”). For purposes of computing the Tax Amount, the effect of any benefit under Section 734(b) or 743(b) of the Code will be ignored. If as of the end of any Fiscal Year (with the day before an event giving rise to Sales Proceeds being treated as the last day of the then-current Fiscal Year) the Capital Account balance in respect of any Subclass 3 FLP Unit Accounts is positive, the General Partner will cause the Partnership to distribute to holders of Subclass 3 FLP Unit Accounts cash in the amount of such Capital Account balance in respect of such applicable Subclass 3 FLP Unit Accounts, and such Capital Account balance shall be reduce to zero upon such distribution. Notwithstanding anything to the contrary in this Agreement, in the event that the Partnership or any taxing authority determines that any amount accrued but not paid to a Partner constitutes a “guaranteed payment” (within the meaning of Section 707(c) of the Code), the Partner shall be entitled to receive Tax Distributions under this Section 4.03(a) calculated using ordinary income tax rates rather than the Assumed Tax Rate which Tax Distribution shall be treated as an advance against the accrued but unpaid amount.

(b) To the extent related to contributions made on or prior to June 30, 2018, and without duplication of any distribution to be made to a Partner under Section 4.03(a) in respect of a reduction in a share of liabilities, to the extent that a Partner directly, indirectly or as part of an overall plan transfers outstanding indebtedness of the Partnership to the Partnership, such Partner shall be entitled to a distribution equal to the excess of (i) the product of a fraction, the numerator of which is one and the denominator of which is one minus the Assumed Tax Rate, and the amount of such indebtedness over (ii) the amount of such indebtedness.

(c) Tax Distributions with respect to any Unit shall be calculated and paid no later than one day prior to each quarterly due date for the payment by corporations on a calendar year of estimated taxes under the Code in the following manner: (i) for the first quarterly period, 25% of the Tax Amount with respect to such Unit; (ii) for the second quarterly period, 50% of the Tax Amount with respect to such Unit, less the prior Tax Distributions with respect to such Unit for the Fiscal Year; (iii) for the third quarterly period, 75% of the Tax Amount with respect to such Unit, less the prior Tax Distributions with respect to such Unit for the Fiscal Year; and (iv) for the fourth quarterly period, 100% of the Tax Amount with respect to such Unit, less the prior Tax Distributions with respect to such Unit for the Fiscal Year. Following each Fiscal Year, and no later than one day prior to the due date for the payment by corporations of income taxes for such Fiscal Year, the General Partner shall make an amended calculation of the Tax Amount with respect to each Unit for such Fiscal Year (the “Amended Tax Amount”), and shall cause the Partnership to distribute a cash Tax Distribution with respect to each Unit to the extent that the Amended Tax Amount with respect to such Unit so calculated (less other distributions made with respect to such Unit during such Fiscal Year) exceeds the cumulative Tax Distributions previously made by the Partnership with respect to such Unit in respect of such Fiscal Year. If the Amended Tax Amount with respect to such Unit is less than the cumulative Tax Distributions previously made with respect to such Unit by the Partnership in respect of the relevant Fiscal Year, then the difference (the “Credit Amount”) shall be applied against, and shall reduce, the amount of Tax Distributions with respect to such Unit made for subsequent Fiscal Years. Within 30 days following the date on which the Partnership files a tax return on Form 1065, the General Partner shall make a final calculation of the Tax Amount with respect to each Unit of such Fiscal Year (the “Final Tax Amount”) and shall cause the Partnership to distribute a cash Tax Distribution with respect to each Unit to the extent that the Final Tax Amount with respect to such Unit so calculated exceeds the Amended Tax Amount with respect to such Unit. If the Final Tax Amount with respect to any Unit is less than the Amended Tax Amount with respect to such Unit in respect of the relevant Fiscal Year, then the difference (“Additional Credit Amount”) shall be applied against, and shall reduce, the amount of Tax Distributions with respect to such Unit made for subsequent Fiscal Years. Any Credit Amount and Additional Credit Amount applied against future Tax Distributions shall be treated as an amount actually distributed pursuant to this Section 4.03(c) for purposes of the computations herein.

Section 4.04. Liquidation Distribution. Distributions made upon dissolution of the Partnership shall be made as provided in Section 9.03.

Section 4.05. Disproportionate Distributions. If there is a non-liquidating distribution that is not Pro Rata among Class A Units, Class S Ordinary Units and Class S Preferred Units (on an as-converted basis), then the number of outstanding Units will be increased or decreased, as appropriate, to reflect such disproportionate distribution as determined by the General Partner in its reasonable discretion. Neither a distribution pursuant to Section 4.02 nor a redemption pursuant to Section 4.03(a) shall be considered a non-Pro Rata distribution to which this Section 4.05 applies.

Section 4.06. Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the General Partner shall not make a Partnership distribution to any Partner if such distribution would violate the Act or other applicable Law.

Section 4.07. Distribution of Sales Proceeds. Any distribution of net consideration received from a Partnership Sale (the “Sales Proceeds”) shall be made, in each case only following and being reduced for the full payment of any required Guaranteed Series A-0 Payment and in respect of such Fiscal Quarter pursuant to Section 4.08 has been paid (with the day before an event giving rise to Sales Proceeds being treated as the last day of the then-current Fiscal Quarter), in the following order after application of Section 5.04 through Section 5.07 (applied (x) after increasing each Partner’s Capital Account and Sub-Capital Account by the amount of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, and (y) taking into account any Profit and Loss of the Partnership through the date of the distribution (including any gains or losses from the event giving rise to the Sales Proceeds)) and Section 7.04:

(a) first, Pro Rata to the holders of Preferred Series A Subclass 0 Unit Accounts in an amount equal to the positive Sub-Capital Account balances attributable to such Preferred Series A Subclass 0 Unit Accounts;

(b) second, Pro Rata to the holders of Preferred Series A Subclass 1 Unit Accounts in an amount equal to the positive Sub-Capital Account balances attributable to such Preferred Series A Subclass 1 Unit Accounts;

(c) third, Pro Rata to the holders of Class S Preferred Units in an amount equal to the positive Capital Account balances attributable to such Class S Preferred Units; and

(d) fourth, Pro Rata to the holders of the Class A Units and Class S Ordinary Units in an amount equal to the positive Capital Account balances attributable to such Units.

Section 4.08. Preferred Series A Subclass 0 Guaranteed Payment. Promptly at the end of each Fiscal Quarter (with the day before an event giving rise to Sales Proceeds being treated as the last day of the then-current Fiscal Quarter), unless waived by a majority in interest of the Preferred Series A Subclass 0 Unit Accounts, the Partnership will make a “guaranteed payment” (within the meaning of Section 707(c) of the Code) (the “Guaranteed Series A-0 Payment”) to each Preferred Series A Subclass 0 Unit Account holder equal to the product of (a) the then-current Capital Account balance of such Preferred Series A Subclass 0 Unit Accounts, multiplied by (b) 1.5%, plus any previously due but unpaid Guaranteed Series A-0 Payment pursuant to this Section 4.08.

ARTICLE V.

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;

TAX ALLOCATIONS; TAX MATTERS

Section 5.01. Capital Contributions. The Partnership has issued to the Partners who have made, on or prior to the date hereof, Capital Contributions, in exchange therefor, the number and type of Class A Units, Class S Units, Preferred Series Unit Accounts, Subclass 1 FLP Unit Accounts and Subclass 3 FLP Unit Accounts as specified in the books and records of the Partnership.

Section 5.02. Capital Accounts.

(a) Notwithstanding anything herein to the contrary, a separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv). Sub-Capital Accounts shall be established for each holder of Units other than Class A Units to reflect the allocations to the holder’s Capital Account for the FLP Unit Account, the Class S Ordinary Units, the Class S Preferred Units or the Preferred Series Unit Account, as appropriate. The Capital Account of each Partner shall be credited with such Partner’s Capital Contributions, if any, all Profits allocated to such Partner pursuant to Section 5.04, any items of income or gain which are specially allocated pursuant to Section 5.05, and any amount as indicated in Section 7.04; and shall be debited with all Losses allocated to such Partner pursuant to Section 5.04, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 5.05, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner, and by any amount as indicated in Section 7.04. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any interest in the Partnership in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(b) The General Partner shall make such adjustments to Capital Accounts as it determines in its reasonable discretion to be appropriate to ensure allocations are made in accordance with the terms of this Agreement. Interest shall not be payable on Capital Account balances. The Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulations, the provisions of this Agreement.

Section 5.03. Additional Capital Contributions. Except as otherwise provided in this Agreement, no Partner shall be required to make additional Capital Contributions to the Partnership without the written consent of such Partner or permitted to make additional Capital Contributions to the Partnership without the written consent of the General Partner. The Partnership may admit additional Partners from time to time as provided in Section 7.01(d) or otherwise.

Section 5.04. Allocations of Profits and Losses.

(a) Profit of the Partnership Excluding Excluded Amounts. Notwithstanding any other provision herein, the General Partner may make any adjustments to the allocations in this Section 5.04 so as to cause the allocations to comply with Treasury Regulations Section 1.704-2 or to correct any errors, ambiguities, inconsistencies or omissions. All Profit of the Partnership (excluding Excluded Amounts) shall be allocated as follows, in each case, pro rata in accordance with the number of the applicable Class of Units held, or the applicable Sub-Capital Account balance in the case of Preferred Series Unit Accounts, unless otherwise specified in this Section 5.04(a), on the last day of each Fiscal Quarter, and the day before an event giving rise to Sales Proceeds will be treated as the last day of a Fiscal Quarter:

(i) first, to the holders of the Class A Units, Class S Ordinary Units and Class S Preferred Units in an amount equal to the Losses allocated pursuant to Section 5.04(b)(v), pro rata among them based on the amount of such Losses;

(ii) second, to the holders of the Preferred Series A Subclass 0 Unit Accounts in an amount equal to the Losses allocated pursuant to Section 5.04(b)(iv);

(iii) third, to the holders of the Preferred Series A Subclass 1 Unit Accounts in an amount equal to the Losses allocated pursuant to Section 5.04(b)(iii);

(iv) fourth, to the holders of the Preferred Series A Subclass 1 Unit Accounts until the total amount allocated pursuant to this clause equals the Quarterly Preferred Series A Return with respect to the Preferred Series A Subclass 1 Unit Accounts;

(v) fifth, to the holders of the Class S Preferred Units in an amount equal to the Losses allocated pursuant to Section 5.04(b)(ii);

(vi) sixth, to the holders of the Class S Preferred Units until the total amount allocated pursuant to this clause equals the Quarterly Class S Preferred Return; and

(vii) seventh, to the holders of Class A Units, Class S Ordinary Units and Class S Preferred Units, pro rata among them based on the number of Units of such Classes held by each of them.

(b) Loss of the Partnership Excluding Excluded Amounts. Unless otherwise specified in this Section 5.04(b), all Losses of the Partnership (excluding Excluded Amounts) shall be allocated as follows, in each case, pro rata in accordance with the number of the applicable Class of Units held, or Sub-Capital Account balance in the case of Preferred Series Unit Accounts, on the last day of each Fiscal Quarter, and the day before an event giving rise to Sales Proceeds will be treated as the last day of a Fiscal Quarter:

(i) first, to the holders of Class A Units and Class S Ordinary Units in an amount equal to the Capital Account balances associated with such Units, pro rata among them based on such Capital Account balances;

(ii) second, to the holders of Class S Preferred Units in an amount equal to the Capital Accounts associated with such Units;

(iii) third, to the holders of Preferred Series A Subclass 1 Unit Accounts in an amount equal to the Capital Accounts associated with the Preferred Series A Subclass 1 Unit Accounts;

(iv) fourth, to the holders of Preferred Series A Subclass 0 Unit Accounts in an amount equal to the Capital Accounts associated with the Preferred Series A Subclass 0 Unit Accounts; and

(v) fifth, to the holders of Class A Units, Class S Ordinary Units and Class S Preferred Units, pro rata among them based on the number of Units of such Classes held by each of them.

(c) Allocation of Excluded Amounts. All Excluded Amounts of the Partnership shall be allocated as follows on the last day of each Fiscal Quarter, and the day before an event giving rise to Sales Proceeds will be treated as the last day of a Fiscal Quarter:

(i) The Profit earned from (A) 15% of the Net Financing Revenue and (B) the Excess EBITDA Margin shall be allocated to the holders of FLP Unit Accounts (other than the holders of the Subclass 3 FLP Unit Accounts) (1) 50.5% to the holder of the Subclass 1 FLP Unit Accounts and (2) 49.5% to the holder of the Subclass 2 FLP Unit Accounts, in each case on a pro rata basis based on existing Capital Account balances of such Subclass 1 FLP Unit Accounts or Subclass 2 FLP Unit Accounts, as applicable. For the avoidance of doubt, (i) where there is sufficient applicable taxable income, an allocation of Profits of Net Financing Revenue will be of the same underlying character as such taxable income, and (ii) otherwise, such allocation of Profits of Net Financing Revenue shall constitute a taxable capital shift.

(ii) The Profit earned from 5% of the Net Financing Revenue shall be allocated to the holders of the Subclass 3 FLP Unit Accounts on a pro rata basis based on existing Capital Account balances of such Subclass 3 FLP Unit Accounts; provided, however, that the amount allocated under this clause (ii) in respect of any Fiscal Quarter shall be limited to 10% of the average annualized stated interest (to the extent constituting Net Financing Revenue) of the quarterly average of new loans issued by any Subsidiaries of the Partnership during the previous twelve Fiscal Quarters. For the avoidance of doubt, (i) where there is sufficient applicable taxable income, an allocation of Profits of Net Financing Revenue will be of the same underlying character as such taxable income, and (ii) otherwise, such allocation of Profits of Net Financing Revenue shall constitute a taxable capital shift.

(iii) 100% of the amounts distributed from any BEN UBTI Blocker to the Partnership shall be allocated to the holders of Class A Units after taking into account any amounts allocated under Section 5.04(a) in respect of such Fiscal Quarter in determining if the applicable amount required to be allocated has been already satisfied in whole or in part and disregarding any such portion of Section 5.04(a) in respect of any other class of Units.

(d) Except as provided herein, upon an upward adjustment to the Carrying Value of any asset pursuant to the definition of Carrying Value, such adjustment (which, for the avoidance of doubt, shall not include (A) the value of property or cash contributed to the Partnership in connection with the event giving rise to the adjustment to Carrying Value; or (B) any property or cash contributed to the Partnership prior to June 1, 2018) shall be allocated:

(i) first, among the holders of FLP Unit Accounts (other than the Subclass 3 FLP Unit Accounts) (1) 50.5% to the holder of the Subclass 1 FLP Unit Accounts and (2) 49.5% to the holder of the Subclass 2 FLP Unit Accounts, in each case on a pro rata basis based on existing Capital Account balances of such Subclass 1 FLP Unit Accounts and Subclass 2 FLP Unit Accounts, as applicable, in an amount equal to the Book Difference Allocation Amount;

(ii) second, based on a methodology reasonably determined by the General Partner, among the Class A Units and Class S Units (on an as-converted basis) in the amount necessary to cause the Capital Account balances of each series of Class A Units to be equal and to cause the Capital Account balances of each series of Class S Units (on an as-converted basis) to be equal; and

(iii) third, as to all upward adjustments not allocated pursuant to clauses (i) and (ii) of this Section 5.04(d), Pro Rata among all Units, except the Preferred Series Unit Accounts and FLP Unit Accounts, issued and outstanding immediately prior to the adjustment to Carrying Value.

(e) Losses attributable to a downward adjustment to the Carrying Value of any asset shall be allocated Pro Rata among all holders of Units (except the Preferred Series Unit Accounts and the FLP Unit Accounts).

(f) Notwithstanding any other provision herein except for Section 5.04(h), Profits generated in connection with Sales Proceeds shall be allocated as follows:

(i) first, Pro Rata among the FLP Unit Accounts up to, in the aggregate, a proportion of the Sales Proceeds equal to the proportion that aggregate allocations under Section 5.04(c) were made to FLP Unit Accounts, compared to aggregate allocations to all Class A Units and Class S Units under Section 5.04(a) and Section 5.04(c), in each case during the four Fiscal Quarters (not including the deemed Fiscal Quarter end pursuant to Section 5.04(a) through Section 5.04(c)) preceding the sale, exchange or disposition giving rise to such Sales Proceeds, provided, that (A) the FLP Unit Accounts shall not be allocated Profits and Losses generated in connection with Sales Proceeds in an amount greater than an amount equal to 50% of such Sales Proceeds, (B) notwithstanding this Section 5.04(f)(i), the FLP Unit Accounts shall be allocated an amount equal to no less than 15% of the Profits generated in connection with the Sales Proceeds and (C) any amounts allocable to the FLP Unit Accounts pursuant to this Section 5.04(f)(i) shall be allocable solely to the Subclass 1 FLP Unit Accounts;

(ii) second, Pro Rata among the Preferred Series A Subclass 0 Unit Accounts until the cumulative amount of Profits allocated to such Preferred Series A Subclass 0 Unit Accounts is equal to the excess of (1) the aggregate amount of Loss previously allocated to such Preferred Series A Subclass 0 Unit Accounts pursuant to Section 5.04(b)(iv) over (2) the aggregate amount of Profit previously allocated to the Preferred Series A Subclass 0 Unit Accounts pursuant to Section 5.04(a)(ii).

(iii) third, Pro Rata among the Preferred Series A Subclass 1 Unit Accounts until the cumulative amount of Profits allocated to such Preferred Series A Subclass 1 Unit Accounts is equal to the excess of (1) the aggregate amount of Loss previously allocated to such Preferred Series A Subclass 1 Unit Accounts pursuant to Section 5.04(b)(iii) over (2) the aggregate amount of Profit previously allocated to the Preferred Series A Subclass 1 Unit Accounts pursuant to Section 5.04(a)(iii) and Section 5.04(a)(iv);

(iv) fourth, Pro Rata among the Preferred Series A Subclass 1 Unit Accounts up to and in proportion to the amounts necessary to cause the applicable Sub-Capital Account balance attributable to such Preferred Series A Subclass 1 Unit Account to equal the Hypothetical Preferred Opening Capital Account Balance of such Preferred Series A Subclass 1 Unit Account;

(v) fifth, pro rata among the Class S Preferred Units up to and in proportion to the greater of (A) the amounts necessary to cause the applicable holder’s Sub-Capital Account balance attributable to such Class S Preferred Units to equal the Hypothetical Class S Preferred Opening Capital Account Balance related to such Class S Preferred Units and (B) an amount equal to the sum of (1) the applicable holder’s Hypothetical Class S Preferred Opening Capital Account Balance, minus such holder’s Capital Contribution, minus any amounts previously allocated to such holders pursuant to Sections 5.04(a)(v) and 5.04(a)(vi), and (2) any amounts previously allocated pursuant to Section 5.04(b)(ii); and

(vi) sixth, pro rata between the Class A Units and Class S Ordinary Units in proportion to the aggregate allocations that were made to the Class A Units and Class S Ordinary Units under Section 5.04(a)(vii) and Section 5.04(c), in each case, during the four Fiscal Quarters (not including the deemed Fiscal Quarter end pursuant to Section 5.04(a) and Section 5.04(c)) preceding the sale, exchange or disposition giving rise to such Sales Proceeds.

(g) Notwithstanding any other provision herein, Losses generated in connection with Sales Proceeds shall be allocated as follows:

(i) first, pro rata among the Class A Units and Class S Ordinary Units in an amount equal to their remaining positive Capital Account balances, pro rata between them in an amount equal to their remaining positive Capital Account balances;

(ii) second, Pro Rata among the Class S Preferred Units in an amount equal to their remaining positive Capital Account balances;

(iii) third, Pro Rata among the Preferred Series A Subclass 1 Unit Accounts in an amount equal to their remaining Capital Account balances;

(iv) fourth, Pro Rata among the Preferred Series A Subclass 0 Unit Accounts in an amount equal to their remaining positive Capital Account balances; and

(v) fifth, Pro Rata among the Class A Units and Class S Ordinary Units, Pro Rata among them based on the number of Units held by each of them.

(h) Cancellation of Indebtedness Income. The General Partner shall first allocate items of cancellation of indebtedness income (within the meaning of Section 61(a)(12) of the Code) to the Class A Units and to the extent that any such allocation is restricted by the principles set forth in Internal Revenue Service Revenue Ruling 92-97, 1992-2 C.B. 124, the remainder shall be allocated among the Classes of Units in such manner as the General Partner deems appropriate and in accordance with the Partners’ interest in the Partnership.

Section 5.05. Special Allocations. Notwithstanding any other provision in this Article V:

(a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 5.05(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b) Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.05(b) shall be made only to the extent that a Partner would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if this Section 5.05(b) were not in this Agreement. This Section 5.05(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c) Gross Income Allocation. If any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.05(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if Section 5.05(b) and this Section 5.05(c) were not in this Agreement.

(d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Total Percentage Interests.

(e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(f) Creditable Non-U.S. Taxes. Creditable Non-U.S. Taxes for any taxable period attributable to the Partnership, or an entity owned directly or indirectly by the Partnership, shall be allocated to the Partners in proportion to the Partners’ distributive shares of income (including income allocated pursuant to Section 704(c) of the Code) to which the Creditable Non-U.S. Tax relates (under principles of Treasury Regulations Section 1.904-6). The provisions of this Section 5.05(f) are intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(4)(viii), and shall be interpreted consistently therewith.

(g) Ameliorative Allocations. Any special allocations of income or gain pursuant to Section 5.05(b) or Section 5.05(c) shall be taken into account in computing subsequent allocations pursuant to Section 5.04 and this Section 5.05(g), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 5.05(b) or Section 5.05(c) had not occurred.

Section 5.06. Tax Allocations. For income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner and permitted by the Code and Treasury Regulations) so as to take account of the difference between the Carrying Value and adjusted basis of such asset; provided, further, that the Partnership shall use the traditional method with curative allocations (as provided in Treasury Regulations Section 1.704-3(c)) for all Section 704(c) allocations, limited to allocations of income or gain from the disposition of Partnership property where allocations of depreciation deductions have been limited by the ceiling rule throughout the term of the Partnership). If, as a result of an exercise of a Noncompensatory Option to acquire an interest in the Partnership, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 5.07. Tax Advances. To the extent the General Partner reasonably believes that the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner or the Partnership is subjected to tax itself by reason of the status of any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. For all purposes of this Agreement such Partner shall be treated as having received the amount of the distribution that is equal to the Tax Advance. Unless otherwise agreed in writing by the General Partner, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest other than any penalties, additions to tax or interest imposed as a result of the Partnership’s failure to withhold or make a tax payment on behalf of such Partner, which withholding or payment is required pursuant to applicable Law but only to the extent amounts sufficient to pay such taxes were not timely distributed to the Partner pursuant to Section 4.02) with respect to income attributable to or distributions or other payments to such Partner.

Section 5.08. Tax Matters.

(a) The General Partner shall be the initial “tax matters partner” within the meaning of Section 6231(a)(7) of the Code, and the General Partner, or its designee, shall be the “partnership representative” within the meaning of Section 6223 of the Code for tax years commencing after December 31, 2017 (each of the “tax matters partner” and the “partnership representative”, the “Tax Matters Partner”). The Tax Matters Partner shall appoint an individual as a designated individual to the extent required under the Partnership Tax Audit Rules. The Tax Matters Partner (and designated individual, as applicable) may resign at such time permitted under the Partnership Tax Audit Rules. In the event of the resignation of the Tax Matters Partner, the General Partner shall appoint a new Tax Matters Partner, and in the event of the resignation of the designated individual, the Tax Matters Partner shall appoint a new designated individual. The Partnership shall file as a partnership for federal, state, provincial and local income tax purposes, except where otherwise required by Law. All elections required or permitted to be made by the Partnership, and all other tax decisions and determinations relating to federal, state, provincial or local tax matters of the Partnership, shall be made by the Tax Matters Partner, in consultation with the Partnership’s attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Partner. The Tax Matters Partner shall keep the other Partners reasonably informed as to any tax actions, examinations or proceedings relating to the Partnership and shall submit to the other Partners, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Partnership. As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of U.S. Internal Revenue Service Schedule K-1, and any comparable statements required by applicable U.S. state or local income tax Law as a result of the Partnership’s activities or investments, with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own tax returns.

(b) In respect of tax years commencing after December 31, 2017, the Partners acknowledge and agree that it is the intention of the Partners to minimize any obligations of the Partnership to pay taxes and interest in connection with any audit of the Partnership, including, by means of any available elections under Section 6226 of the Code and/or the Partners filing amended returns under Section 6225(c)(2) of the Code, in each case as amended by the Partnership Tax Audit Rules. The Partners agree to cooperate in good faith, including without limitation by timely providing information reasonably requested by the Tax Matters Partner and making elections and filing amended returns reasonably requested by the Tax Matters Partner, and the Tax Matters Partner shall make such elections as it determines in its discretion, to give effect to the preceding sentence. The Partnership shall make any payments it may be required to make under the Partnership Tax Audit Rules and, in the Tax Matters Partner’s reasonable discretion, allocate any such payment among the current or former Partners of the Partnership for the “reviewed year” to which the payment relates in a manner that reflects the current or former Partners’ respective interests in the Partnership for such “reviewed year” and any other factors taken into account in determining the amount of the payment (with the intent of apportioning the payment in the same manner as if the Partnership had made the election under Section 6226 of the Code and the payment had been assessed directly against such Partner).

Section 5.09. Other Allocation Provisions. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. In addition to amendments effected in accordance with Section 11.12 or otherwise in accordance with this Agreement, Section 5.03, Section 5.04 and Section 5.05 may also, so long as any such amendment does not materially change the relative economic interests of the Partners, be amended at any time by the General Partner if necessary, in the opinion of tax counsel to the Partnership, to comply with such regulations or any applicable Law.

Section 5.10. Subclass 2 FLP Unit Accounts. Subclass 2 FLP Unit Accounts are intended to qualify as “profits interests” within the meaning of Revenue Procedure 93-27 as clarified by Revenue Procedure 2001-43. None of the Partners being issued Subclass 2 FLP Unit Accounts shall make Capital Contributions in connection with the acquisition of such Subclass 2 FLP Unit Accounts and the Partnership shall treat such Partners as holding “profits interests” for all purposes of this Agreement with respect to such Subclass 2 FLP Unit Accounts. In the event that the Internal Revenue Service issues any additional guidance concerning the taxation of the Subclass 2 FLP Unit Accounts that are intended to qualify as “profits interests” after the execution of this Agreement, the General Partner shall take any action required by such guidance, including the filing of tax elections thereunder and the adoption of additional provisions to this Agreement that are binding on the Partnership and the Partners under Delaware Law, to achieve the same tax treatment for such Subclass 2 FLP Unit Accounts as is applicable on the date of execution of this Agreement.

ARTICLE VI.

BOOKS AND RECORDS; REPORTS

Section 6.01. Books and Records.

(a) At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership in accordance with GAAP.

(b) Except as limited by Section 6.01(c), each Limited Partner shall have the right to receive, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:

(i) a copy of the Certificate and this Agreement and all amendments thereto and hereto, together with a copy of the executed copies of all powers of attorney pursuant to which the Certificate and this Agreement and all amendments thereto and hereto have been executed; and

(ii) promptly after their becoming available, copies of the Partnership’s federal income tax returns for the three most recent years.

(c) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its reasonable discretion, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes is not in the best interests of the Partnership, could damage the Partnership or its business or that the Partnership is required by Law or by agreement with any third party to keep confidential. In addition, notwithstanding any provision in this Agreement to the contrary, no Limited Partner shall have any right to, and the General Partner may in its reasonable discretion keep confidential, all books and records and any other information of the Partnership or its Affiliates or their equity owners that was generated prior to September 1, 2017 or that otherwise relates to facts, circumstances, events, actions or communications occurring prior to September 1, 2017.

ARTICLE VII.

PARTNERSHIP UNITS

Section 7.01. Units.

(a) Classes. Interests in the Partnership shall be represented by Units. The Units initially are comprised of five Classes hereby designated as “Class A Units”, “Class S Ordinary Units”, “Class S Preferred Units”, “FLP Unit Accounts” and “Preferred Series Unit Accounts” and the FLP Unit Accounts are further subdivided into subclass 1 (“Subclass 1 FLP Unit Accounts”), with such rights as expressly set forth herein and which shall initially represent 50.5% of the FLP Unit Accounts (excluding the Subclass 3 FLP Unit Accounts), with the balance, initially representing 49.5% of the FLP Unit Accounts (excluding the Subclass 3 FLP Unit Accounts), being deemed subclass 2 (“Subclass 2 FLP Unit Accounts”), and the remainder being deemed subclass 3 (“Subclass 3 FLP Unit Accounts”). The Preferred Series Unit Accounts are further subdivided into Series A subclass 0 (“Preferred Series A Subclass 0 Unit Accounts”) and Series A subclass 1 (“Preferred Series A Subclass 1 Unit Accounts”), in each case, with such rights as expressly set forth herein.

(b) In connection with each issuance of a Class of Units, the General Partner, at its discretion, may issue a new series of such Class. The General Partner in its reasonable discretion may establish and issue, from time to time in accordance with such procedures as the General Partner shall determine from time to time, additional Units, in one or more Classes or series of Units, or other Partnership securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, Classes and series of Units or other Partnership securities), as shall be determined by the General Partner without the approval of any Partner or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Profits and Losses or items thereof; (ii) the right of such Units to share in Partnership distributions; (iii) the rights of such Units upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Total Percentage Interest as to such Units; (viii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Partnership in respect thereof, the General Partner being expressly authorized, in its reasonable discretion, to cause the Partnership to issue such Units for less than fair market value); and (ix) the right, if any, of the holder of such Units to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units.

(c) Notwithstanding anything else in this Agreement to the contrary, the Partnership shall issue a Class A Unit for each Ben LLC Class A Unit outstanding, and each such Class A Unit shall track, on a one-to-one basis, the corresponding Ben LLC Class A Unit. Without limitation of the foregoing, the Partnership (i) shall cause the redemption or cancellation, as appropriate, of Class A Units to reflect the redemption or cancellation of any Ben LLC Class A Unit (with appropriate adjustments, if necessary, made pursuant to Section 4.05), and (ii) shall not permit any Class A Unit to be redeemed or cancelled unless and until corresponding Ben LLC Class A Units are first redeemed or cancelled. The Partnership shall not in any manner effect a subdivision (by any unit split, dividend, recapitalization or otherwise) of the outstanding Class A Units (and such other Units as the General Partner may determine to be appropriate) unless accompanied by a substantially identical subdivision or combination, as applicable, of the outstanding Ben LLC Class A Units and outstanding shares of Class A Common Stock (and Class B Common Stock, as applicable) of the Issuer, with corresponding changes made with respect to any other exchangeable or convertible securities. If Ben LLC at any time (i) subdivides (by any unit split, dividend, recapitalization or otherwise) the outstanding Ben LLC Class A Units into a greater number of Ben LLC Class A Units, the Partnership shall cause the issuance of additional Class A Units (and such other Units as the General Partner may determine to be appropriate) to reflect the increase in the number of the Ben LLC Class A Units outstanding (with appropriate adjustments, if necessary, made pursuant to Section 7.12(a)), and (ii) combines (by combination, reverse split or otherwise) the outstanding Ben LLC Class A Units into a smaller number of Ben LLC Class A Units, the Partnership shall cause a reduction in the number of Class A Units outstanding (and such other Units as the General Partner may determine to be appropriate) to reflect the decrease in the number of the Ben LLC Class A Units outstanding (with appropriate adjustments, if necessary, made pursuant to Section 7.12(a)).

(d) The General Partner in its reasonable discretion, without the approval of any Partner or any other Person, is authorized (i) to issue Units or other Partnership securities of any newly established Class or any existing Class to Partners or other Persons who may acquire an interest in the Partnership and admit such Persons as limited partners of the Partnership and (ii) to amend this Agreement to reflect the creation of any such new Class, the issuance of Units or other Partnership securities of such Class, and the admission of any Person as a Partner which has received Units or other Partnership securities.

(e) Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Units, Class S Units, FLP Unit Accounts, Preferred Series Unit Accounts and Units of any other Class, subclass or series that may be established in accordance with this Agreement. All Units of a particular Class or subclass shall have identical rights in all respects as all other Units of such Class or subclass, except in each case as otherwise specified in this Agreement.

Section 7.02. Register. The register of the Partnership shall be the definitive record of ownership of each Unit and all relevant information with respect to each Partner. Unless the General Partner shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Partnership.

Section 7.03. Registered Partners. The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act or other applicable Law.

Section 7.04. Issuance of Additional Class S Units.

(a) Immediately after an allocation pursuant to Section 5.04(d)(i) and prior to an allocation pursuant to Section 5.04(d)(ii) and Section 5.04(d)(iii), the Sub-Capital Account balance associated with the Subclass 1 FLP Unit Account and the Subclass 2 FLP Unit Account of each holder thereof shall be reduced by the amount so allocated, and in exchange therefor:

(i) such holder shall be issued the number of Class S Ordinary Units (including, if applicable, fractional Units) equal to the amount of such reduction divided by the Unit Price on the date of such exchange; and

(ii) the Sub-Capital Account of such newly issued Class S Ordinary Units shall be credited with an amount equal to the amount by which such holder’s Sub-Capital Account associated with its Subclass 1 FLP Unit Account or Subclass 2 FLP Unit Account was reduced as described in clause (a).

(b) On a quarterly basis, after the application of Section 7.04(a), or immediately preceding a distribution of Sales Proceeds under Section 4.07 or any distribution under Section 4.02, and after any allocations under Section 5.04(a), Section 5.04(c), and Section 5.04(f) have been made, if the Sub-Capital Account balance associated with the FLP Unit Account (other than the Subclass 3 FLP Unit Accounts) of each holder thereof is positive, such Sub-Capital Account shall be reduced to zero, and in exchange therefor:

(i) such holder of an FLP Unit Account (other than the Subclass 3 FLP Unit Accounts) shall be issued an equal number of Class S Ordinary Units and Class S Preferred Units (including, if applicable, fractional Units) necessary to provide such holder with an additional number of Class S Ordinary Units and Class S Preferred Units that, in the aggregate, equal (A) the balance of the holder’s Sub-Capital Account associated with its FLP Unit Account divided by (B) the Unit Price on the date of such exchange;

(ii) the Sub-Capital Accounts of such newly issued Class S Ordinary Units and Class S Preferred Units shall each be credited with an amount equal to one-half the amount by which such holder’s Sub-Capital Account associated with its FLP Unit Account was reduced as described in this Section 7.04(b);

(iii) notwithstanding anything to the contrary elsewhere in this Agreement, the Class S Units issued pursuant to this Section 7.04(b) may not be disposed of by any holder thereof before July 1 of the year following the year in which such Class S Units are issued;

(iv) if the total Profit allocated during the four Fiscal Quarters of a Fiscal Year under Section 5.04(c) exceeds the cumulative Profit for such Fiscal Year that would have been allocated under Section 5.04(c) had Profit been allocated on an annual, rather than quarterly, basis (such excess, the “Excess”), then Class S Ordinary Units and Class S Preferred Units (an equal number of each) with an aggregate Unit Price (as of the date such Units were issued under this Section 7.04(b)) equal to the Excess shall be cancelled no later than June 30 of the year following such Fiscal Year; and

(v) any Tax Distributions made under Section 4.03 that are attributable to the excess described in Section 7.04(b)(iv) shall be considered to create negative Sub-Capital Account balances associated with the FLP Unit Accounts and such balances shall first be offset by future allocations of Profit prior to conversion of the FLP Unit Accounts into Class S Ordinary Units and Class S Preferred Units.

(c) Immediately after an allocation of income, from revenue streams not associated with Net Financing Revenue, pursuant to Section 5.04(a)(ix), the Sub-Capital Account balances associated with the Class S Units of each holder thereof shall be reduced by the amount so allocated, and in exchange therefor:

(i) such holder shall be issued an equal number of Class S Ordinary Units and Class S Preferred Units (including, if applicable, fractional Units) necessary to provide such holder with an additional number of Class S Ordinary Units and Class S Preferred Units that, in the aggregate, equal (A) the amount of such reduction divided by (B) the Unit Price on the date of such exchange; and

(ii) the Sub-Capital Accounts of such newly issued Class S Ordinary Units and Class S Preferred Units shall each be credited with an amount equal to one half of the amount by which such holder’s Sub-Capital Accounts associated with its Class S Units were reduced as described in this Section 7.04(c).

(d) Issuance of Additional Class S Preferred Units. On a quarterly basis, the Sub-Capital Account balance associated with the Class S Preferred Units of each holder thereof shall be reduced by the amount of Profit (if any) allocated to such holder pursuant to Section 5.04(a)(vii) and (viii) for that quarter, and in exchange therefor such holder shall be issued the number of Class S Preferred Units (including, if applicable, fractional Units) equal to (i) the amount of such reduction divided by (ii) the Unit Price on the date of such exchange.

Section 7.05. Conversion of Class S Preferred Units. Class S Preferred Units may be converted into Class S Ordinary Units (including, if applicable, fractional Units) on a quarterly basis upon the election of a holder of Class S Preferred Units by written notice to the Partnership. Upon such an election, such holder shall receive 1.0 Class S Ordinary Unit for every 1.2 Class S Preferred Units converted. In connection with such conversion, each converted Class S Preferred Unit shall be cancelled and its Capital Account reduced to zero, and the Capital Account of such newly issued Class S Ordinary Unit shall be credited with an amount equal to the amount by which the Capital Accounts of the applicable Class S Preferred Units were reduced. For the avoidance of doubt, Class S Ordinary Units issued pursuant to this Section 7.05 may be contemporaneously converted into Class A Common Stock in accordance with Section 7.06.

Section 7.06. Exchange of Class S Ordinary Units. Whole Class S Ordinary Units may be exchanged with Class A Common Stock of the Issuer on a quarterly basis upon the election of a holder of Class S Ordinary Units by written notice to the Partnership and the Issuer. Upon such an election, each Class S Ordinary Unit shall be exchanged with one share of Class A Common Stock of the Issuer. In connection with such exchange, each exchanged Class S Ordinary Unit shall be cancelled and its Capital Account reduced to zero, and the Partnership shall issue a number of Class A Units to Ben LLC, in its capacity as a Limited Partner (or other party as determined by the General Partner as appropriate) equal to the number of exchanged Class S Ordinary Units and the Capital Account of such newly issued Class A Units shall be credited with an amount equal to the amount by which the Capital Accounts of the exchanged Class S Ordinary Units were reduced. Any exchange of Class S Ordinary Units into Class A Common Stock of the Issuer shall also be subject to the applicable Exchange Agreement. Fractional Class S Ordinary Units may be surrendered to the Partnership in exchange for cash in an amount equal to the Unit Price upon the election of a direct or indirect holder of Class S Ordinary Units that holds no whole Class S Ordinary Units, subject to the approval of the Issuer. The Issuer and the Partnership shall take such actions as are reasonably necessary to effect such exchange at such time.

Section 7.07. Combinations of Fractional Class S Units. At any time that the outstanding fractional Class S Preferred Units or Class S Ordinary Units, calculated separately, associated with a holder of such Class S Units equal, in the aggregate, greater than a whole Class S Unit, then the Partnership shall combine such Class S Units to give the holder whole Class S Units and a fractional Class S Unit representing the remainder of the combined Class S Units. After any such combination, each Partner shall have the same Total Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units shall not be adjusted.

Section 7.08. Conversion of Preferred Series Unit Accounts.

(a) Preferred Series A Subclass 0 Unit Accounts.

(i) At any time on or after January 1, 2023, with respect to any Preferred Series A Subclass 0 Unit Accounts, the holder of such Preferred Series A Subclass 0 Unit Account may convert an amount of the Sub-Capital Account associated with such Preferred Series A Subclass 0 Unit Account, in whole or in part (a “Preferred Series A Subclass 0 Unit Conversion Amount”), into Class S Ordinary Units (including, if applicable, fractional Units) on the next Quarterly Exchange Date upon the holder’s written notice to the

Partnership 60 days prior to the applicable Quarterly Exchange Date; provided that, 60 days’ prior notice is not required for conversion into Class S Ordinary Units and the contemporaneous exchange with Class A Common Stock in accordance with Section 7.08(c) on the first Quarterly Exchange Date that such Preferred Series A Subclass 0 Unit Account is eligible to be converted.

(ii) At any time on or after January 1, 2023, in each Fiscal Quarter, a holder of Preferred Series A Subclass 0 Unit Accounts may elect to convert an amount of Preferred Series A Subclass 1 Unit Accounts with a Sub-Capital Account equal to an amount up to the applicable Preferred Series A Subclass 0 Unit Quarterly Cap Amount into Preferred Series A Subclass 0 Unit Accounts with Capital Account balance equal to the Sub-Capital Account balance so converted; provided that, in no event shall such holder convert an amount of their Preferred Series A Subclass 1 Unit Accounts, on an aggregate basis, in excess of fifty percent (50%) of such holder’s Preferred Series A Subclass 0 Unit Initial Amount.

(b) Preferred Series A Subclass 1 Unit Accounts. At any time on or after January 1, 2025, a holder of Preferred Series A Subclass 1 Unit Accounts may, in any calendar year, elect to convert an amount of Preferred Series A Subclass 1 Unit Accounts with a Sub-Capital Account equal to such holder’s Annual Conversion Amount (the amount of any Preferred Series A Unit Accounts so converted, the “Preferred Series A Subclass 1 Unit Conversion Amount” and collectively with a Preferred Series A Subclass 0 Unit Conversion Amount, a “Conversion Amount”), into Class S Ordinary Units (including, if applicable, fractional Units) on the next Quarterly Exchange Date upon the holder’s written notice to the Partnership 60 days prior to the applicable Quarterly Exchange Date; provided that, 60 days’ prior notice is not required for conversion into Class S Ordinary Units and the contemporaneous exchange with Class A Common Stock in accordance with Section 7.08(c) on the first Quarterly Exchange Date that such Preferred Series A Subclass 1 Unit Accounts is eligible to be converted.

(c) Upon a conversion of a Preferred Series Unit Account into Class S Ordinary Units pursuant to Section 7.08(a) or Section 7.08(b), as applicable, the holder of such Preferred Series Unit Account shall be issued Class S Ordinary Units in an amount equal to (i) the Conversion Amount divided by (ii) either (A) in the case of the Preferred Series A Subclass 0 Unit Account, the Preferred Series A Subclass 0 Unit Conversion Price and (B) in the case of the Preferred Series A Subclass 1 Unit Account, the Preferred Series A Subclass 1 Unit Conversion Price. In connection with the conversion, each of the Sub-Capital Account balance and the Hypothetical Preferred Opening Capital Account Balance associated with such Preferred Series Unit Accounts shall be reduced by the Conversion Amount and the newly issued Class S Ordinary Units shall be credited with the Conversion Amount pro rata in accordance with such newly issued Class S Ordinary Units. For the avoidance of doubt, Class S Ordinary Units issued pursuant to this Section 7.08 may be contemporaneously exchanged into Class A Common Stock in accordance with Section 7.06.

Section 7.09. Redemption of Preferred Series A Subclass 0 Unit Accounts. At any time on or after January 1, 2023, in each Fiscal Quarter, a holder of Preferred Series A Subclass 0 Unit Accounts may elect to redeem an amount of Preferred Series A Subclass 0 Unit Accounts with a Sub-Capital Account equal to an amount up to the applicable Preferred Series A Subclass 0 Unit

Quarterly Cap Amount; provided that, in no event shall such holder redeem more than fifty percent (50%) of the Capital Account balance of such holder’s Preferred Series A Subclass 0 Unit Initial Amount on an aggregate basis. Promptly following a redemption notice a holder of Preferred Series A Subclass 0 Unit Accounts, the Partnership shall mandatorily redeem the applicable amount of Preferred Series A Subclass 0 Unit Accounts. In exchange for the redemption of the Preferred Series A Subclass 0 Unit Accounts, the Partnership shall distribute Available Redeeming Cash Pro Rata to the holders of the Preferred Series A Subclass 0 Unit Accounts then being redeemed until such time as the Sub-Capital Accounts associated with Preferred Series A Subclass 0 Unit Accounts have been reduced by the requested amount. In the event that Available Redeeming Cash is insufficient to redeem all applicable Preferred Series A Subclass 0 Unit Accounts that are to be redeemed for cash, the Partnership shall, on a quarterly basis, redeem additional Preferred Series A Subclass 0 Unit Accounts until all such Preferred Series A Subclass 0 Unit Accounts have been redeemed.

Section 7.10. Preemptive Rights.

(a) Except for the issuance or sale of Equity Securities (i) either directly or indirectly (including through Beneficient Management Partners, L.P.) to officers, employees, directors or consultants of the Partnership or its Subsidiaries pursuant to an incentive equity plan, agreement or arrangement previously approved by BCG, as general partner of the Partnership, or by Affiliates of BCG, and as in effect as of June 7, 2023, (ii) to officers, employees, directors or consultants of the Issuer, General Partner, the Partnership or their respective Subsidiaries pursuant to an incentive equity plan, agreement or arrangement approved by the General Partner and, if necessary, the Board of Directors of the Issuer, or a committee thereof, (iii) in connection with the conversion or exchange of any of the Partnership’s outstanding Equity Securities into another class of Equity Securities on terms made available to all holders of the same class of such outstanding Equity Securities, (iv) in connection with an acquisition of another company, business or assets (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) by the Partnership or any of its Subsidiaries, (v) upon the exercise or conversion or exchange of any Equity Securities, options, warrants, rights or securities outstanding on June 7, 2023 or issued after June 7, 2023 in compliance with the provisions of this Section 7.10, (vi) in connection with obligations of the Partnership to any exchange trust or any other product of the Partnership that requires the issuance of any Equity Securities, (vii) issued as a general partner interest to an additional General Partner or substitute General Partner, or (viii) on or prior to June 7, 2023 and, if the Partnership authorizes the issuance or sale of any Equity Securities of the Partnership (other than as a dividend on outstanding Equity Securities of the Partnership), the Partnership shall offer to sell to each holder of a Preferred Series A Unit Account (each, a “Preemptive Holder”) a portion of such Equity Securities equal to the Preemptive Investor Portion. Each such Preemptive Holder shall be entitled to purchase such Equity Securities at the same price and on the same terms as such Equity Securities are to be offered to the prospective purchaser. The purchase price for all Equity Securities offered to each such Preemptive Holder shall be payable in cash by wire transfer of immediately available funds.

(b) In connection with the issuance or sale of any Equity Securities to which the preemptive rights described in this Section 7.10 apply, the Partnership will deliver to each Preemptive Holder, as soon as reasonably practicable under the circumstances giving rise to the preemptive rights described in this Section 7.10, a written notice (the “Preemptive Rights Notice”) describing (i) the Equity Securities being offered, (ii) the purchase price and the payment terms of the Equity Securities being offered (including the date the Partnership is requesting delivery of funds with respect thereto), and (iii) such holder’s percentage allotment.

(c) In order to exercise its preemptive rights under this Section 7.10, each Preemptive Holder must deliver a written notice to the Partnership describing its election hereunder (which election may be with respect to all or any portion of the Equity Securities it has a right to purchase hereunder) no later than twenty (20) days after receipt of the Preemptive Rights Notice.

(d) Notwithstanding anything to the contrary set forth herein, in lieu of offering to any Preemptive Holder any Equity Securities to which the preemptive rights described in this Section 7.10 apply at the time such Equity Securities are offered, the Partnership may comply with the provisions of this Section 7.10 by making an offer to sell to each such Preemptive Holder the number of such Equity Securities that such holder would be entitled to purchase under Section 7.10(a) promptly after a sale is effected. In such event, for all purposes of this Section 7.10, the number of such Equity Securities that each such Preemptive Holder shall be entitled to purchase under Section 7.10(a) shall be determined taking into consideration the actual number of Equity Securities sold so as to achieve the same economic effect as if such offer would have been made prior to such sale.

(e) The rights under this Section 7.10 will terminate upon the date that there are no Preferred Series A Subclass 1 Unit Accounts outstanding.

Section 7.11. Additional Issuances and Indebtedness. Without the prior written consent of holders of a majority of then outstanding Preferred Series A Unit Accounts:

(a) none of the Partnership nor any of its Subsidiaries shall (i) issue any Equity Securities or (ii) incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that, in any such case, is senior in any respect to, or (except to the extent permitted pursuant to Section 7.11(b)) pari passu with, any right of distribution, redemption, repayment, repurchase or other payment relating to the Preferred Series A Unit Accounts; and

(b) prior to the conversion of all of the Preferred Series A Unit Accounts, the Partnership shall not directly or indirectly incur any additional long-term indebtedness, unless, (i) after giving effect to the incurrence thereof on a pro forma basis, the sum of all Indebtedness and such long-term indebtedness would not exceed 55% of the Partnership’s NAV plus cash on hand at the Issuer, the Partnership and its subsidiaries, and (ii) at the time of incurrence, the aggregate balance of the Partnership’s (including controlled Subsidiaries) Indebtedness plus such additional long-term indebtedness does not exceed 40% of the sum of the net asset value of the collateral underlying the loan portfolio of the Partnership and its Subsidiaries plus cash on hand at the Issuer, Partnership and its Subsidiaries.

Section 7.12. Adjustments to Conversion Price; Elective Conversion Upon Partnership Sale or Dissolution.

(a) If the Partnership at any time subdivides (by any stock split, dividend, recapitalization or otherwise) one or more classes of its respective outstanding Units into a greater number of Units, the applicable conversion price in effect immediately prior to such subdivision will be proportionately reduced. If the Partnership at any time combines (by combination, reverse stock split or otherwise) one or more classes of its respective outstanding Units into a smaller number of Units, the applicable conversion price in effect immediately prior to such combination will be proportionately increased.

(b) Subject to the terms of this Section 7.12(b), Class S Preferred Units may be converted into Class S Ordinary Units immediately prior to consummation of a Partnership Sale or an event giving rise to Liquidating Proceeds. The General Partner or Liquidation Agent, as the case may be, shall use commercially reasonable efforts to provide each holder of Class S Preferred Units with at least ten days’ notice of a Partnership Sale or an event giving rise to Liquidating Proceeds, which notice shall include a summary of the material terms of such Partnership Sale or event to allow such holder to make a decision regarding whether to elect to convert its, his or her Class S Preferred Units. Holders of Class S Preferred Units may irrevocably elect to convert all (but not less than all) of their respective Class S Preferred Units into Class S Ordinary Units (including, if applicable, fractional Units) pursuant to Section 7.05 by delivering a written notice to the General Partner or Liquidation Agent, as the case may be, within five days of delivery of the notice referenced in the immediately preceding sentence.

Section 7.13. Redemption Limitation. Without the prior written consent of holders of a majority of then outstanding Preferred Series A Unit Accounts, and except as otherwise provided herein, the Partnership shall not redeem any other class or series of equity securities, whether pursuant to optional or mandatory redemption rights or otherwise, unless and until the holders of Preferred Series A Unit Accounts have been paid or redeemed in full an amount equal to the Hypothetical Preferred Opening Capital Account Balances associated with such Preferred Series A Unit Accounts. Notwithstanding the foregoing, this Section 7.13 shall not prevent the Partnership from redeeming (a) Units in connection with obligations of the Partnership to any exchange trust, (b) Class S Units, so long as the consideration used to redeem such Class S Units is a publicly traded security of an Affiliate or (c) redemptions pursuant to and in accordance with Section 4.03 and Section 4.05 and any conversion, exchange or redemption of any Units in which the redeemed party retains the same economic interest (other than any tax-related differences) in the Partnership or the Issuer, as the case may be, and in which the holders of Preferred Series A Unit Accounts retain priority in redemption and distributions (in each case to the maximum extent contemplated by this Agreement) over any such new economic interest.

ARTICLE VIII.

TRANSFER RESTRICTIONS

Section 8.01. Limited Partner Transfers. Each Limited Partner may Transfer Units in Exchange Transactions pursuant to, and in accordance with, the Exchange Agreement (provided that such Exchange Transactions shall be effected in compliance with policies that the General Partner may adopt or promulgate from time to time (including policies requiring the use of designated administrators or brokers)). Each holder of a Preferred Series Unit Account may further Transfer all or any portion of its Preferred Series Unit Account to an estate-planning vehicle or other Person without the consent of the General Partner.

Section 8.02. Mandatory Exchanges. The General Partner may not cause to be Transferred in an Exchange Transaction any Limited Partner Units without the written consent of the holder of such Units.

Section 8.03. Encumbrances. No Limited Partner or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Limited Partner unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner’s reasonable discretion. Consent of the General Partner shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void. Notwithstanding any other provision of this Agreement to the contrary and in furtherance of the foregoing, no holder of a Class A Unit may encumber or Transfer, in whole or in part, such Class A Unit to the extent such Encumbrance or Transfer would cause such Class A Unit to cease to track to a corresponding Ben LLC Class A Unit.

Section 8.04. Further Restrictions.

(a) Notwithstanding any contrary provision in this Agreement, the General Partner may impose such forfeiture provisions, Transfer restrictions or other similar provisions with respect to any Units that are outstanding as of the date of this Agreement or are created thereafter, with the written consent of the holder of such Units or pursuant to an amendment to this Agreement adopted in accordance with Section 11.12. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the General Partner in its reasonable discretion with respect to all or a portion of the Units owned by any one or more Limited Partners at any time and from time to time, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

(b) Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Limited Partner or Assignee if:

(i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(ii) such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(iii) such Transfer would cause (i) all or any portion of the assets of the Partnership to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Limited Partner, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the General Partner to become a fiduciary with respect to any existing or contemplated Limited Partner, pursuant to ERISA, any applicable Similar Law, or otherwise;

(iv) to the extent requested by the General Partner, the Partnership does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the General Partner, as determined in the General Partner’s reasonable discretion; or

(v) the General Partner shall determine in its reasonable discretion that such Transfer would pose a material risk that the Partnership would be a “publicly traded partnership” as defined in Section 7704 of the Code.

In addition, notwithstanding any contrary provision in this Agreement, to the extent the General Partner shall determine that interests in the Partnership do not meet the requirements of Treasury Regulations Section 1.7704-1(h), the General Partner may impose such restrictions on the Transfer of Units or other interests in the Partnership as the General Partner may determine in its reasonable discretion to be necessary or advisable so that the Partnership is not treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(c) Any Transfer in violation of this Article VIII shall, to the fullest extent permitted by law, be deemed null and void ab initio and of no effect.

Section 8.05. Rights of Assignees. Subject to Section 8.04(b), the Transferee of any permitted Transfer pursuant to this Article VIII will be an assignee only (“Assignee”), and only will receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Partner that transferred its Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Partner, such other rights, and all obligations relating to, or in connection with, such interest remaining with the transferring Partner. The transferring Partner will remain a Partner even if it has transferred all of its Units to one or more Assignees until such time as the Assignee(s) is admitted to the Partnership as a Partner pursuant to Section 8.07.

Section 8.06. Admissions, Withdrawals and Removals.

(a) No Person may be admitted to the Partnership as an additional General Partner or substitute General Partner without the prior written consent of each incumbent General Partner, which consent may be given or withheld, or made subject to such conditions as are determined by each incumbent General Partner, in each case in the reasonable discretion of each incumbent General Partner. A General Partner will not be entitled to Transfer all of its Units or to withdraw from being a General Partner of the Partnership unless another General Partner shall have been admitted hereunder (and not have previously been removed or withdrawn).

(b) No Limited Partner will be removed or entitled to withdraw from being a Partner of the Partnership except in accordance with Section 8.08. Any additional General Partner or substitute General Partner admitted as a general partner of the Partnership pursuant to this Section 8.06 is hereby authorized to, and shall, continue the Partnership without dissolution.

(c) Except as otherwise provided in Article IX or the Act, no admission, substitution, withdrawal or removal of a Partner will cause the dissolution of the Partnership. To the fullest extent permitted by law, any purported admission, withdrawal or removal that is not in accordance with this Agreement shall be null and void.

Section 8.07. Admission of Assignees as Substitute Limited Partners. An Assignee will become a substitute Limited Partner only if and when each of the following conditions is satisfied:

(a) the General Partner consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in each case in the General Partner’s reasonable discretion;

(b) if required by the General Partner, the General Partner receives written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a substitute Limited Partner) that are in a form satisfactory to the General Partner (as determined in its reasonable discretion);

(c) if required by the General Partner, the General Partner receives an opinion of counsel satisfactory to the General Partner to the effect that such Transfer is in compliance with this Agreement and all applicable Law; and

(d) if required by the General Partner, the parties to the Transfer, or any one of them, pays all of the Partnership’s reasonable expenses connected with such Transfer (including, but not limited to, the reasonable legal and accounting fees of the Partnership).

Section 8.08. Withdrawal and Removal of Limited Partners. Subject to Section 8.05, if a Limited Partner ceases to hold any Units, then such Limited Partner shall cease to be a Limited Partner and to have the power to exercise any rights or powers of a Limited Partner (hereunder or under applicable Law), and shall be deemed to have withdrawn from the Partnership.

Section 8.09. Indirect Transfer to an Equity Holder. For the avoidance of doubt, subject to Section 8.04(b), in order to effectuate a Transfer of Units by a Limited Partner to an equity holder of such Limited Partner, a Limited Partner may Transfer Units to a Subsidiary of such Limited Partner and transfer its ownership in such Subsidiary to the Limited Partner’s equity holder. Notwithstanding Section 8.07(a), Section 8.07(b) and Section 8.07(c), but subject to Section 8.07(d), upon the Transfer of the Units by a Limited Partner to a Subsidiary thereof, such Subsidiary shall be automatically admitted as a Limited Partner upon its execution of a counterpart signature page to this Agreement.

ARTICLE IX.

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.01. No Dissolution. Except as required by the Act, the Partnership shall not be dissolved solely by reason of the admission of additional Partners or withdrawal of Partners in accordance with the terms of this Agreement. The Partnership may be dissolved, liquidated, wound up and terminated only pursuant to the provisions of this Article IX, and the Partners, to the fullest extent permitted by law, hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Partnership or a sale or partition of any or all of the Partnership assets.

Section 9.02. Events Causing Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

(a) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act upon the finding by a court of competent jurisdiction that it is not reasonably practicable to carry on the business of the Partnership in conformity with this Agreement;

(b) any event which makes it unlawful for the business of the Partnership to be carried on by the Partners;

(c) the written consent of all Partners;

(d) at any time there are no limited partners, unless the Partnership is continued in accordance with the Act;

(e) the Incapacity or removal of the General Partner or the occurrence of a Disabling Event with respect to the General Partner; provided that the Partnership will not be dissolved or required to be wound up in connection with any of the events specified in this Section 9.02(e) if: (i) at the time of the occurrence of such event there is at least one other general partner of the Partnership who is hereby authorized to, and elects to, carry on the business of the Partnership; or (ii) all remaining Limited Partners consent to or ratify the continuation of the business of the Partnership and the appointment of another general partner of the Partnership, effective as of the event that caused the General Partner to cease to be a general partner of the Partnership, within 120 days following the occurrence of any such event, which consent shall be deemed (and if requested each Limited Partner shall provide a written consent or ratification) to have been given for all Limited Partners if the holders of more than 50% of the Units then outstanding agree in writing to so continue the business of the Partnership; or

(f) the determination of the General Partner in its reasonable discretion.

Notwithstanding any other provision of this Agreement (including Section 8.06 hereof) or the Act, upon the Incapacity or removal of the General Partner, the occurrence of a Disabling Event with respect to the General Partner, or upon the occurrence of any other event that causes the General Partner to withdraw as, or cease to be, the general partner of the Partnership (each, a “GP Triggering Event”), Issuer (or in the event that the Board of Directors of the Issuer determines that Issuer should not serve in such capacity, a nominee selected by the Board of Directors of the Issuer (other than the Issuer)) shall, without any action of any other Person, be automatically admitted as a general partner of the Partnership (a “Substitute GP”) upon the execution by such Substitute GP of a counterpart signature page to this Agreement. Such Substitute GP shall be deemed admitted to the Partnership as a general partner of the Partnership effective immediately prior to the occurrence of such GP Triggering Event. The Substitute GP, solely in its capacity as General Partner, shall have no interest in the profits, losses and capital of the Partnership and will have no right to receive any distributions of Partnership assets. Upon admission of a Substitute GP in accordance with the foregoing, such Substitute GP is hereby authorized to, and elects to, carry on the business of the Partnership in accordance with the terms of this Agreement and the Act, and the Partnership shall continue without dissolution.

Section 9.03. Distribution upon Dissolution. Upon dissolution, the Partnership shall not be terminated and shall continue until the winding up of the affairs of the Partnership is completed. Upon the winding up of the Partnership, the General Partner, or any other Person designated by the General Partner (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Partnership and shall, unless the General Partner determines otherwise, liquidate the assets of the Partnership as promptly as is consistent with obtaining the fair value thereof. The Sub-Capital Account balances of the FLP Unit Accounts (other than the Subclass 3 FLP Unit Accounts) shall automatically be converted into Class S Units according to Section 7.04. Then, the proceeds of any liquidation shall be applied and distributed in the following order:

(a) first, to the satisfaction of debts and liabilities of the Partnership (including satisfaction of all indebtedness to Partners and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Partnership (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 9.03; and

(b) second, the remaining proceeds, if any (the “Liquidating Proceeds”), shall be distributed pursuant to Section 4.07 (substituting “Liquidating Proceeds” for “Sales Proceeds”).

Section 9.04. Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

Section 9.05. Termination. The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Units in the manner provided for in this Article IX, and the Certificate shall have been cancelled in the manner required by the Act.

Section 9.06. Claims of the Partners. The Partners shall look solely to the Partnership’s assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any other Partner or any other Person. No Partner with a negative balance in such Partner’s Capital Account shall have any obligation to the Partnership or to the other Partners or to any creditor or other Person to restore such negative balance during the existence of the Partnership, upon dissolution or termination of the Partnership or otherwise, except to the extent required by the Act.

Section 9.07. Survival of Certain Provisions. Notwithstanding anything to the contrary in this Agreement, this Section 9.07 and the provisions of Section 10.01, Section 10.02, Section 11.09 and Section 11.10 shall survive the termination of the Partnership.

ARTICLE X.

LIABILITY AND INDEMNIFICATION

Section 10.01. Liability of Partners.

(a) No Limited Partner and no Affiliate, manager, member, employee or agent of a Limited Partner shall be liable for any debt, obligation or liability of the Partnership or of any other Partner or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Partner of the Partnership, except to the extent required by the Act.

(b) Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the General Partner or any other Indemnitee would have duties (including fiduciary duties) to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties or standards expressly set forth herein are approved by the Partnership, each of the Partners and each other Person bound by this Agreement. Whenever in this Agreement or any other agreement contemplated hereby one or more Indemnitees or other Persons are permitted to or required to make a decision (i) in their “discretion” or (ii) pursuant to any provision not subject to an express standard of “good faith” (regardless of whether there is a reference to “discretion” or any other standard), then the Indemnitee(s) or such other Person(s), as applicable, in making such decision, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Partnership, the Partners, or any other Person (including any creditor of the Partnership), and shall not be subject to any other or different standards imposed by this Agreement or otherwise existing at law, in equity or otherwise. Notwithstanding the immediately preceding sentence, if a decision or action under this Agreement is to be made or taken by one or more Indemnitees or other Persons in “good faith”, the Indemnitee(s) or such other Person(s) shall act in “good faith” and shall not be subject to any other or different standard under this Agreement or otherwise existing at law, in equity or otherwise and any decision or action made or taken or omitted to be made or taken in good faith shall not be a breach of this Agreement or any other agreement contemplated hereby or otherwise applicable provision of law or in equity. For all purposes of this Agreement and notwithstanding any applicable provision of law or in equity, a determination or other action or failure to act by one or more Indemnitees or other Persons conclusively will be deemed to be made, taken or omitted to be made or taken in “good faith” unless the Indemnitee(s) or such other Person(s), as applicable, subjectively believed such determination, action or failure to act was adverse to the interests of the Partnership. The belief of a majority of the Board of Directors of Issuer or committee thereof shall be deemed to be the belief of the Board of Directors of Issuer or such committee. In any proceeding brought by the Partnership, any Limited Partner or any other Person who is bound by this Agreement challenging an action, determination or failure to act, notwithstanding any provision of law or equity to the contrary, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act did not satisfy the applicable standard of conduct pursuant to this Agreement. To the fullest extent permitted by law, any action or determination taken or made by one or more Indemnitees or other Persons which is not in breach of this Agreement shall be deemed taken or determined in compliance with this Agreement, the Act and any other applicable fiduciary requirements.

(c) To the extent that, at law or in equity, any Partner (including without limitation, the General Partner) has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, to another Partner or to another Person who is a party to or is otherwise bound by this Agreement, the Partners (including without limitation, the General Partner) acting under this Agreement will not be liable to the Partnership, to any such other Partner or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement.

(d) The General Partner and any other Indemnitees may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by such Person on behalf of the Partnership in accordance with the advice or opinion of such counsel, accountants or financial or other advisors shall be conclusively presumed to have been done or omitted in good faith in accordance with such advice or opinion so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

Section 10.02. Indemnification.

(a) Indemnification. To the fullest extent permitted by law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Partnership to provide broader indemnification rights than such law permitted the Partnership to provide prior to such amendment), the Partnership shall indemnify any Indemnitee who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Partnership or otherwise), whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, including appeals, by reason of his or her or its status as an Indemnitee or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, including appeals; provided that such Indemnitee shall not be entitled to indemnification hereunder if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 10.02, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitees’ conduct was unlawful; provided, further, that if any employee of the Partnership, the Issuer or any Affiliate brings any action, suit or proceedings against the Partnership, the General Partner or any Affiliate of the foregoing, such employee shall not be entitled to indemnification under this Section 10.02, unless the General Partner in its reasonable discretion consents thereto. The indemnification of an Indemnitee of the type identified in clause (d) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Indemnitee is entitled from the relevant other Person (including any payment made to such Indemnitee under any insurance policy issued to or for the benefit of such Person or Indemnitee) (the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid and/or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Person shall be entitled to contribution or indemnification from or subrogation against the Partnership. The indemnification of any other Indemnitee shall, to the extent not in conflict with such policy, be secondary to any and all payment to which such Indemnitee is entitled from any relevant insurance policy issued to or for the benefit of the Partnership or any Indemnitee.

(b) Advancement of Expenses. To the fullest extent permitted by law, the Partnership shall promptly pay expenses (including attorneys’ fees) incurred by any Indemnitee in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 10.02 or otherwise.

(c) Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 10.02 is not paid in full within 30 days after a written claim therefor by any Indemnitee has been received by the Partnership, such Indemnitee may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Partnership shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable Law.

(d) Insurance.

(i) To the fullest extent permitted by law, the Partnership may purchase and maintain insurance on behalf of any person described in Section 10.02(a) against any liability asserted against such person, whether or not the Partnership would have the power to indemnify such person against such liability under the provisions of this Section 10.02 or otherwise.

(ii) In the event of any payment by the Partnership under this Section 10.02, the Partnership shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee from any relevant other Person or under any insurance policy issued to or for the benefit of the Partnership, such relevant other Person, or any Indemnitee. Each Indemnitee agrees to execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Partnership to bring suit to enforce any such rights in accordance with the terms of such insurance policy or other relevant document. The Partnership shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

(iii) The Partnership shall not be liable under this Section 10.02 to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Indemnitee has otherwise actually received such payment under this Section 10.02 or any insurance policy, contract, agreement or otherwise.

(e) Non-Exclusivity of Rights. The provisions of this Section 10.02 shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Section 10.02 shall be deemed to be a contract between the Partnership and each person entitled to indemnification under this Section 10.02 (or legal representative thereof) who serves in such capacity at any time while this Section 10.02 and the relevant provisions of applicable Law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 10.02 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 10.02 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Partnership that indemnification of any person whom the Partnership is obligated to indemnify pursuant to Section 10.02 shall be made to the fullest extent permitted by law.

(f) Notwithstanding anything to the contrary set forth in this Section 10.02, any indemnification or advancement obligation of the Partnership under this Agreement shall only be satisfied to the extent that the Partnership will remain solvent, as determined by the General Partner in its reasonable discretion, after payment of such obligations, and thereafter any such obligation shall terminate.

For purposes of this Section 10.02, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Partnership” shall include any service as a director, officer, employee or agent of the Partnership which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

This Section 10.02 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 10.02(a).

Section 10.03. Exculpation.

Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Partnership, the Partners or any other Persons who are bound by this Agreement, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties, if any) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct.

ARTICLE XI.

MISCELLANEOUS

Section 11.01. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and made (i) the date such notice, request, claim, demand or other communication is served by delivery in person upon the Person for whom it is intended, (ii) the date sent if delivered by electronic mail (provided, that for such electronic mail to be deemed to have been given on the date it is sent, a copy of such notice, request, claim, demand or other communication is also furnished on such date to a nationally recognized overnight courier for next business day delivery), (iii) three business days after mailing if sent by certified or registered mail, return receipt requested, or (iv) one business day after being furnished to a nationally recognized overnight courier for next business day delivery, in each case to the Person at the applicable address or electronic mail address set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

(a)	If to the Partnership, to:

Beneficient Company Holdings, L.P.

c/o Beneficient Company Group, L.L.C.

325 N. St. Paul Street, Suite 4850

Dallas, Texas 75201

Attention: General Counsel

Electronic mail: legalnotices@beneficient.com

(b)	If to any Partner, to:

Beneficient Company Group, L.L.C.

325 N. St. Paul Street, Suite 4850

Dallas, Texas 75201

Attention: General Counsel

Electronic mail: legalnotices@beneficient.com

The Beneficient Company Group, L.P. shall use commercially reasonable efforts to forward any such communication to the applicable Partner’s address or electronic mail address as shown in the Partnership’s books and records.

(c)	If to the General Partner, to:

Beneficient Company Group, L.L.C.

325 N. St. Paul Street, Suite 4850

Dallas, Texas 75201

Attention: General Counsel

Electronic mail: legalnotices@beneficient.com

Section 11.03. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

Section 11.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 11.05. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles,” “Sections” and paragraphs shall refer to corresponding provisions of this Agreement. Each party hereto acknowledges and agrees that the parties hereto have participated collectively in the negotiation and drafting of this Agreement and that he or she or it has had the opportunity to draft, review and edit the language of this Agreement; accordingly, it is the intention of the parties that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive to the fullest extent permitted by law the benefit of any rule of law or any legal decision that would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language.

Section 11.06. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.06.

Section 11.07. Further Assurances. Each Limited Partner shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 11.08. Entire Agreement. This Agreement and the UPA, as referenced herein, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 11.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the principles of conflicts of law.

Section 11.10. Dispute Resolution.

(a) The Partnership, and each Partner, each other Person who acquires a Unit or other interest in the Partnership and each other Person who is bound by this Agreement (collectively, the “Consenting Parties” and each a “Consenting Party”) (i) irrevocably agrees that, unless the General Partner shall otherwise agree in writing, any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement or any interest in the Partnership (including, without limitation, any claims, suits or actions under or to interpret, apply or enforce (A) the provisions of this Agreement, including without limitation the validity, scope or enforceability of this Section 11.10(a) or the arbitrability of any Dispute (as defined below), (B) the duties, obligations or liabilities of the Partnership to the Partners, or of the Partners to the Partnership, or among Partners, (C) the rights or powers of, or restrictions on, the Partnership, or any Partner, (D) any provision of the Act or other similar applicable statutes, (E) any other instrument, document, agreement or certificate contemplated either by any provision of the Act relating to the Partnership or by this Agreement or (F) the federal securities laws of the United States or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless of whether such Disputes (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)) (a “Dispute”), shall be finally settled by arbitration conducted by three arbitrators (or, in the event the amount of quantified claims and/or estimated monetary value of other claims contained in the applicable request for arbitration is less than $3.0 million, by a sole arbitrator) in Wilmington, Delaware in accordance with the Rules of Arbitration of the International Chamber of Commerce (including the rules relating to costs and fees) existing on the date of this Agreement except to the extent those rules are inconsistent with the terms of this Section 11.10, and that such arbitration shall be the exclusive manner pursuant to which any Dispute shall be resolved; (ii) agrees that this Agreement involves commerce and is governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. and any applicable treaties governing the recognition and enforcement of international arbitration agreements and awards; (iii) agrees to take all steps necessary or advisable, including the execution of documents to be filed with the International Court of Arbitration or the International Centre for ADR in order to properly submit any Dispute for arbitration pursuant to this Section 11.10(a); (iv) irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the submission of any Dispute for arbitration pursuant to this Section 11.10(a) and any right to lay claim to jurisdiction in any venue; (v) agrees that (A) the arbitrator(s) shall be U.S. lawyers, U.S. law professors and/or retired U.S. judges and all arbitrators, including the president of the arbitral tribunal, may be U.S. nationals and (B) the arbitrator(s) shall conduct the proceedings in the English language; (vi) agrees that except as required by law (including any disclosure requirement to which the Partnership may be subject under any securities law, rule or regulation or applicable securities exchange rule or requirement) or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain; (vii) irrevocably agrees that, unless the General Partner and the relevant named party or parties shall otherwise mutually agree in writing, (A) the arbitrator(s) may award declaratory or injunctive relief only in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party’s individual claim, (B) SUCH CONSENTING PARTY MAY BRING CLAIMS ONLY IN ITS INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, CLASS REPRESENTATIVE OR CLASS MEMBER, OR AS A PRIVATE ATTORNEY GENERAL, IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING, and (C) the arbitrator(s) may not consolidate more than one person’s claims, and shall not have authority otherwise to preside over any form of a representative or class or consolidated proceeding or entertain any claim on behalf of a person who is not a named party, nor shall any arbitrator have authority to make any award for the benefit of, or against, any person who is not a named party; and (viii) agrees that if a Dispute that would be arbitrable under this Agreement if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its Affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its Affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke this arbitration agreement. Notwithstanding Section 11.01, each provision of this Section 11.10(a) shall be deemed material, and shall not be severable and this Section 11.10(a) shall be enforced only in its entirety. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of Section 11.10(a), any Consenting Party may bring an action or special proceeding for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this paragraph (b), each Consenting Party (i) irrevocably agrees that, unless the General Partner consents in writing to the selection of an alternative forum, any such action or special proceeding shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such action or special proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such action or special proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such action or special proceeding is brought in an inconvenient forum, or (C) the venue of such action or special proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such action or special proceeding; (v) consents to process being served in any such action or special proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; (vi) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING; and (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c) If the arbitrator(s) shall determine that any Dispute is not subject to arbitration, or the arbitrator(s) or any court or tribunal of competent jurisdiction shall refuse to enforce any provision of Section 11.10(a) or shall determine that any Dispute is not subject to arbitration as contemplated thereby, then, and only then, shall the alternative provisions of this Section 11.10(c) be applicable. Each Consenting Party, to the fullest extent permitted by law, (i) irrevocably agrees that unless the General Partner consents in writing to the selection of an alternative forum, any Dispute shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction over such Dispute; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING; and (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. The parties acknowledge that the fora designated by this Section 11.10(c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

Section 11.11. Expenses. Except as otherwise specified in this Agreement, the Partnership shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with its operation.

Section 11.12. Amendments and Waivers.

(a) Subject to this Section 11.12, this Agreement may be amended, supplemented, waived or modified by the General Partner in its reasonable discretion without the approval of any Limited Partner or other Person; provided that no amendment may materially and adversely affect the rights of a holder of Units, as such, other than on a pro rata basis with other holders of Units of the same Class without the prior written consent of such holder (or, if there is more than one such holder that is so affected, without the prior written consent of a majority in interest of such affected holders in accordance with their holdings of such Class of Units); provided, further, that no amendment may be made that would materially and adversely affect the rights of a particular Class without the prior written consent of a majority in interest of the holders of such Class; provided, further, that no amendment may be made that would materially and adversely affect the rights of the Subclass 3 FLP Unit Accounts without the prior written consent of a majority in interest by Capital Account balance of the holders of such Subclass 3 FLP Unit Accounts; provided, further, that no amendment may be made to Section 4.01 hereof without the prior written consent of Beneficient Holdings, Inc.; provided, further, however, that notwithstanding the foregoing, the General Partner may, without the written consent of any Limited Partner or any other Person, amend, supplement, waive or modify any provision of this Agreement or the Partnership Register and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (i) any amendment, supplement, waiver or modification that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of Units or any Class or series of equity interest in the Partnership pursuant to Section 7.01 (and subject to compliance with Section 7.10); (ii) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement, including pursuant to Section 7.01; (iii) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership; (iv) any amendment, supplement, waiver or modification that the General Partner determines in its reasonable discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; and/or (v) a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including a change in the dates on which distributions are to be made by the Partnership. For the avoidance of doubt, any amendment to Section 4.01, Section 4.02, the first sentence of Section 5.03, Section 5.04, Section 5.06, Section 7.02 (to the extent such amendment requires Units to be certificated), Section 7.08, Section 7.09, Section 7.10, Section 7.11, Section 7.12, Section 7.13, or, to the extent related to any of the foregoing, Section 1.01, in each case that in any way affects the rights of the holder(s) of any class of Preferred Series Unit Accounts shall be deemed to materially affect the rights of the holder(s) of such Class. Subject to any requirement herein to seek the consent of a particular Class, if consent from multiple holders is required to be obtained pursuant to this Section 11.12(a), then the consent of a majority in interest (calculated on an as converted basis, assuming all such holders had converted the Equity Securities held by them to Class A Units) of all such holders shall constitute the consent of all such holders. If an amendment has been approved in accordance with this Agreement, such amendment shall be adopted and effective with respect to all Partners. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Partner or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner and the Limited Partners shall be deemed a party to and bound by such amendment.

(b) Notwithstanding anything in this Agreement to the contrary, in addition to any required approval of any holder or Class pursuant to Section 11.12(a), any amendment, supplement, waiver or modification of the definitions of “Minimum Retained Earnings” or Section 4.01, shall require the approval of the Executive Committee.

(c) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(d) Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Partnership’s property.

Section 11.13. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than pursuant to Section 10.02); provided, however, that each employee, officer, director, agent or indemnitee of any Consenting Party or its Affiliates is an intended third party beneficiary of Section 11.10(a) and shall be entitled to enforce its rights thereunder.

Section 11.14. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 11.15. Power of Attorney. Each Limited Partner, by its execution hereof, hereby makes, constitutes and appoints the General Partner as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (a) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (b) the original certificate of limited partnership of the Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments (including consents and ratifications which the Limited Partners have agreed to provide upon a matter receiving the agreed support of the Limited Partners) deemed advisable by the General Partner to carry out the provisions of this Agreement (including the provisions of Section 8.03) and Law or to permit the Partnership to become or to continue as a limited partnership or partnership wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business; (d) all instruments that the General Partner deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the admission of additional Limited Partners or substituted Limited Partners pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the General Partner to effect the liquidation and termination of the Partnership; and (f) all fictitious or assumed name certificates required or permitted (in light of the Partnership’s activities) to be filed on behalf of the Partnership. It is expressly intended by each Limited Partner that the power of attorney granted by this Section 11.15 is coupled with an interest, shall be irrevocable, and shall survive and not be affected by the subsequent death, disability or incapacity of such Limited Partner (or if such Limited Partner is a corporation, partnership, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof).

Section 11.16. Separate Agreements; Schedules. Notwithstanding any other provision of this Agreement, including Section 11.12, the General Partner may, or may cause the Partnership to, without the approval of any Limited Partner or other Person, enter into separate subscription, letter or other agreements with individual Limited Partners with respect to any matter, which have the effect of establishing rights under, or altering, supplementing or amending the terms of, this Agreement. The parties hereto agree that any terms contained in any such separate agreement shall govern with respect to such Limited Partner(s) party thereto notwithstanding the provisions of this Agreement. The General Partner may from time to time execute and deliver to the Limited Partners schedules which set forth information contained in the books and records of the Partnership and any other matters deemed appropriate by the General Partner. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

Section 11.17. Partnership Status. The parties intend to treat the Partnership as a partnership for U.S. federal income tax purposes.

Section 11.18. Delivery by Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an email with scan attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of an email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the Effective Date.

GENERAL PARTNER:

BENEFICIENT COMPANY GROUP, L.L.C.

By:	Beneficient, its managing member

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President and Chief Legal Officer

[Signature Page to 9th A&R LPA of Beneficient Company Holdings, L.P.]

BENEFICIENT HOLDINGS, INC., solely with respect to Section 4.01

By:	/s/ Brad K. Heppner
Name:	Brad K. Heppner
Title:	Authorized Signatory

[Signature Page to 9th A&R LPA of Beneficient Company Holdings, L.P.]

Annex A

JOINDER AGREEMENT

Reference is made to the Ninth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P. (the “Partnership”), dated as of      , 2024 (as amended, the “Agreement”). All capitalized, but undefined terms used in this joinder agreement (this “Joinder Agreement”) shall have the meanings assigned to them in the Agreement.

By executing this Joinder Agreement, [Insert Name of New Limited Partner] (the “New Limited Partner”), hereby agrees that effective upon the execution of this Joinder Agreement by each of the parties hereto, it shall be bound by all of the terms and conditions of the Agreement and shall become a party to the Agreement. The execution by the New Limited Partner of this Joinder Agreement shall constitute its execution of a counterpart signature page to the Agreement.

Upon the execution of this Joinder Agreement by each of the parties hereto, the New Limited Partner shall be admitted as a Limited Partner of the Partnership effective as of [Insert Date].

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of ________________ ___, 202__.

[SIGNATURE BLOCK OF NEW LIMITED PARTNER]

Accepted and Agreed by:

GENERAL PARTNER:

BENEFICIENT COMPANY GROUP, L.L.C.

By:
Name:
Title:

Annex A

EXHIBIT A

Exchange Fund Portfolio Interests

Exhibit A

Exhibit 99.1

Beneficient Announces Reverse Stock Split to Regain Compliance with Nasdaq’s Minimum Bid Price

DALLAS – April 16, 2024 – Beneficient (Nasdaq: BENF), a technology-enabled platform providing liquidity and related trust and custody services to holders of alternative assets through its proprietary online platform, AltAccess, today announced a 1-for-80 reverse stock split (the “Reverse Stock Split”) of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). The Reverse Stock Split was previously approved by Beneficient’s stockholders on March 21, 2024.

Beneficient’s Class A Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BENF” and will begin trading on a split-adjusted basis when the market opens on Thursday, April 18, 2024. The new CUSIP number for Beneficient’s Common Stock following the Reverse Stock Split will be 08178Q309.

The Reverse Stock Split is intended to enable Beneficient to regain compliance with the minimum bid price requirement for continued listing on Nasdaq.

As a result of the Reverse Stock Split, every 80 shares of Beneficient’s issued and outstanding Common Stock as of the effective time will be combined into one share of Common Stock. In addition, the Reverse Stock Split will effect a reduction in the number of shares issuable pursuant to Beneficient’s equity awards, warrants and convertible preferred stock outstanding as of the effective time of the Reverse Stock Split with a corresponding increase in the exercise or conversion price per share. The par value and other terms of Beneficient’s Common Stock are not affected by the Reverse Stock Split. Also as a result of the Reverse Stock Split, the number of Beneficient’s authorized shares of Class A Common Stock and Class B Common Stock will be proportionally reduced from 1,500,000,000 and 20,000,000, respectively, to 18,750,000 and 250,000, respectively.

No fractional shares will be issued in connection with the Reverse Stock Split. Holders of Common Stock otherwise entitled to a fractional share will receive an additional share of Common Stock in lieu of a fractional share. Beneficient’s transfer agent, Continental Stock Transfer & Trust Co., will maintain the book-entry records for Beneficient’s Common Stock. Registered stockholders holding pre-split shares of Beneficient’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connect with the Reverse Stock Split.

Beneficient expects to have its number of shares of issued and outstanding Common Stock decrease from approximately 287,870,820 million of pre-split shares to approximately 3,598,386 million post-split shares outstanding as a result of the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in Beneficient’s definitive proxy statement on Schedule 14A that was filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2024.

For more information, visit www.trustben.com or follow on LinkedIn.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors – mid-to-high net worth individuals and small-to-midsized institutions – with early liquidity exit solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential liquidity exit options within minutes, while customers can log on to the AltAccess® portal to digitize their alternative assets in order to explore early exit opportunities, receive proposals for liquidity in a secure online environment, engage custodial services for the digital alternative assets and receive data analytics to better inform investment decision making. Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

Forward-Looking Statements

This communication includes forward-looking statements as defined under U.S. federal securities laws. Forward-looking statements include all statements that are not historical statements of fact, including related to statements about our plans, expectations and objectives with respect to the results and timing of the Reverse Stock Split, the trading of the Class A Common Stock on a split-adjusted basis and the effect the Reverse Stock Split will have on Beneficient’s ability to regain compliance with the Nasdaq listing standards. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this release. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents we file with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investors:

investors@beneficient.com

Media:

Longacre Square Partners

Greg Marose / Dan Zacchei

beneficient@longacresquare.com